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                                                                   Exhibit 10.16

                                                                  EXECUTION COPY

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                      CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                                  By and Among

                        DYNACS ENGINEERING COMPANY, INC.
                                   ("DYNACS"),

                               CERULEAN FXS, INC.
                                     ("FX")

                          CERULEAN COLORIZATION, L.L.C.
                                  ("CERULEAN"),

                                       And

                                  MICHAEL BURNS
                                 WILLIAM DALLAS
                                 JON FELTHEIMER
                          OFFENSE GROUP ASSOCIATES, LP
                                   ("MEMBERS")

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                                TABLE OF CONTENTS

ARTICLE 1    CONTRIBUTION AND EXCHANGE ........................................2
       1.1   Contribution of Membership Interests .............................2
       1.2   Contribution of Digital Shares ...................................2
       1.3   Delivery of FX Common Stock to the Members .......................2
       1.4   Delivery of FX Common Stock to Dynacs ............................2

ARTICLE 2    CLOSING; MEMBER REPRESENTATIVE ...................................2
       2.1   Closing ..........................................................2
       2.2   Member Representative ............................................3

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE MEMBERS ....................4
       3.1   Title to the Membership Interests ................................4
       3.2   Authority; Binding Obligation ....................................4
       3.3   No Conflicts .....................................................4
       3.4   Purchase for Investment ..........................................5
       3.5   Accredited Investor ..............................................5

ARTICLE 4    REPRESENTATIONS AND WARRANTIES
             OF CERULEAN AND BURNS ............................................5
       4.1   Due Formation ....................................................5
       4.2   Authority; Binding Obligation ....................................5
       4.3   Qualification ....................................................6
       4.4   No Conflicts .....................................................6
       4.5   Membership Interests .............................................6
       4.6   Charter Documents and Corporate Records ..........................7
       4.7   Financial Statements .............................................7
       4.8   No Material Adverse Change .......................................7
       4.9   Compliance with Laws .............................................7
       4.10  Permits ..........................................................8
       4.11  Orders and Actions ...............................................8
       4.12  Cerulean Material Contracts ......................................8
       4.13  Real Property ....................................................8
       4.14  Environmental Compliance Matters .................................9
       4.15  Receivables ......................................................9
       4.16  Accounts Payable ................................................10
       4.17  Tangible Property ...............................................10
       4.18  Intangible Property .............................................10
       4.19  Title to Assets and Properties ..................................10
       4.20  Liabilities .....................................................10
       4.21  Employee Benefits ...............................................11
       4.22  Employee Relations ..............................................11
       4.23  Insurance .......................................................12


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       4.24  Operations of Cerulean ..........................................12
       4.25  No Brokers ......................................................12
       4.25  Tax Matters .....................................................12
       4.26  Year 2000 Reprogramming .........................................13
       4.27  Full Disclosure .................................................13

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF DYNACS ........................13
       5.1   Title to the Digital Shares .....................................13
       5.2   Purchase for Investment .........................................14
       5.3   Accredited Investor .............................................14
       5.4   Due Incorporation ...............................................14
       5.5   Authority; Binding Obligation ...................................14
       5.6   Qualification ...................................................14
       5.7   No Conflicts ....................................................14
       5.8   Capital Stock of Dynacs .........................................15
       5.9   Capital Stock of FX .............................................16
       5.10  Charter Documents and Corporate Records .........................16
       5.11  Financial Statements ............................................17
       5.12  No Material Adverse Change ......................................17
       5.13  Compliance with Laws ............................................17
       5.14  Permits .........................................................18
       5.15  Orders and Actions ..............................................18
       5.16  Dynacs Material Contracts .......................................18
       5.17  Real Property ...................................................19
       5.18  Environmental Compliance Matters ................................20
       5.19  Receivables .....................................................20
       5.20  Tangible Property ...............................................20
       5.21  Intangible Property .............................................20
       5.22  Title to Assets and Properties ..................................21
       5.23  Liabilities .....................................................21
       5.24  Employee Benefits ...............................................21
       5.25  Employee Relations ..............................................22
       5.26  Insurance .......................................................22
       5.27  Operations of Dynacs ............................................22
       5.28  Subsidiaries and Affiliates .....................................23
       5.29  No Brokers ......................................................23
       5.30  Tax Matters .....................................................23
       5.31  Year 2000 Reprogramming .........................................23
       5.32  Full Disclosure .................................................24

ARTICLE 6    COVENANTS AND AGREEMENTS ........................................24
       6.1   Affirmative Covenants of Dynacs .................................24
       6.2   Negative Covenants of Dynacs ....................................26
       6.3   Affirmative Covenants of Cerulean ...............................26
       6.4   Salaries of Cerulean ............................................26
       6.5   Resignation of Burns as Manager .................................26


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       6.6   Shareholders Agreement ..........................................27
       6.7   Registration Agreement ..........................................27
       6.8   Exchange Agreement ..............................................27
       6.9   Loan to Burns ...................................................27
       6.10  First Refusal Agreement .........................................27
       6.11  Further Assurances ..............................................27

ARTICLE 7    CONDITIONS PRECEDENT TO THE OBLIGATIONS
             OF FX AND DYNACS TO CLOSE .......................................28
       7.1   Representations, Warranties and Covenants True ..................28
       7.2   Approvals and Consents ..........................................28
       7.3   Shareholders Agreement ..........................................28
       7.4   Registration Agreement ..........................................28
       7.5   Exchange Agreement ..............................................28
       7.6   Promissory Note and Security Agreement ..........................28
       7.7   First Refusal Agreement .........................................28
       7.8   Resignation of Burns as Manager .................................28
       7.9   Delivery of the Membership Interests ............................28
       7.10  Delivery of the FX Common Stock .................................29
       7.11  Articles of Incorporation of Dynacs .............................29
       7.12  Opinion of Counsel to Cerulean ..................................29
       7.13  Accounts Payable ................................................29

ARTICLE 8    CONDITIONS PRECEDENT TO THE OBLIGATIONS
             OF CERULEAN AND THE MEMBERS TO CLOSE ............................29
       8.1   Representations, Warranties and Covenants True ..................29
       8.2   Approvals and Consents ..........................................29
       8.3   Shareholders Agreement ..........................................29
       8.4   Registration Agreement ..........................................30
       8.5   Exchange Agreement ..............................................30
       8.6   Loan to Burns ...................................................30
       8.7   First Refusal Agreement .........................................30
       8.8   Delivery of FX Common Stock .....................................30
       8.9   Delivery of Digital Shares ......................................30
       8.10  Articles of Incorporation of Dynacs .............................30
       8.11  Opinion of Counsel to Dynacs and FX .............................30

ARTICLE 9    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; .....................30
             INDEMNIFICATION .................................................30
       9.1   Survival of Representations and Warranties ......................30
       9.2   Indemnification .................................................30

ARTICLE 10   MISCELLANEOUS ...................................................33
       10.1  Certain Definitions .............................................33
       10.2  Business Day ....................................................38
       10.3  Notices .........................................................38


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       10.4  Entire Agreement ................................................39
       10.5  Waivers and Amendments; Remedies ................................39
       10.6  Governing Law ...................................................40
       10.7  Binding Effect; No Assignment ...................................40
       10.8  Variations in Pronouns ..........................................40
       10.9  Counterparts ....................................................40
       10.10 Exhibits and Schedules ..........................................40
       10.11 Headings ........................................................40
       10.12 Severability ....................................................40
       10.13 Costs and Attorneys' Fees .......................................41
       10.14 No Adverse Construction .........................................41

                              INDEX OF APPENDICES

Exhibits:

Exhibit A    --      Members and Membership Interests; FX Shares
Exhibit B    --      Form of Shareholders Agreement
Exhibit C    --      Form of Registration Rights Agreement
Exhibit D    --      Form of Exchange Agreement
Exhibit E    --      Form of First Refusal Agreement
Exhibit F    --      Form of Promissory Note
Exhibit G    --      Form of Security Agreement
Exhibit H    --      Form of Amended and Restated Articles of
                     Incorporation of Dynacs
Exhibit I    --      Form of Opinion of Counsel to Cerulean
Exhibit J    --      Form of Opinion of Counsel to Dynacs

Schedules:

Schedule I   --      Member Disclosure Schedule


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                       CONTRIBUTION AND EXCHANGE AGREEMENT

            THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement"), is made and entered into as of August 12, 1999, by and among DYNACS ENGINEERING COMPANY, INC., a Florida corporation ("Dynacs"), CERULEAN FXS, INC., a Florida corporation ("FX"), CERULEAN COLORIZATION, L.L.C., a Delaware limited liability company ("Cerulean"), MICHAEL BURNS ("Burns") and the other members of Cerulean whose names appear on Exhibit A to this Agreement (the members of Cerulean, including Burns, are collectively referred to in this Agreement as the "Members" and each as a "Member"). Certain capitalized terms used in this Agreement are defined in Section 10.1.

                                    RECITALS

            A. The Members are the record and beneficial owners of the Membership Interests of Cerulean represented by the respective Percentage Interests set forth opposite their names on Exhibit A, constituting 100% of the Membership Interests of Cerulean.

            B. Dynacs is the record and beneficial owner of 500 shares (the "Digital Shares") of common stock, no par value (the "Digital Common Stock"), of Dynacs Digital Services, Inc., a Delaware corporation ("Digital"), constituting 100% of the outstanding capital stock of Digital.

            C. FX was formed for the purpose of effecting a combination of the businesses of Cerulean and Digital which, for federal income tax purposes, is intended to meet the requirements of Section 351 of the Code.

            E. To effect the combination, the Members desire to contribute their Membership Interests to FX in exchange for an aggregate of 20,000 shares of the common stock, par value $0.01 per share, of FX (the "FX Common Stock"), and Dynacs desires to contribute the Digital Shares to FX in exchange for an aggregate of 80,000 shares of FX Common Stock.

            F. In order to induce the Members and Cerulean to execute and deliver this Agreement and consummate the Contemplated Transactions, at the Closing (i) the Members, Dynacs and the capital stockholders of Dynacs are entering into a Shareholders Agreement in form and substance identical to Exhibit B attached to this Agreement (the "Shareholders Agreement"), relating to and providing for, among other things, the ownership of the capital stock of Dynacs, (ii) the Members and Dynacs are entering into a Registration Rights Agreement in form and substance identical to Exhibit C attached to this Agreement (the "Registration Agreement"), (iii) the Members and Dynacs are entering into an Exchange Agreement inform and substance identical to Exhibit D attached to this Agreement (the "Exchange Agreement"), relating to and providing for, among other things, the right of the Members to exchange their shares of FX Common Stock for shares of common stock, par value $.001 per share, of Dynacs (the "Dynacs Common Stock"), and (iv) Burns and Dynacs are entering into a Right of First Refusal Agreement in form and substance identical to Exhibit E attached to this Agreement (the "First Refusal Agreement"), providing Burns with a right of first refusal to acquire certain assets of Cerulean.
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                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, on the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE 1

                            CONTRIBUTION AND EXCHANGE

            1.1 Contribution of Membership Interests. At the Closing, each Member, severally and not jointly, agrees to contribute, assign, transfer and deliver to FX all of the Member's Membership Interests, and all right, title and interest of the Member in and to the Member's Membership Interests and Cerulean, and FX agrees to acquire the Membership Interests from each Member in exchange for an aggregate of 20,000 shares of FX Common Stock to be issued as provided in
Section 1.3 below. At the Closing, each Member shall deliver to FX an assignment transferring the Member's respective Membership Interests to FX, in form reasonably satisfactory to FX.

            1.2 Contribution of Digital Shares. At the Closing, Dynacs agrees to contribute, assign, transfer and deliver to FX all of the Digital Shares, and all right, title and interest of Dynacs in and to the Digital Shares, and FX agrees to acquire the Digital Shares from Dynacs in exchange for 80,000 shares of FX Common Stock to be issued as provided in Section 1.4 below. At the Closing, Dynacs shall deliver the stock certificate(s) representing the Digital Shares to FX, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

            1.3 Delivery of FX Common Stock to the Members. At the Closing, FX shall issue and deliver to each Member stock certificate(s) representing the number of validly issued, fully paid and nonassessable shares of FX Common Stock set forth opposite the Member's name on Exhibit A.

            1.4 Delivery of FX Common Stock to Dynacs. At the Closing, FX shall issue and deliver to Dynacs stock certificate(s) representing 80,000 validly issued, fully paid and nonassessable shares of FX Common Stock.

                                    ARTICLE 2

                         CLOSING; MEMBER REPRESENTATIVE

            2.1 Closing. The closing of the transactions contemplated by Article 1 and the consummation of the other Contemplated Transactions (the "Closing") shall take place at the offices of Dynacs Engineering Company, Inc., 35111 U.S. Highway 19 North, Suite 300, Palm Harbor, Florida 34684, at 10:00 a.m., local time, on Friday, August 13, 1999, or such other time or date as


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the parties may agree to in writing, following the satisfaction or waiver (by the party entitled to waive the same) of all conditions to the consummation of the Contemplated Transactions. The time and date upon which the Closing occurs is referred to in this Agreement as the "Closing Date".

            2.2 Member Representative

                  (a) The Member Representative (as defined below) is hereby appointed by and constitutes the authorized agent and attorney-in-fact of each of the Members, for and on behalf of the Members, to take any actions and make and deliver any certificate, notice, consent, instruction or instrument required or permitted to be taken, made or delivered by the Members under this Agreement or any other agreement to be delivered pursuant to this Agreement. In connection with the foregoing, the Member Representative may, at the sole cost and expense of the Members, hire or retain counsel, accountants and other professional advisors as determined by the Member Representative to be necessary, advisable or appropriate in order to carry out its obligations under this Section 2.2 and or the Charter Documents of Cerulean, and may rely in good faith upon the advice received from any of the foregoing Persons. A decision, act, consent or instruction of the Member Representative shall constitute a decision of all of the Members, and shall be final, binding and conclusive upon each of the Members, and Dynacs, FX and Cerulean may rely upon any decision, act, consent or instruction of the Member Representative as being the decision, act, consent or instruction of each and all of the Members. Notices or communications to or from the Member Representative with respect to this Agreement shall constitute notice to or from each of the Members, individually, and all of the Members, collectively. Dynacs, FX and Cerulean are relieved from any liability to any Person for any acts done by them in accordance with any decision, act, consent or instruction of the Member Representative made in accordance with this Section
2.2. Under no circumstances shall the Member Representative have any liability to the Members for any act or omission to act of the Member Representative while acting in his capacity as the Member Representative, unless the Member asserting liability is able to prove that the Member Representative was guilty of willful misconduct or bad faith. Each Member shall, severally but not jointly and pro rata based on the percentage of Membership Interests owned by the Member on the date of this Agreement as set forth on Exhibit A, indemnify, save and hold harmless the Member Representative from and against any and all Damages incurred in connection with, arising out of resulting from or incident to any act or omission to act of the Member Representative while acting in his capacity as the Member Representative, except to the extent caused by the willful misconduct or bad faith of the Member Representative.

                  (b) As used in this Agreement, the "Member Representative" shall mean Michael Burns, or any Person properly designated in writing delivered to Dynacs and the Members by Michael Burns, or his successors and assigns, as a successor Member Representative, but in no event may such successor Member Representative be an officer, director, shareholder, agent or affiliate of Dynacs.


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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

            Except as set forth in Schedule I to this Agreement, which Schedule shall refer to the relevant Sections of this Agreement (the "Member Disclosure Schedule"), each Member, severally and not jointly, represents and warrants to Dynacs and FX solely as to himself or itself as follows:

            3.1 Title to the Membership Interests. The Member owns beneficially and of record, and has good and marketable title to, the Membership Interests represented by the respective Percentage Interest set forth opposite the Member's name on Exhibit A, free and clear of any Liens and restrictions other than restrictions on transfer of the Membership Interests imposed upon a limited liability company member of Cerulean under the Charter Documents of Cerulean and restrictions generally imposed by the securities laws of the United States and of the various states, and, upon delivery of and issuance of FX Common Stock in exchange for the Membership Interests as provided in this Agreement, FX will acquire good and marketable title thereto, free and clear of any Liens and restrictions other than restrictions on transfer of the Membership Interests imposed upon a limited liability company member of Cerulean under the Charter Documents of Cerulean and restrictions generally imposed by the securities laws of the United States and of the various states. The Member has no outstanding contractual obligations or rights to purchase or otherwise acquire. whether from Cerulean or otherwise, any shares of capital stock or other ownership interests, or securities convertible or exchangeable into or exercisable for shares of capital stock or other ownership interests, of Cerulean.

            3.2 Authority: Binding Obligation. The Member has the full legal capacity and all authority required to execute, deliver and perform his or its obligations under this Agreement, to sell his or its respective Membership Interests and to consummate the Contemplated Transactions to which the Member is a party. This Agreement has been duly and validly executed and delivered by the Member and constitutes the Member`s legal, valid and binding obligation, enforceable against the Member in accordance with its terms.

            3.3 No Conflicts. The execution, delivery and performance by the Member of this Agreement and each other agreement to be delivered by the Member pursuant to this Agreement, the compliance by the Member with the terms and provisions of this Agreement and each other agreement to be delivered by the Member pursuant to this Agreement, and the consummation of the Contemplated Transactions to which the Member is a party, will not (i) require the Member to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any Person; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification or acceleration of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate or a right of first refusal, or constitute (or with notice or lapse of time or both, constitute) a default under, any Contract to which the Member is a party or by or to which the Member or any of the Member's assets or properties may be bound or subject, or result in the creation of any Lien upon the assets or properties of the Member pursuant to the terms of any of these Contracts; or (iii) violate any Law or Order against, or binding upon, the Member or his or its assets or properties.


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            3.4 Purchase for Investment. The Member is acquiring the shares of
FX Common Stock for investment purposes only and not with a view to the sale or distribution thereof in violation of any applicable federal or state securities laws; provided that nothing contained in this Section 3.4 shall prevent the Member from transferring shares of FX Common Stock in compliance with the provisions of this Agreement, the Exchange Agreement and the Shareholders Agreement. The Member acknowledges that the shares of FX Common Stock to be acquired by the Member pursuant to this Agreement are not registered under the Securities Act of 1933, as amended (the "Securities Act") and cannot be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption from the Securities Act. The Member acknowledges that the certificate(s) representing the shares of FX Common Stock shall bear a legend in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            3.5 Accredited Investor. The Member is an "accredited investor" as that term is defined in Rule 501(a) of the General Rules and Regulations under the Securities Act.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                              OF CERULEAN AND BURNS

            Except as set forth in the disclosure letter delivered by the Member Representative to Dynacs concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "Cerulean Disclosure Letter"), Cerulean and Burns represent and warrant to Dynacs and FX as follows:

            4.1 Due Formation. Cerulean is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority as a limited liability company to own, lease and operate its properties and to carry on its business as it is now conducted and has been conducted prior to the date of this Agreement.

            4.2 Authority; Binding Obligation. Cerulean has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Contemplated Transactions to which it is a party. This Agreement has been duly executed and delivered by Cerulean and constitutes, and as of the Closing, each other agreement to be delivered by Cerulean pursuant to this Agreement will be duly executed and delivered by Cerulean and will constitute, Cerulean's legal, valid and binding obligations, enforceable against Cerulean in accordance


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with their respective terms. Cerulean has taken all action necessary to authorize the execution and deliver of this Agreement and each other agreement to be delivered by Cerulean pursuant to this Agreement, the performance by Cerulean of its obligations under this Agreement and under each other agreement to be delivered by Cerulean pursuant to this Agreement and the consummation of the Contemplated Transactions to which it may be a party.

            4.3 Qualification. Cerulean is duly qualified or otherwise authorized as a foreign company to transact business and is in good standing in each jurisdiction in which this qualification or authorization is required by law and in which the failure so to qualify or be authorized would have a material adverse effect on the Condition of Cerulean.

            4.4 No Conflicts. The execution, delivery and performance by Cerulean of this Agreement and each other agreement to be delivered by Cerulean pursuant to this Agreement, the compliance by Cerulean with the terms and provisions of this Agreement and each other agreement to be delivered by Cerulean pursuant to this Agreement, and the consummation of the Contemplated Transactions do not and will not (i) violate any provision of the Charter Documents of Cerulean as in effect on the date of this Agreement; (ii) require Cerulean to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any Person; (iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification or acceleration of the effect of otherwise cause the termination of or give any other contracting party the right to terminate or a right of first refusal, or constitute (or with notice or lapse of time or both, constitute) a default under, any Contract to which Cerulean is a party or by or to which Cerulean or any of its assets or properties may be bound or subject, or result in the creation of any Lien upon the assets or properties of Cerulean pursuant to the terms of any these Contracts; (iv) violate any Law or Order against, or binding upon, Cerulean or upon its respective securities, properties or business; or (v) violate or result in the revocation or suspension of any Permit.

            4.5 Membership Interests. Exhibit A to this Agreement sets forth a complete list of all Persons who own any Membership Interests and the respective Percentage Interests owned by each of these Persons. Except as set forth in the Cerulean Disclosure Letter, there are no options, warrants, agreements, convertible securities, exchangeable securities, commitments or other rights outstanding which afford any Person the right to purchase or otherwise acquire from Cerulean any Membership Interests or any other equity security of Cerulean or that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of Membership Interests of Cerulean. There are no options, warrants, agreements, convertible securities, exchangeable securities, commitments or other rights outstanding pursuant to which Cerulean may become obligated to purchase or redeem any Membership Interests or other securities of Cerulean. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Members of Cerulean may vote. The Membership Interests constitute all of the outstanding equity securities of Cerulean. The Membership Interests are owned of record and beneficially by, and are represented by the respective Percentage Interests set forth opposite the names of, the Persons set forth on Exhibit A to this Agreement. To the knowledge of Cerulean and Burns, the Membership Interests are owned free and clear of any Liens and restrictions other than restrictions on transfer of the Membership Interests imposed upon a limited liability company member of Cerulean under the Charter Documents of Cerulean, restrictions imposed by this Agreement or any other agreement to be delivered pursuant to this Agreement and restrictions


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generally imposed by the securities laws of the United States and of the various states.. The Membership Interests have not been issued in violation of, and the Membership Interests are not subject to, any purchase option, call, right of first refusal, preemptive right, subscription or similar right under any provision of applicable law, the Charter Documents of Cerulean, any Contract to which Cerulean is a party or by or to which Cerulean or any of its assets or properties may be bound or subject or otherwise. Other than the Charter
Documents of Cerulean, this Agreement and any other agreement to be delivered pursuant to this Agreement, the Membership Interests are not subject to any voting trust agreement or, to the knowledge of Cerulean and Burns, any other Contract, arrangement, commitment or understanding, including any Contract, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Membership Interests.

            4.6 Charter Documents and Corporate Records. Cerulean has previously delivered to Dynacs true and complete copies of the Charter Documents of Cerulean, as in effect on the date of this Agreement, including Cerulean's Certificate of Formation as certified by the Secretary of State of Delaware and Cerulean's operating agreement. No records of meetings or consents in lieu of meetings of the Members have been prepared since Cerulean's date of formation.

            4.7 Financial Statements The unaudited balance sheet of Cerulean as at June 24, 1999 and the related statement of income for the period from January 1, 1999 through June 24, 1999 have previously been delivered to Dynacs. (The unaudited financial statements of Cerulean as at June 24, 1999 and for the period from January 1, 1999 through June 24, 1999 are sometimes referred to in this Agreement as the "Cerulean Financials", and the balance sheet as at June 24, 1999 included in the Cerulean Financials is sometimes referred to in this Agreement as the "Cerulean Balance Sheet".) The Cerulean Financials fairly present the financial position and results of operations of Cerulean as at June 24, 1999 and for the period from January 1, 1999 through June 24, 1999 subject to normal year-end adjustments that may be required in the ordinary course of business.

            4.8 No Material Adverse Change. Since December 31, 1998, the business of Cerulean has been conducted in the ordinary course consistent with past practice and there has been no material adverse change in the Condition of Cerulean, and Cerulean does not know of any material adverse change in the Condition of Cerulean which is threatened, nor has there been any damage; destruction or loss which could have or has had a material adverse effect on the Condition of Cerulean, whether or not covered by insurance.

            4.9 Compliance with Laws. Except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Condition of Cerulean, Cerulean and its respective officers, employees, agents and representatives, are and at all times have been in compliance in all material respects with all applicable Laws and Orders relating to Cerulean or the conduct of its business or operations or the use of its assets or properties, including, without limitation, (i) regulations and requirements of the Occupational Safety and Health Administration or (ii) any Safety and Environmental Laws. There are no bases or grounds for any Action with respect to Cerulean relating to, or arising under, any Law or Order which, individually or in the aggregate, could have a material adverse effect on the Condition of Cerulean, and Cerulean has not received and does not know of the issuance of any written notice of any violation or alleged violation of any Law or Order by any Governmental Body.

            4.10 Permits. Cerulean has all Permits that are material to the conduct of Cerulean's business including, without limitation, all Permits relating to compliance with Safety and Environmental Laws. All of these Permits and are in full force and effect; no material violations have been recorded or exist in respect of any of these Permits; and no proceeding is pending or, to the knowledge of Cerulean and Burns, threatened, to revoke or limit any Permit. Cerulean has not received any notice from any source to the effect that there is lacking any material Permit required in connection with the current use or operation of the assets, properties or business of Cerulean.

            4.11 Orders and Actions. There are no outstanding Orders against or involving Cerulean. There are no Actions (whether or not the defense of the Action or liabilities in respect of the Action are covered by insurance) pending or, to the knowledge of Cerulean and Burns, threatened against or involving or affecting Cerulean or any of its assets or properties which seek to invalidate the Contemplated Transactions or to recover any Damages or to obtain any other relief as a result of this Agreement or the Contemplated Transactions, or which, individually or in the aggregate, could have a material adverse effect upon the Condition of Cerulean or upon the consummation of the Contemplated Transactions. To the knowledge of Cerulean and Burns, there is no fact, event or circumstance that may give rise to any Action described in the immediately preceding sentence. All notices required to have been given to any insurance company listed as insuring against any Action have been timely and duly given and no insurance company has asserted, orally or in writing, that any Action is not covered by the applicable policy relating to the Action. There are no Actions pending or, to the knowledge of Cerulean and Burns, threatened that would give rise to any right of indemnification on the part of any Member or officer of Cerulean or the heirs, executors or administrators of a Member or officer of Cerulean against Cerulean or any successor to the business of Cerulean.

            4.12 Cerulean Material Contracts. The Cerulean Disclosure Letter contains a true and complete list of all Cerulean Material Contracts to which Cerulean is a party or by or to which any of its assets or properties are bound or subject. Cerulean has delivered or made available to Dynacs true and complete copies of all of the Cerulean Material Contracts set forth in the Cerulean Disclosure Letter. All of the Cerulean Material Contracts referred to in the Cerulean Disclosure Letter are valid and binding upon Cerulean and, to the knowledge of Cerulean and Burns, on the other parties to the Cerulean Material Contracts in accordance with their terms. Cerulean is not in default in any material respect under any of the Cerulean Material Contracts, nor does any condition exist that with notice or lapse of time or both would constitute a material default under any Cerulean Material Contract or that would give to any party to any Cerulean Material Contract any right of termination, first refusal, cancellation, acceleration or modification of any Cerulean Material Contract. To the knowledge of Cerulean and Burns, no other party to any Cerulean Material Contract is in default under any Cerulean Material Contract in any material respect nor does any condition exist that with notice or lapse of time or both would constitute a default under any Cerulean Material Contract.

            4.13 Real Property. Cerulean does not own any real property. Cerulean has previously delivered to Dynacs true, correct and complete copies of all leases, subleases. licenses and other agreements (including all modifications, amendments and supplements thereto) (collectively, the "Cerulean Real Property Leases") under which Cerulean uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Cerulean Real Property Leases are referred to in this Agreement as the "Cerulean Leased Real Property"). Each Cerulean Real Property Lease is valid, binding and in full force and effect and covers the entire estate it purports to cover, all rent and other sums and charges payable by Cerulean as tenant under each Cerulean Real Property Lease are current, no notice of default or termination under any Cerulean Real Property Lease is outstanding, no termination event or condition or uncured default on the part of Cerulean or, to the knowledge of Cerulean and the Burns, the landlord, exists under any Cerulean Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default or termination event or condition under any Cerulean Real Property Lease. There is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Cerulean Leased Real Property which was granted by Cerulean and which is superior to the interest of Cerulean as tenant under the applicable Cerulean Real Property Lease. Cerulean does not have any ownership, financial or other interest in the landlord under any Cerulean Real Property Lease. There are no leases, subleases, licenses or other agreements granting to any Person other than Cerulean the right to possession, use, occupancy or enjoyment of any Cerulean Leased Real Property or portion of any Cerulean Leased Real Property.

            4.14 Environmental Compliance Matters. (1) Cerulean has inspected the Cerulean Leased Real Property and neither Cerulean nor Burns has reason to believe that there may be Hazardous Substances incorporated in or deposited, stored or buried at or upon any Cerulean Leased Real Property; (2) to the knowledge of Cerulean and Burns, no Cerulean Leased Real Property has ever been used as a waste disposal site or a storage site for petroleum products or chemicals; (3) to the knowledge of Cerulean and Burns, no existing structures on any Cerulean Leased Real Property contain asbestos; (4) to the knowledge of Cerulean and Burns. there are not now any underground storage tanks on any Cerulean Leased Real Property; (5) Cerulean has not allowed, with the knowledge or consent of Cerulean, any Person occupying any Cerulean Leased Real Property to bring Hazardous Substances onto any Cerulean Leased Real Property or to process or store any Hazardous Substances on any Cerulean Leased Real Property and, to the knowledge of Cerulean and Burns, no Hazardous Substance has been released into the environment by Cerulean that may present an imminent and substantial endangerment to human health; (6) Neither Cerulean nor Burns is aware of any complaints on file or matters pending in any federal or state environmental protection offices involving any allegation of Hazardous Substances on any Cerulean Leased Real Property; and (7) Cerulean has not received notice from any environmental board, agency or authority requiring the removal of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of Cerulean Leased Real Property or any portion of the Cerulean Leased Real Property with respect to the removal of any Hazardous Substances or other alleged harmful materials or wastes.

            4.15 Receivables. All accounts and notes receivable reflected on the Cerulean Balance Sheet and all accounts and notes receivable arising subsequent to June 24, 1999 (i) have arisen in the ordinary course of business of Cerulean and (ii) are subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of Cerulean in the aggregate recorded amounts thereof in accordance with their terms.

            4.16 Accounts Payable. The Cerulean Disclosure Letter sets forth a true and complete schedule of the accounts payable of Cerulean as of a date within 5 business days prior to the date of this Agreement, setting forth a description of the accounts payable including the names of the account creditors and the balance amount. The accounts payable of Cerulean created after the date specified in the Cerulean Disclosure Letter have arisen in the ordinary course of business of Cerulean consistent with past practice.

            4.17 Tangible Property. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of Cerulean are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use.

            4.18 Intangible Property. The Cerulean Disclosure Letter sets forth all patents, trademarks, copyrights, service marks, trade names and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Cerulean relating to any of the foregoing and any other names used by Cerulean in connection with its business (the "Cerulean Intangible Property"). Cerulean has the right to use, free and clear of any Lien or rights of others, all of the Cerulean Intangible Property and all trade secrets, inventions, know-how, processes, technology, blueprints and designs utilized in or incident to its business as presently conducted or as being developed ("Cerulean Trade Secrets"). There is no other Cerulean Intangible Property which is material to the business of Cerulean as presently conducted or as being developed. Cerulean does not have notice of any adversely held invention, trademark, service mark, copyright or trade name of any other Person or notice of, and there is no present or threatened use or encroachment of, any claim of any other Person relating to any of the Cerulean Intangible Property or any Cerulean Trade Secret or confidential information of Cerulean, and neither Cerulean nor Burns knows of any basis for any of these charges or claims. All of the Permits, grants and licenses or other rights relating to any of the foregoing and set forth on the Cerulean Disclosure Letter are valid and binding upon Cerulean in accordance with their terms. Cerulean is not in default in any material respect under any of the Cerulean Intangible Property or any Cerulean Trade Secret, nor does any condition exist that with notice or lapse of time or both would constitute a material default under any of the Cerulean Intangible Property or any Cerulean Trade Secret. To the knowledge of Cerulean and Burns, no other party is in default under any of the Cerulean Intangible Property or any Cerulean Trade Secret in any material respect nor does any condition exist that with notice or lapse of time or both would constitute a material default by any other party under any of the Cerulean Intangible Property or any Cerulean Trade Secret.

            4.19 Title to Assets and Properties. Cerulean has good and marketable title to, or a valid right to use, all assets and properties used by it in the conduct of its business, free and clear of any Lien other than Liens which would not, individually or in the aggregate, have a material adverse effect on the Condition of Cerulean. No mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of these assets has been recorded, filed, executed or delivered.

            4.20 Liabilities Cerulean does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, direct or indirect through any Affiliate, of a kind required by GAAP to be set forth in financial statements or in the notes to the financial statements ("Liabilities"), that were not fully and adequately reflected or reserved against on the Cerulean Balance Sheet, except for (i) Contracts entered into in the ordinary course of business which are not required to be disclosed on the Cerulean Disclosure Letter (none of which are reflected in the Cerulean Financials) and (ii) current Liabilities incurred in the ordinary course of business since June 24, 1999, which are properly reflected on Cerulean's books and records and which are not inconsistent with the other representations, warranties and agreements of Cerulean set forth in this Agreement. Neither Cerulean nor Burns has knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of Cerulean except in the ordinary course of business.

            4.21 Employee Benefits. Cerulean has delivered or made available to Dynacs true and correct copies of all plans and other arrangements involving direct or indirect compensation or benefits to Members, officers or consultants or providing employee benefits to employees of Cerulean, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Cerulean Plans"). All Cerulean Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except for any failure to comply which would not have a material adverse effect on the Condition of Cerulean. No Cerulean Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither Cerulean nor any ERISA Affiliate of Cerulean has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Cerulean Plan, which failure would have a material adverse effect on the Condition of Cerulean. Except as required by Section 4980B of the Code, neither Cerulean nor any ERISA Affiliate of Cerulean has promised any former employee or other individual not employed by Cerulean or any ERISA Affiliate of Cerulean, medical or other benefit coverage, and neither Cerulean nor any ERISA Affiliate of Cerulean maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by Cerulean or any ERISA Affiliate of Cerulean except to the extent required by applicable law.

            4.22 Employee Relations. Since Cerulean's formation, none of Cerulean's employees are or have been represented by any union or collective bargaining group or association with respect to their employment with Cerulean and Cerulean is not, and has not been, engaged in, and has not planned and is not planning to engage in, any arrangement or agreement with any union or collective bargaining group or association. There is no organizing activity involving Cerulean that is pending or threatened by any labor organization or group of employees. There are no representation proceedings pending or threatened before the National Labor Relations Board, and no labor organization or group of employees of Cerulean has made a pending demand for recognition. To the knowledge of Cerulean and Burns, Cerulean has not engaged since its formation, and is not engaged, in any unfair labor practice and there are no pending or, to the knowledge of Cerulean and Burns, threatened, unfair labor practice charges or any other employee-related charges or complaints against Cerulean before the National Labor Relations Board or any other Governmental Body. Cerulean has not at any time since its formation had, nor, to the knowledge of Cerulean and Burns, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble that had or may have a material adverse effect on the Contemplated Transactions or the Condition of Cerulean.

            4.23 Insurance. Cerulean has delivered or made available to Dynacs a true and correct list of all policies of insurance, including the types and coverage amounts of the insurance, owned by Cerulean or in which Cerulean is named as an insured party or beneficiary, in each case in connection with Cerulean's business. True and correct copies of all of these policies have been delivered or made available to Dynacs. All of these policies are in full force and effect and Cerulean has not received any notice of cancellation of any of these insurance policies.

            4.24 Operations of Cerulean. Since June 24, 1999, Cerulean has conducted its business in all material respects in the ordinary and usual course consistent with past practice, and there has not been (a) any event or occurrence which could result in a material adverse effect on the Condition of Cerulean, (b) any material change in accounting methods, principles and practices by Cerulean (except for any changes required by reason of a concurrent change in GAAP), (c) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the Condition of Cerulean, or (d) any entry by Cerulean into any commitment or transaction material to the business of Cerulean which is not in the ordinary course of business consistent with past practice.

            4.25 No Brokers. Cerulean has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Cerulean; a Member, FX or Dynacs to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiation, execution or performance of this Agreement and Cerulean is not aware of any claim for any of these payments.

            4.26 Tax Matters. Cerulean (i) has prepared and duly and timely filed all Tax Returns required to be filed (subject to any extensions applicable to the Tax Return) and all of these Tax Returns accurately reflect the Tax liability of Cerulean in all material respects for the periods to which they relate, (ii) has paid all Taxes shown to be due and payable on the Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter, or other notice received by it, and (iii) has properly accrued all Taxes for the periods subsequent to the periods covered by the Tax Returns, except for any Taxes which would not have a material adverse effect on the Condition of Cerulean. Cerulean's Tax Returns have not been examined by any appropriate taxing authority. Cerulean has not executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Cerulean is not a party to any pending action or proceeding by any Governmental Body for assessment or collection of Taxes, and to the knowledge of Cerulean and Burns, no claim for assessment or collection of Taxes has been asserted against Cerulean. Cerulean has delivered or made available to Dynacs true and correct copies of all Tax Returns with respect to all of the tax years filed by Cerulean since formation and all communications relating to these Tax Returns. All Taxes which Cerulean is required to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required; have been paid over to the proper Governmental Body.

            4.27 Year 2000 Reprogramming. The costs to Cerulean of (i) any reprogramming required to permit the proper functioning, in and following the year 2000, of Cerulean's (A) computer systems and (B) equipment containing embedded microchips (including systems and equipment supplied by others), (ii) the testing of all such systems and equipment and (iii) the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not have a material adverse effect on the Condition of Cerulean. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Cerulean are sufficient to permit Cerulean to conduct its business substantially as it is conducted on the date hereof.

            4.28 Full Disclosure. All Documents (including the schedules and exhibits to the Documents) delivered by or on behalf of Cerulean in connection with this Agreement and the Contemplated Transactions are true, complete and authentic or are true and complete copies, in all material respects, of authentic Documents. No representation or warranty of Cerulean contained in this Agreement, and no Documents furnished by or on behalf of Cerulean to Dynacs pursuant to this Agreement or in connection with the Contemplated Transactions contains, when read in conjunction with all other papers, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that Cerulean has not disclosed to Dynacs or its representatives that materially adversely affects, or will materially adversely affect, the Condition of Cerulean or the consummation of the Contemplated Transactions.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTEES OF DYNACS

            Except as set forth in the disclosure letter delivered by Dynacs to Cerulean and the Member Representative concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "Dynacs Disclosure Letter"), Dynacs represents and warrants to Cerulean and each of the Members as follows:

            5.1 Title to the Digital Shares. Dynacs owns beneficially and of record, and has good and marketable title to, the Digital Shares, free and clear of any Liens and restrictions other than restrictions generally imposed by the securities laws of the United States and of the various states, and, upon delivery of and issuance of FX Common Stock in exchange for the Digital Shares as provided in this Agreement, FX will acquire good and marketable title thereto, free and clear of any Liens and restrictions other than restrictions generally imposed by the securities laws of the United States and of the various states. The Digital Shares constitute all of the issued and outstanding shares of capital stock of Digital and Dynacs does not own of record or beneficially any other shares of capital stock of Digital. Dynacs has no outstanding contractual obligations or rights to purchase or otherwise acquire, whether from Digital or otherwise, any shares of capital stock or other ownership interests, or securities convertible or exchangeable into or exercisable for shares of capital stock or other ownership interests, of Digital.

            5.2 Purchase for Investment. Dynacs is acquiring the shares of FX Common Stock for investment purposes only and not with a view to the sale or distribution thereof in violation of any applicable federal or state securities laws. Dynacs acknowledges that the shares of FX Common Stock to be acquired by it pursuant to this Agreement are not registered under the Securities Act and cannot be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption from the Securities Act. Dynacs acknowledges that the certificate(s) representing the shares of FX Common Stock shall bear a legend in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            5.3 Accredited Investor. Dynacs is an "accredited investor" as that term is defined in Rule 501(a) of the General Rules and Regulations under the Securities Act.

            5.4 Due Incorporation. Dynacs, each of its Subsidiaries and FX are each a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted and has previously been conducted.

            5.5 Authority; Binding Obligation. Each of Dynacs and FX has all the requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the Contemplated Transactions to which it is a party. This Agreement has been duly executed and delivered by Dynacs and FX and constitutes, and as of the Closing each other agreement to be delivered by Dynacs and FX pursuant to this Agreement will be duly executed and delivered by Dynacs and FX and will constitute, each of Dynacs' and FX's legal, valid and binding obligations, enforceable against Dynacs and FX in accordance with their respective terms. Each of Dynacs and FX has taken all action necessary to authorize the execution and delivery of this Agreement and each other agreement to be delivered by Dynacs and FX pursuant to this Agreement, the performance by Dynacs and FX of each of its obligations under this Agreement and under each other agreement to be delivered by Dynacs and FX pursuant to this Agreement and the consummation of the Contemplated Transactions to which Dynacs and FX may be a party.

            5.6 Qualification. Dynacs, each of its Subsidiaries and FX are each duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which this qualification or authorization is required by law and in which the failure so to qualify or be authorized would have a material adverse effect on the Condition of Dynacs or FX.

            5.7 No Conflicts. The execution, delivery and performance by Dynacs and FX of this Agreement and each other agreement to be delivered by Dynacs and FX pursuant to this Agreement, the compliance by Dynacs and FX with the terms and provisions of this Agreement and each other agreement to be delivered by Dynacs and FX pursuant to this Agreement, and the consummation of the Contemplated Transactions do not and will not (i) violate any provision of the respective Charter Documents of Dynacs or any of its Subsidiaries or FX; (ii) require Dynacs or any of its Subsidiaries or FX to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any Person, including, without limitation, the SBA, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Condition of Dynacs;
(iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification or acceleration of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate or a right of first refusal, or constitute (or with notice or lapse of time or both, constitute) a default under, any Dynacs Material Contract to which Dynacs or any of its Subsidiaries or FX is a party or by or to which Dynacs or any of its Subsidiaries or FX or any of their respective assets or properties may be bound or subject, or result in the creation of any Lien upon the assets or properties of Dynacs or any of its Subsidiaries or FX pursuant to the terms of any Dynacs Material Contract; (iv) violate any Law or Order against, or binding upon, Dynacs or any of its Subsidiaries or FX or upon their respective securities, properties or business, except where such violation would not, individually or in the aggregate, have a material adverse effect on the Condition of Dynacs; (v) violate or result in the revocation or suspension of any Permit, including, without limitation, any Permit under the 8(a) Program, except where such violation, revocation or suspension would not, individually or in the aggregate, have a material adverse effect on the Condition of Dynacs; or
(vi) have a material adverse effect on Dynacs' participation in the 8(a)
Program.

            5.8 Capital Stock of Dynacs. The authorized capital stock of Dynacs consists solely of 10,000,000 shares of Dynacs Common Stock, of which only 4,453,750 shares are issued and outstanding (the "Dynacs Shares"). All of the Dynacs Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or any other agreement to be delivered pursuant to this Agreement or as set forth in the Dynacs Disclosure Letter, there are no shares of capital stock of Dynacs reserved for issuance. Except as contemplated by this Agreement or any other agreement to be delivered pursuant to this Agreement or as set forth in the Dynacs Disclosure Letter, there are no options, warrants, agreements, convertible securities, exchangeable securities, commitments or other rights outstanding which afford any Person the right to purchase or otherwise acquire from Dynacs or any of its Subsidiaries any shares of Dynacs Common Stock or any other equity security of Dynacs or any of its Subsidiaries or that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Dynacs or any of its Subsidiaries. Except as contemplated by this Agreement or any other agreement to be delivered pursuant to this Agreement or as set forth in the Dynacs Disclosure Letter, there are no options, warrants, agreements, convertible securities, exchangeable securities, commitments or other rights outstanding pursuant to which Dynacs or any of its Subsidiaries may become obligated to purchase or redeem any shares of capital stock or other securities of Dynacs or any of its Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of Dynacs may vote. The Dynacs Shares constitute all of the outstanding capital stock of Dynacs. The Dynacs Shares are owned of record and beneficially by, and in the amounts set forth opposite the names of, the Persons set forth in the Dynacs Disclosure Letter. The Dynacs Shares have not been issued in violation of, and, except as contemplated by this Agreement or any other agreement to be delivered pursuant to this Agreement or as set forth in the Dynacs Disclosure Letter, neither the Dynacs Shares nor any shares of capital stock of any Subsidiary of Dynacs are subject to, any purchase option, call, right of first refusal, preemptive right, subscription or similar right under any provision of applicable law, the Charter Documents of Dynacs, any Contract to which Dynacs or any of its Subsidiaries is a party or by or to which Dynacs or any of its Subsidiaries or any of their respective assets or properties may be bound or subject or otherwise. Other than this Agreement and any other agreement to be delivered pursuant to this Agreement, neither the Dynacs Shares nor any shares of capital stock of any Subsidiary of Dynacs are subject to any voting trust agreement or, to the knowledge of Dynacs, any other Contract, arrangement, commitment or understanding, including any Contract, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Dynacs Shares or any shares of capital stock of any Subsidiary of Dynacs. Other than under the Registration Agreement, Dynacs has not agreed to register under the Securities Act any of its authorized or outstanding securities.

            5.9 Capital Stock of FX. FX is authorized to issue 100,000 shares of FX Common Stock, of which the 20,000 and 80,000 shares of FX Common Stock to be issued to the Members and Dynacs, respectively, at the Closing (collectively, the "FX Shares") shall be the only shares of FX Common Stock outstanding immediately following the Closing. As of the Closing Date, the FX Shares will be duly authorized and, when issued in exchange for the Membership Interests and the Digital Shares pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens and restrictions other than Liens that might have been created by the Members or Dynacs, restrictions imposed by this Agreement or any other agreement delivered pursuant to this Agreement and restrictions generally imposed by the securities laws of the United States and of the various states. At the Closing, the FX Shares will be the only shares of capital stock of FX reserved for issuance. There are no options, warrants agreements, convertible securities, exchangeable securities, commitments or other rights outstanding which afford any Person the right to purchase or otherwise acquire from FX any shares of FX Common Stock or any other equity security of FX or that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of FX. There are no options, warrants, agreements, convertible securities, exchangeable securities, commitments or other rights outstanding pursuant to which FX may become obligated to purchase or redeem any shares of capital stock or other securities of FX. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of FX may vote. FX has not agreed to register under the Securities Act any of its authorized or outstanding securities.

            5.10 Charter Documents and Corporate Records. Dynacs has previously delivered to Cerulean and the Member Representative true and complete copies of the Charter Documents of Dynacs and each of its Subsidiaries and FX, all as in effect on the date of this Agreement. The minute books of Dynacs and each of its Subsidiaries and FX have been made available to each of Cerulean and the Member Representative for their inspection. The stock books of Dynacs and each of its Subsidiaries and FX have been made available to Cerulean and the Member Representative and are true and complete in all material respects.

            5.11 Financial Statements

                  (a) Audited Financials. The audited consolidated balance sheets of Dynacs as at December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the fiscal years then ended, including the notes (and schedules) to these financial statements, certified by independent certified public auditors to Dynacs, have previously been delivered to Cerulean and the Member Representative. (These financial statements of Dynacs, including the notes (and schedules), are sometimes referred to in this Agreement as the "Dynacs Audited Financials".) The Dynacs Audited Financials fairly present the financial position and results of operations of Dynacs as at the dates of and for the periods set forth in the Dynacs Audited Financials in accordance with GAAP.

                  (b) Financials. The unaudited consolidated balance sheets of Dynacs and its Subsidiaries as at December 31, 1998 and May 31, 1999 and the related consolidated statements of income and retained earnings for the twelve months ended December 31, 1998 and the five months ended May 31, 1999 have previously been delivered to Cerulean and the Member Representative. (The unaudited financial statements of Dynacs and its Subsidiaries for the twelve months ended December 31, 1998 and the five months ended May 31, 1999 are sometimes referred to in this Agreement as the "Dynacs Financials", and the balance sheet as at May 31, 1999 included in the Dynacs Financials is sometimes referred to in this Agreement as the "Dynacs Balance Sheet".) The Dynacs Financials have been prepared in accordance with GAAP (with the only exceptions that no notes nor statements of cash flows have been prepared with respect to the Dynacs Financials), consistent with the Dynacs Audited Financials, and fairly present the financial position and results of operations of Dynacs and its Subsidiaries as at and for the periods set forth in the Dynacs Financials, and are not subject to year-end adjustments except for normal year-end adjustments that may be required in the ordinary course of business.

            5.12 No Material Adverse Change. Since December 31, 1998, the business of Dynacs and each Subsidiary of Dynacs has been conducted in the ordinary course consistent with past practice and there has been no material adverse change in the Condition of Dynacs, and Dynacs does not know of any material adverse change in the Condition of Dynacs which is threatened, nor has there been any damage, destruction or loss which could have or has had a material adverse effect on the Condition of Dynacs, whether or not covered by insurance.

            5.13 Compliance with Laws. Except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Condition of Dynacs, Dynacs and each of its Subsidiaries and their respective officers, employees, agents and representatives, are and at all times have been in compliance in all material respects with all applicable Laws and Orders relating to Dynacs or the respective Subsidiary or the conduct of their respective businesses or operations or the use of their respective assets or properties, including, without limitation, (i) regulations and requirements of the Occupational Safety and Health Administration or (ii) any Safety and Environmental Laws. There are no bases or grounds for any Action with respect to Dynacs or any of its Subsidiaries relating to, or arising under, any Law or Order. which, individually or in the aggregate, could have a material adverse effect on the Condition of Dynacs, and Dynacs has not received and does not know of the issuance of any written notice of any violation or alleged violation of any Law or Order by any Governmental Body.

            5.14 Permits. Dynacs and each of its Subsidiaries have all Permits that are material to the conduct of their respective businesses including, without limitation, all Permits relating to compliance with Safety and Environmental Laws and all Permits necessary for Dynacs to continue to perform under all executory Contracts awarded to Dynacs under the 8(a) Program. All of the forgoing Permits are in full force and effect; no material violations have been recorded or exist in respect of any of these Permits; and no proceeding is pending or, to the knowledge of Dynacs, threatened, to revoke or limit any Permit. Dynacs has not received any notice from any source to the effect that there is lacking any material Permit required in connection with the current use or operation of the assets, properties or business of Dynacs or any of its Subsidiaries.

            5.15 Orders and Actions. There are no outstanding Orders against or involving Dynacs or any of its Subsidiaries. There are no Actions (whether or not the defense of the Action or liabilities in respect of the Action are covered by insurance) pending or, to the knowledge of Dynacs, threatened, against or involving or affecting Dynacs or any of its Subsidiaries or any of their respective assets or properties which seek to invalidate the Contemplated Transactions or to recover any Damages or to obtain any other relief as a result of this Agreement or the Contemplated Transactions, or which, individually or in the aggregate, could have a material adverse effect upon the Condition of Dynacs or upon the consummation of the Contemplated Transactions. To the knowledge of Dynacs, there is no fact, event or circumstance that may give rise to any Action described in the immediately preceding sentence. All notices required to have been given to any insurance company listed as insuring against any Action have been timely and duly given and no insurance company has asserted, orally or in writing, that any Action is not covered by the applicable policy relating to the Action. There are no Actions pending or, to the knowledge of Dynacs, threatened, that would give rise to any right of indemnification on the part of any director or officer of Dynacs or any of its Subsidiaries or the heirs, executors or administrators of a director or officer of Dynacs or any of its Subsidiaries, against Dynacs or any of its Subsidiaries or any successor to the business of Dynacs or any of its Subsidiaries.

            5.16 Dynacs Material Contracts. The Dynacs Disclosure Letter contains a true and complete list of all Dynacs Material Contracts to which Dynacs or any of its Subsidiaries is a party or by or to which any of their respective assets or properties are bound or subject. Dynacs has made available to Cerulean and the Member Representative true and complete copies of all of the Dynacs Material Contracts set forth in the Dynacs Disclosure Letter. All of the Dynacs Material Contracts referred to in the Dynacs Disclosure Letter are valid and binding upon Dynacs or the Subsidiary and, to the knowledge of Dynacs, on the other parties to the Dynacs Material Contracts in accordance with their terms. Neither Dynacs nor any of its Subsidiaries is in default in any material respect under any of Dynacs Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute a material default under any Dynacs Material Contract or that would give to any party to any Dynacs Material Contract any right of termination, first refusal, cancellation, acceleration or modification of the Dynacs Material Contract. To the knowledge of Dynacs, no other party to any Dynacs Material Contract is in default under any Dynacs Material Contract in any material respect nor does any condition exist that with notice or lapse of time or both would constitute a default under any Dynacs Material Contract.

            5.17 Real Property.

                  (a) Owned Real Property. The real estate listed in the Dynacs Disclosure Letter constitutes all of the real property owned by Dynacs or any of its Subsidiaries (the land, buildings and other improvements covered by the real estate listed in the Dynacs Disclosure Letter are referred to in this Agreement as the "Dynacs Owned Real Property"). Each of Dynacs and its Subsidiaries owns good and marketable fee simple title to all of the Dynacs Owned Real Property owned by it, and each of Dynacs and its Subsidiaries has received all deeds, assignments, bills of sale and other documents, and has dully effected all recordings, filings and other actions necessary to establish, protect and perfect Dynacs' and its Subsidiaries' rights, title and interest in and to all of the Dynacs Owned Real Property. No portion of any Dynacs Owned Real Property has suffered any material damage by fire or other casualty loss which has not prior to the date of this Agreement been repaired and restored in all material respects to its original condition or otherwise remedied. All material permits required to have been issued or appropriate to enable the Dynacs Owned Real Property to be lawfully occupied and used for all of the purposes for which the Dynacs Owned Real Property is currently occupied and used have been lawfully issued and are in full force and effect. Except as set forth on the Dynacs Disclosure Letter, there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Dynacs Owned Real Property which was granted by Dynacs or any of its Subsidiaries. There are no leases, subleases, licenses or other agreements granting to any Person other than Dynacs or any of its Subsidiaries the right to possession, use, occupancy or enjoyment of any Dynacs Owned Real Property or portion of any Dynacs Owned Real Property.

                  (b) Leased Real Property. Dynacs has made available to Cerulean and the Member Representative true, correct and complete copies of all leases, subleases, licenses and other agreements (including all modifications, amendments and supplements thereto) (collectively, the "Dynacs Real Property Leases") under which Dynacs or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Dynacs Real Property Leases are referred to in this Agreement as the "Dynacs Leased Real Property", and the Dynacs Owned Real Property and the Dynacs Leased Real Property are collectively referred to in this Agreement as the "Dynacs Real Property"). Each Dynacs Real Property Lease is valid, binding and in full force and effect and covers the entire estate it purports to cover, all rent and other sums and charges payable by Dynacs or any of its Subsidiaries as tenant under each Dynacs Real Property Lease are current, no notice of default or termination under any Dynacs Real Property Lease is outstanding, no termination event or condition or uncured default on the part of Dynacs or any of its Subsidiaries or, to the knowledge of Dynacs, the landlord, exists under any Dynacs Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default or termination event or condition under any Dynacs Real Property Lease. There is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Dynacs Leased Real Property which was granted by Dynacs or any of its Subsidiaries and which is superior to the interest of Dynacs or any of its Subsidiaries as tenant under the applicable Dynacs Real Property Lease. Neither Dynacs nor any Subsidiary of Dynacs has any ownership, financial or other interest in the landlord under any Dynacs Real Property Lease. There are no leases, subleases, licenses or other agreements granting to any Person other than Dynacs or any of its Subsidiaries the right to possession, use, occupancy or enjoyment of any Dynacs Leased Real Property or portion of any Dynacs Leased Real Property.

            5.18 Environmental Compliance Matters. (1) Dynacs has inspected the Dynacs Real Property and has no reason to believe that there may be Hazardous Substances incorporated in or deposited, stored or buried at or upon any Dynacs Real Property; (2) to the knowledge of Dynacs, no Dynacs Real Property has ever been used as a waste disposal site or a storage site for petroleum products or chemicals; (3) to the knowledge of Dynacs, no existing structures on any Dynacs Real Property contain asbestos; (4) to the knowledge of Dynacs, there are not now any underground storage tanks on any Dynacs Real Property; (5) neither Dynacs nor any Subsidiary of Dynacs has allowed, with the knowledge or consent of Dynacs or the Subsidiary, any Person occupying any Dynacs Real Property to bring Hazardous Substances onto any Dynacs Real Property or to process or store any Hazardous Substances on any Dynacs Real Property and, to the knowledge of Dynacs, no Hazardous Substance has been released into the environment by Dynacs or any of its Subsidiaries that may present an imminent and substantial endangerment to human health; (6) Dynacs is not aware of any complaints on file or matters pending in any federal or state environmental protection offices involving any allegation of Hazardous Substances on any Dynacs Real Property; and (7) Dynacs has not received notice from any environmental board, agency or authority requiring the removal of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of the Dynacs Real Property or any portion of the Dynacs Real Property with respect the removal of any Hazardous Substances or other alleged harmful materials or wastes.

            5.19 Receivables. All accounts and notes receivable reflected on the Dynacs Balance Sheet and all accounts and notes receivable arising subsequent to May 31, 1999 (i) have arisen in the ordinary course of business of Dynacs and its Subsidiaries and (ii) are subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of Dynacs and its Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms.

            5.20 Tangible Property. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of Dynacs and its Subsidiaries are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use.

            5.21 Intangible Property. The Dynacs Disclosure Letter sets forth all patents, trademarks, copyrights, service marks, trade names and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Dynacs or any Subsidiary of Dynacs relating to any of the foregoing and any other names used by Dynacs or any Subsidiary of Dynacs in connection with their respective business (the "Dynacs Intangible Property"). Dynacs and each of its Subsidiaries has the right to use, free and clear of any Lien or rights of others, all of the Dynacs Intangible Property and all trade secrets, inventions, know-how, processes, technology, blueprints and designs utilized in or incident to its businesses as presently conducted or as being developed ("Dynacs Trade Secrets"). There is no other Dynacs Intangible Property which is material to the business of Dynacs or any of its Subsidiaries as presently conducted or as being developed. Neither Dynacs nor any Subsidiary of Dynacs has notice of any adversely held invention, trademark, service mark. copyright or trade name of any other Person or notice of. and there is no present or threatened use or encroachment of, any claim of any other Person relating to any of the Dynacs Intangible Property or any Dynacs Trade Secret or confidential information of Dynacs or any Subsidiary of Dynacs, and Dynacs does not know of any basis for any of these charges or claims. All of the Permits, grants and licenses or other rights relating to any of the foregoing and set forth on the Dynacs Disclosure Letter are valid and binding upon Dynacs and its Subsidiaries in accordance with their terms. Neither Dynacs nor any of its Subsidiaries is in default in any material respect under any of the Dynacs Intangible Property or any Dynacs Trade Secret, nor does any condition exist that with notice or lapse of time or both would constitute a material default under any of the Dynacs Intangible Property or any Dynacs Trade Secret. To the knowledge of Dynacs, no other party is in default under any of the Dynacs Intangible Property or any Dynacs Trade Secret in any material respect nor does any condition exist that with notice or lapse of time or both would constitute a material default by any other party under any of the Dynacs Intangible Property or any Dynacs Trade Secret.

            5.22 Title to Assets and Properties. Dynacs and each of its Subsidiaries each has good and marketable title to, or a valid right to use, all assets and properties used by it in the conduct of its business, free and clear of any Lien other than Liens which would not, individually or in the aggregate, have a material adverse effect on the Condition of Dynacs. No mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of these assets has been recorded, filed, executed or delivered.

            5.23 Liabilities. Neither Dynacs nor any Subsidiary of Dynacs has any Liabilities that were not fully and adequately reflected or reserved against on the Dynacs Balance Sheet or described in the notes to the Dynacs Financials and Dynacs Audited Financials, except for (i) Contracts entered into in the ordinary course of business which are not required to be disclosed on the Dynacs Disclosure Letter (none of which are reflected in the Dynacs Financials or the Dynacs Audited Financials) and (ii) current Liabilities incurred in the ordinary course of business since May 31, 1999, which are properly reflected on Dynacs' books and records and which are not inconsistent with the other representations, warranties and agreements of Dynacs and its Subsidiaries set forth in this Agreement. Dynacs has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of Dynacs or any of its Subsidiaries except in the ordinary course of business.

            5.24 Employee Benefits. Dynacs has made available to Cerulean and the Member Representative true and correct copies of all plans and other arrangements involving direct or indirect compensation or benefits to directors, officers or consultants or providing employee benefits to employees of Dynacs or any Subsidiary of Dynacs, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Dynacs Plans"). All Dynacs Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except for any failure to comply which would not have a material adverse effect on the Condition of Dynacs. No Dynacs Plan is covered by Title IV of ERISA or Section 412 of the Code. None of Dynacs, any Subsidiary of Dynacs or any ERISA Affiliate of Dynacs has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Dynacs Plan, which failure would have a material adverse effect on the Condition of Dynacs. Except as required by Section 4980B of the Code, none of Dynacs, any Subsidiary of Dynacs or any ERISA Affiliate of Dynacs has promised any former employee or other individual not employed by Dynacs, any Subsidiary of Dynacs or any ERISA Affiliate of Dynacs medical or other benefit coverage, and none of Dynacs, any Subsidiary of Dynacs or any ERISA Affiliate of Dynacs maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by Dynacs, any Subsidiary of Dynacs or any ERISA Affiliate of Dynacs excepto the extent required by applicable law.

            5.25 Employee Relations. Within the last two years, none of the employees of Dynacs or any Subsidiary of Dynacs are or have been represented by any union or collective bargaining group or association with respect to their employment with Dynacs or any Subsidiary of Dynacs and neither Dynacs nor any Subsidiary of Dynacs is, or has been, engaged in, or has planned or is planning to engage in, any arrangement or agreement with any union or collective bargaining group or association. There is no organizing activity involving Dynacs or any of its Subsidiaries that is pending or threatened by any labor organization or group of employees. There are no representation proceedings pending or threatened before the National Labor Relations Board, and no labor organization or group of employees of Dynacs or any Subsidiary of Dynacs has made a pending demand for recognition. To the knowledge of Dynacs, neither Dynacs nor any Subsidiary of Dynacs has engaged during the last two years, or is engaged, in any unfair labor practice and there are no pending or, to the knowledge of Dynacs, threatened, unfair labor practice charges or any other employee-related charges or complaints against Dynacs or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Body. Neither Dynacs nor any Subsidiary of Dynacs has at any time during the last five years had, or, to the knowledge of Dynacs, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble that had or may have a material adverse effect on the Contemplated Transactions or the Condition of Dynacs.

            5.26 Insurance. Dynacs has made available to Cerulean and the Member Representative a true and correct list of all policies of insurance, including the types and coverage amounts of the insurance, owned by Dynacs or any of its Subsidiaries or in which Dynacs or any Subsidiary of Dynacs is named as an insured party or beneficiary, in each case in connection with Dynacs' business. True and correct copies of all of these policies have been made available to Cerulean and the Member Representative. All of these policies are in full force and effect and neither Dynacs nor any Subsidiary of Dynacs has received any notice of cancellation of any of these insurance policies.

            5.27 Operations of Dynacs. Since May 31, 1999, Dynacs and each of its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice, and there has not been (a) any event or occurrence which could result in a material adverse effect on the Condition of Dynacs, (b) any material change in accounting methods, principles and practices by Dynacs or any of its Subsidiaries (except for any changes required by reason of a concurrent change in GAAP), or (c) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the Condition of Dynacs.

            5.28 Subsidiaries and Affiliates. The Dynacs Disclosure Letter lists each Subsidiary of Dynacs, the total number of authorized shares of capital stock of each Subsidiary of Dynacs, the total number of issued and outstanding shares of capital stock of each Subsidiary of Dynacs, and the ownership of all shares of capital stock of each Subsidiary of Dynacs. Except as disclosed on the Dynacs Disclosure Letter, neither Dynacs nor any Subsidiary of Dynacs, directly or indirectly, owns any interest in any other Person nor is Dynacs or any Subsidiary of Dynacs under common ownership, directly or indirectly, with any other Person. All of the issued and outstanding shares of capital stock of each Subsidiary of Dynacs are owned as set forth on the Dynacs Disclosure Letter and are fully paid and nonassessable. No other class of capital stock or other ownership interests of any Subsidiary of Dynacs are authorized or outstanding. As of the Closing, no Subsidiary of Dynacs will be subject to any obligation (contingent or otherwise), nor will any Subsidiary of Dynacs have any right to repurchase, redeem, exchange or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock.

            5.29 No Brokers. None of Dynacs, any Subsidiary of Dynacs or FX has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Cerulean, a Member, FX, Dynacs or any Subsidiary of Dynacs to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiation, execution or performance of this Agreement and Dynacs is not aware of any claim for any of these payments.

            5.30 Tax Matters. Dynacs and each of its Subsidiaries each (i) has prepared and duly and timely filed all Tax Returns required to be filed (subject to any extensions applicable to the Tax Return) and all of these Tax Returns accurately reflect the Tax liability of Dynacs and its Subsidiaries in all material respects for the periods to which they relate, (ii) has paid all Taxes shown to be due and payable on these Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter, or other notice received by it, and (iii) has properly accrued all Taxes for the periods subsequent to the periods covered by the Tax Returns, except for any Taxes which would not have a material adverse effect on the Condition of Dynacs. Neither Dynacs' nor any Subsidiary's Tax Returns have been examined by any appropriate taxing authority. Neither Dynacs nor any Subsidiary of Dynacs has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Dynacs nor any Subsidiary of Dynacs is a party to any pending action or proceeding by any Governmental Body for assessment or collection of Taxes, and to the knowledge of Dynacs, no claim for assessment or collection of Taxes has been asserted against Dynacs or any of its Subsidiaries. Dynacs has made available to Cerulean and the Member Representative true and correct copies of all Tax Returns with respect to all of the tax years filed by Dynacs or any Subsidiary of Dynacs within the last three years and all communications relating to these Tax Returns. All Taxes which Dynacs and any Subsidiary of Dynacs are required to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Body.

            5.31 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of Dynacs' and its Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed shall be completed by April 1, 1999. The costs to Dynacs and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including. without limitation, reprogramming errors and the failure of others' systems or equipment) will not have a material adverse effect on the Condition of Dynacs or any of its Subsidiaries. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Dynacs and its Subsidiaries are sufficient to permit Dynacs and its Subsidiaries to conduct its business substantially as it is conducted on the date hereof.

            5.32 Full Disclosure. All Documents (including the schedules and exhibits to the Documents) delivered by or on behalf of Dynacs or any Subsidiary of Dynacs in connection with this Agreement and the Contemplated Transactions are true, complete and authentic or are true and complete copies, in all material respects, of authentic Documents. No representation or warranty of Dynacs or FX contained in this Agreement, and no Documents furnished by or on behalf of Dynacs or any Subsidiary of Dynacs or FX to Cerulean or the Member Representative pursuant to this Agreement or in connection with the Contemplated Transactions contains, when read in conjunction with all other papers, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that Dynacs, any Subsidiary of Dynacs or FX has not disclosed to Cerulean or the Member Representative that materially adversely affects or will materially adversely affect, the Condition of Dynacs or the consummation of the Contemplated Transactions.

                                    ARTICLE 6

                            COVENANTS AND AGREEMENTS

            6.1 Affirmative Covenants of Dynacs. From the date of this Agreement and thereafter until the earlier to occur of (i) the date no Member owns of record or beneficially any FX Common Stock or any other shares of capital stock of FX or Dynacs or (ii) a Qualified Public Offering (except in the case of Section 6.1(a), which shall apply only from the date of this Agreement until the Closing Date), unless the Member Representative shall otherwise consent prior thereto in writing, Dynacs shall do the following:

                  (a) Conduct of Business. Except as specifically permitted by this Agreement or any agreement delivered pursuant to this Agreement, use its best efforts to conduct, and cause each of its Subsidiaries to conduct, its business in the ordinary course.

                  (b) Maintenance of Corporate Existence. Do all things necessary to preserve and maintain in good standing its corporate existence, rights and franchises and the authority necessary to continue the respective businesses of Dynacs and its Subsidiaries.

                  (c) Preservation of Business. Use its best efforts to preserve its and each of its Subsidiaries' assets and properties and keep its business organizations intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers, customers and licensors and preserve its goodwill, and refrain from actions that may not preserve

Dynacs' or any of its Subsidiaries' business as provided in this Agreement, other than actions or omissions to act which would not have a material adverse effect on the Condition of Dynacs or any of its Subsidiaries.

                  (d) Information and Reports to Be Furnished. Maintain a system of accounting in which full, true and correct entries will be made in accordance with GAAP of all dealings and transactions in relation to its business and affairs and set aside on its books all proper reserves as shall be required by GAAP; in this regard, furnish to the Members the following financial statements, notices and requests, all of which shall be prepared in accordance with GAAP (except as noted in this Section 6.1(d)):

                        (i) Annual Statements. As soon as practicable after the end of each fiscal year of Dynacs and in any event within one hundred twenty
(120) days thereafter, consolidated balance sheets of Dynacs and its Subsidiaries as at the end of each fiscal year, consolidated statements of income and retained earnings and cash flows of Dynacs and its Subsidiaries for each fiscal year setting forth in each case the corresponding figures, if any, for the preceding fiscal year, certified by a firm of independent certified public auditors acceptable to the Member Representative.

                        (ii) Quarterly Reports. As soon as practicable after the end of each fiscal quarter and in any event within forty-five (45) days thereafter (with a 5 day grace period if circumstances require), consolidated balance sheets of Dynacs and its Subsidiaries as at the end of each fiscal quarter and consolidated statements of income and retained earnings of Dynacs and its Subsidiaries for each fiscal quarter and the fiscal year to that date that provide comparisons to the corresponding information contained in Dynacs' and its Subsidiaries' comparable statements for the prior year and in Dynacs' annual budget for the period to which the statements refer, subject to changes resulting from year-end adjustments, together with a statement of projections of receipts and disbursements for the three month period subsequent to the end of each fiscal quarter, with these balance sheets and statements to be prepared and certified by the Chief Financial Officer of Dynacs as complete and accurate to the best of his information and belief and to be in form satisfactory to the Member Representative.

                        (iii) Other Reports. As soon as available, all budgets for Dynacs and its Subsidiaries delivered to Dynacs' directors, officers and/or shareholders (including all balance sheets, statements of income and retained earnings and cash flows, capital expenditure reports and other financial matters prepared and/or delivered in connection therewith); all management letters prepared by Dynacs' auditors and the management's responses to these letters; copies of all communications, notices, reports, documents or demands received by Dynacs or any of its Subsidiaries in connection with this Agreement or the Contemplated Transactions; with reasonable promptness, any other information respecting the business, operations and Condition of Dynacs or any of its Subsidiaries as the Member Representative may from time to time reasonably request or may be required to supply to any Governmental Body.

                  (e) Board of Directors' Meetings. Hold meetings of the Board of Directors of Dynacs and FX at least once every calendar quarter and reimburse each director who is not an employee of Dynacs or FX for the reasonable out-of-pocket expenses incurred by the director in attending each meeting.

            6.2 Negative Covenants of Dynacs. Following the Closing and thereafter until the earlier to occur of (i) the date no Member owns of record or beneficially any FX Common Stock or any other shares of capital stock of FX or (ii) a Qualified Public Offering, unless the Member Representative shall otherwise consent prior thereto in writing, Dynacs shall not do any of the following:

                  (a) Additional FX Stock. Cause or permit FX to issue, sell or otherwise dispose of, or purchase, redeem or otherwise acquire any shares of capital stock of FX, or grant, or cause or permit FX to grant, any right (or the preemptive right) or any option to subscribe for or purchase, or enter into, or cause or permit FX to enter into, any agreement for the issuance (contingent or otherwise) of, or create, or cause or permit FX to create, any call, commitment, stock appreciation right, claim or other right of any character relating to, any shares of capital stock of FX.

                  (b) Sale of FX. (i) Sell, transfer or otherwise dispose of any shares of capital stock of FX held by Dynacs, (ii) cause or permit FX to merge or consolidate FX, or (iii) cause or permit FX to effect any transfer, sale, assignment, lease or other disposition of all or substantially all of any material part of the assets or properties of FX.

            6.3 Affirmative Covenants of Cerulean. From the date of this Agreement and thereafter until the Closing Date, unless Dynacs shall otherwise consent prior thereto in writing, Cerulean shall do the following:

                  (a) Conduct of Business. Except as specifically permitted by this Agreement or any agreement delivered pursuant to this Agreement, use its best efforts to conduct its business in the ordinary course.

                  (b) Maintenance of Corporate Existence. Do all things necessary to preserve and maintain in good standing its corporate existence, rights and franchises and the authority necessary to continue its business.

                  (c) Preservation of Business. Use its best efforts to preserve its assets and properties and keep its business organizations intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers, customers and licensors and preserve its goodwill, and refrain from actions that may not preserve Cerulean's business as provided in this Agreement, other than actions or omissions to act which would not have a material adverse effect on the Condition of Cerulean.

            6.4 Salaries of Cerulean. From the date of this Agreement and thereafter until the Closing Date, unless Dynacs shall otherwise consent prior thereto in writing, Cerulean shall not, other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement, increase by more than 10% the compensation payable or to become payable by Cerulean to any member, officer or employee of Cerulean.

            6.5 Resignation of Burns as Manager. Burns agrees to resign, and shall resign, as Manager of Cerulean on the Closing Date.

            6.6 Shareholders Agreement. The Members and Dynacs agree to enter into, and shall enter into, on the Closing Date, the Shareholders Agreement in form and substance identical to Exhibit B attached to this Agreement. Dynacs agrees to use its best efforts to cause the capital stockholders of Dynacs who are identified as parties to the Shareholders Agreement to enter into the Shareholders Agreement on the Closing Date.

            6.7 Registration Agreement. The Members and Dynacs agree to enter into, and shall enter into, on the Closing Date, the Registration Agreement in form and substance identical to Exhibit C attached to this Agreement.

            6.8 Exchange Agreement. The Members and Dynacs agree to enter into, and shall enter into, on the Closing Date, the Exchange Agreement in form and substance identical to Exhibit D attached to this Agreement.

            6.9 Loan to Burns. Dynacs agrees to loan to Burns the principal amount of $600,000 (the "Loan"), which Loan shall delivered to Burns in accordance with the following payment schedule:

                  (a)   $300,000 shall be paid to Burns on August 30, 1999;
                  (b)   $150,000 shall be paid to Burns on January 10, 2000; and
                  (c)   $150,000 shall be paid to Burns on January 10, 2001.

The Loan will be made upon the terms set forth in the Non-Recourse Secured Promissory Note in form and substance identical to Exhibit F attached to this Agreement (the "Promissory Note"), and will be secured pursuant to the Pledge and Security Agreement in form and substance identical to Exhibit G attached to this Agreement (the "Security Agreement"). Burns agrees to enter into, and shall enter into on the Closing Date, the Promissory Note and the Security Agreement.

            6.10 First Refusal Agreement. Burns and Dynacs agree to enter into, and shall enter into, on the Closing Date, the First Refusal Agreement in form and substance identical to Exhibit E attached to this Agreement.

            6.11 Further Assurances. Each of the parties shall execute any documents and other papers and perform any further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the Contemplated Transactions. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing including, without limitation, the execution and delivery of any Documents, the execution and delivery of which are conditions precedent to the Closing.

                                    ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF FX AND DYNACS TO CLOSE

            The obligations of FX and Dynacs to enter into and complete the Closing is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which may be waived by either of them:

            7.1 Representations, Warranties and Covenants True. The representations and warranties of Cerulean and the Members contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date. Each of Cerulean and the Members shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Cerulean shall have delivered to FX and Dynacs a certificate, dated the Closing Date and signed by the Manager of Cerulean on its behalf, to the foregoing effect, and the Member Representative shall have delivered a like certificate to each of FX and Dynacs.

            7.2 Approvals and Consents. Cerulean shall have delivered to FX and Dynacs original executed copies or other evidence reasonably satisfactory to it of all approvals and consents required from any Governmental Body or any other Person whose consent is required to effect the terms and conditions of this Agreement or the Contemplated Transactions.

            7.3 Shareholders Agreement. The Members shall have executed and delivered the Shareholders Agreement to Dynacs and to the capital stockholders of Dynacs who are identified as parties to the Shareholders Agreement.

            7.4 Registration Agreement. The Members shall have executed and delivered to Dynacs the Registration Agreement.

            7.5 Exchange Agreement. The Members shall have executed and delivered to Dynacs the Exchange Agreement.

            7.6 Promissory Note and Security Agreement. Burns shall have executed and delivered to Dynacs the Promissory Note and the Security Agreement.

            7.7 First Refusal Agreement. Burns shall have executed and delivered to Dynacs the First Refusal Agreement.

            7.8 Resignation of Burns as Manager. Burns shall have resigned as Manger of Cerulean.

            7.9 Delivery of the Membership Interests. The Members shall have delivered the Membership Interests to FX against delivery of the FX Common Stock as contemplated in Article 1.

            7.10 Delivery of the FX Common Stock. FX shall have delivered the FX Common Stock to Dynacs against delivery of the Digital Shares as contemplated in
Article 1.

            7.11 Articles of Incorporation of Dynacs. The Amended and Restated Articles of Incorporation of Dynacs substantially in the form attached hereto as Exhibit H shall have been filed (and become effective) with the Secretary of State of the State of Florida.

            7.12 Opinion of Counsel to Cerulean. Dynacs shall have received the favorable opinion of Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California, counsel to Cerulean, dated the Closing Date and addressed to Dynacs, in the form of Exhibit I

            7.13 Accounts Payable. To the extent not included in the Cerulean Disclosure Letter, Cerulean shall have delivered to Dynacs a schedule dated within 5 business days prior to the Closing Date which sets forth a true and complete schedule of the accounts payable of Cerulean as of such date, setting forth a description of the accounts payable including the names of the account creditors and the balance amount. The accounts payable of Cerulean created after the date of this Agreement shall have arisen in the ordinary course of business of Cerulean consistent with past practice.

                                    ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                      OF CERULEAN AND THE MEMBERS TO CLOSE

            The obligations of Cerulean and the Members to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the party so entitled:

            8.1 Representations, Warranties and Covenants True. The representations and warranties of Dynacs contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date. FX and Dynacs shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with on or prior to the Closing Date. FX and Dynacs shall have delivered to Cerulean and the Members a certificate or certificates, dated the date of the Closing and signed by the authorized representative of FX and Dynacs on their behalf, to the foregoing effect.

            8.2 Approvals and Consents. FX and Dynacs shall have delivered to the Member Representative original executed copies or other evidence reasonably satisfactory to him of all approvals and consents required from any Governmental Body or any other Person whose consent is required to effect the terms and conditions of this Agreement or the Contemplated Transactions.

            8.3 Shareholders Agreement. Dynacs and the capital stockholders of Dynacs who are identified as parties to the Shareholders Agreement shall have executed and delivered to the Members the Shareholders Agreement.

            8.4 Registration Agreement. Dynacs shall have executed and delivered to the Members the Registration Agreement.

            8.5 Exchange Agreement. Dynacs and the capital stockholder of Dynacs who is identified as a party to the Exchange Agreement shall have executed and delivered to the Members the Exchange Agreement.

            8.6 Loan to Burns. Concurrently with Burns' delivery of the Promissory Note and the Security Agreement to Dynacs, Dynacs shall have delivered to Burns $300,000 principal amount of the Loan.

            8.7 First Refusal Agreement. Dynacs shall have executed and delivered to Burns the First Refusal Agreement.

            8.8 Delivery of FX Common Stock. FX shall have delivered the FX Common Stock to the Members against delivery of the Membership Interests as contemplated in Article 1.

            8.9 Delivery of Digital Shares. Dynacs shall have delivered the Digital Shares to FX against delivery of the FX Common Stock as contemplated in
Article 1.

            8.10 Articles of Incorporation of Dynacs. The Amended and Restated Articles of Incorporation of Dynacs substantially in the form attached hereto as Exhibit H shall have been filed (and become effective) with the Secretary of State of the State of Florida.

            8.11 Opinion of Counsel to Dynacs and FX. The Members shall have received the favorable opinion of Frankfurt, Garbus Klein & Selz, New York, New York, counsel to Dynacs and FX, dated the Closing Date and addressed to each of them, in the form of Exhibit J.

                                    ARTICLE 9

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES INDEMNIFICATION

            9.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement or made in any Document delivered pursuant to this Agreement by or on behalf of any party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire 18 months following the Closing Date after which date they shall be of no further force or effect.

            9.2 Indemnification

                  (a) By the Members. Each Member shall, severally but not jointly, indemnify, save and hold harmless Dynacs, each of its Subsidiaries and FX and each of their respective Representatives from and against any and all Damages (whether or not arising out of third-party claims) incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by the Member in Article 3 of this Agreement, and (ii) any breach of any covenant or agreement made by the Member in this Agreement.

                  (b) By Burns. Burns shall indemnify, save and hold harmless Dynacs, each of its Subsidiaries and FX and each of their respective Representatives from and against any and all Damages (whether or not arising out of third-party claims) incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Burns in this Agreement, (ii) any breach of any representation or warranty made by Cerulean in this Agreement, (iii) any breach of any covenant or agreement made by Burns in this Agreement, and (iv) any breach of any covenant or agreement made by Cerulean to be performed prior to the Closing pursuant to this Agreement.

                  (c) By Dynacs and FX. Dynacs and FX shall indemnify, save and hold harmless the Members and each of their respective Representatives and all Representatives of Cerulean from and against any and all Damages (whether or not arising out of third-party claims) incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Dynacs or FX in this Agreement, and (ii) any breach of any covenant or agreement made by Dynacs or FX in this Agreement.

                  (d) Cooperation The indemnified party shall cooperate in all reasonable respects with the indemnifying party and his or its Representatives (including, without limitation, his or its attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at his or its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                  (e) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been damaged by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.

                  If the indemnifying party fails to assume the defense of such lawsuit or action within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party settles or compromises such lawsuit or action without the prior written consent of the indemnifying party, the indemnifying party will bear no liability hereunder for or with respect to such lawsuit or action. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                  (f) Exclusive Remedy. The rights and remedies provided in this
Article 9 shall be exclusive as to any Damages incurred by a party under this Agreement; provided, however, that nothing herein shall preclude a party from exercising its rights under this Agreement and applicable law to such equitable remedies, including, without limitation, specific performance and injunctions. It is specifically understood and agreed that in the event a misrepresentation is made herein or pursuant hereto or a breach of any representation or warranty contained herein is discovered by a party hereto and asserted by it after the Closing, the remedy of such Person shall be limited to indemnification as set forth in Section 9.2 hereof; and such Person shall not be entitled to the rescission of this Agreement.

                  (g) Limitation on Indemnity

                        (i) The indemnification obligation of the Members, of Burns and of Dynacs and FX with respect to any breach of any representation or warranty pursuant to Sections 9.2(a), (b) or (c), respectively, shall be limited to Claims for Damages made prior to last date of survival of such representation or warranty referred to in Section 9.1. The indemnification obligation of the Members, of Burns and of Dynacs and FX with respect to any breach of any covenant or agreement pursuant to Sections 9.2(a), (b) or (c), respectively, shall survive indefinitely subject to the terms of this Agreement.

                        (ii) Dynacs, each of its Subsidiaries and FX and each of their respective Representatives may not recover, and neither Burns nor the Members shall be required to pay or otherwise be responsible for, any Damages pursuant to Sections 9.2(a)(i), 9.2(b)(i) and 9.2(b)(ii) (except for Damages resulting from breaches of the representations and warranties made in Sections 3.1 and 4.5) until, and limited to the extent that, the aggregate amount of Damages relating to such Claims for which Dynacs, each of its Subsidiaries and FX and each of their respective Representatives, in the aggregate, are entitled to indemnification under Sections 9.2(a)(i), 9.2(b)(i) and 9.2(b)(ii) (except for Damages resulting from breaches of the representations and warranties made in Sections 3.1 and 4.5) exceeds $100,000 (the "Dynacs Basket"). Dynacs, each of its Subsidiaries and FX and each of their respective Representatives shall have the right to make a Claim hereunder prior to the time at which the Dynacs Basket has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation, and any such Claim within such period shall, to the extent the Dynacs Basket ultimately is met, survive until its final resolution.

                        (iii) The Members and each of their respective Representatives and all Representatives of Cerulean may not recover, and neither Dynacs nor FX shall be required to pay or otherwise be responsible for, any Damages pursuant to Section 9.2(c)(i) (except for Damages resulting from breaches of the representations and warranties made in Sections 5.8 and 5.9) until, and limited to the extent that, the aggregate amount of Damages relating to such Claims for which the Members and each of their respective Representatives, in the aggregate, are entitled to indemnification under Section 9.2(c)(i) (except for Damages resulting from breaches of the representations and warranties made in Sections 5.8 and 5.9) exceeds $50,000 (the "Member Basket"). The Members and each of their respective Representatives shall have the right to make a Claim hereunder prior to the time at which the Member Basket has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation, and any such Claim within such period shall, to the extent the Member Basket ultimately is met, survive until its final resolution.

                        (iv) The liability of the Members, of Burns and of Dynacs and FX under the indemnification provisions of Sections 9.2(a), (b) and
(c), respectively, shall be subject to reduction in an amount equal to the value of any insurance benefit realized by the indemnified party in connection with the loss or damage suffered by such party which forms the basis of the indemnifying party's liability under this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

            10.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings, unless the context otherwise requires:

            "8(a) Program" means the Minority Small Business and Capital Ownership Development Program established by Sections 8(a) and 7(j) of the Small Business Act (15 U.S.C. 637(a) and 636(j), respectively), as amended, and the regulations promulgated thereunder.

            "Action" means any action, suit, claim, investigation or legal, administrative, regulatory or arbitral proceeding or other litigation or inquiry before or by any Governmental Body.

            "Affiliate" with respect to any Person, means and includes any other Person controlling, controlled by or under common control with such Person.

            "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California, are authorized or required by law to close.

            "Cerulean Material Contracts" means any oral or written: (a) employment, management, consulting and other contracts or agreements with any current or former officer, director, employee or member or with any entity in which any of the foregoing is an owner, officer, director, employee or member, except for any agreements which are terminable at will, (b) contracts, agreements, understandings or commitments for the purchase or sale of any materials, products, services or supplies calling for a purchase price or payment in any one year of an amount or value, individually or, for a series of related contracts or other commitments, in the aggregate, of more than $20,000,
(c) leases, conditional sales contracts, licenses and other agreements under which tangible personal property (including, without limitation, all computer and peripheral and other related equipment and devices) is used in the business to which Cerulean is a party and with respect to which there are remaining payment obligations which exceed $5,000 in the aggregate, (d) contracts or arrangements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements, (e) contracts, commitments or options relating to either (i) the acquisition by Cerulean of any operating business or substantially all of the assets of a third party or (ii) the purchase or disposition of any tangible or intangible assets of Cerulean other than in the ordinary and usual course of business, (f) contracts containing covenants or restrictions limiting in any way the freedom of Cerulean to compete in any line of business or with any person or entity in any geographical area or for any period of time, (g) contracts or arrangements requiring the payment to any person of an override or similar commission or royalty or fee, (h) guarantees, performance bid or completion bonds, or other contracts of surety ship or indemnification other than in the ordinary course of business, (i) trade secret, confidentiality or similar agreements, (j) joint venture, operating, shareholder and partnership agreements, (k) loan agreements, (l) notes, (m) security agreements, mortgages, debentures, indentures, factoring agreements or letters of credit, (n) sales representative, distribution, franchise, advertising and similar agreements, (o) license agreements, (p) contracts or arrangements pursuant to which any customer has made a deposit of funds in excess of $5,000 against the purchase price of goods or services to be delivered or performed at any time after the Closing Date, and (q) service agreements affecting the assets used in the business of Cerulean where the service charge is in excess of $2,500 in the aggregate.

            "Charter Documents" means (i) the Certificate or Articles of Incorporation, Certificate or Articles of Formation or similar corporate or limited liability company charter or other instrument of organization and (ii) the Bylaws, operating agreement or similar instrument.

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "Condition" means, with respect to any Person, the assets, liabilities, properties, business, prospects, results of operations and financial or other condition of such Person and its Subsidiaries, if any, taken as a whole.

            "Contemplated Transactions" means the transactions to be consummated pursuant to this Agreement or any other agreement to be delivered pursuant to this Agreement.

            "Contract" means and includes all contracts, agreements, indentures, notes, bonds, loans, instruments, leases, conditional sales contracts, mortgages, franchises, licenses, commitments or binding agreements or arrangements, express or implied relating to personal or real property, tangible or intangible.

            "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including without limitation reasonable attorneys', accountants', investigators' and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim.

            "Documents" means and includes any document, agreement, instrument, certificate, notice, consent, affidavit, letter telegram, telex, statement, schedule (including any Schedule), exhibit (including any Exhibit) or any other paper whatsoever.

            "Dynacs Material Contracts" means any oral or written: (a) employment, management, consulting and other contracts or agreements with any current or former officer, director, employee or member or with any entity in which any of the foregoing is an owner, officer, director, employee or member, except for any agreements which are terminable at will, (b) contracts, agreements, understandings or commitments for the purchase or sale of any materials, products, services or supplies calling for a purchase price or payment in any one year of an amount or value, individually or, for a series of related contracts or other commitments, in the aggregate, of more than $200,000,
(c) leases, conditional sales contracts, licenses and other agreements under which tangible personal property (including, without limitation, all computer and peripheral and other related equipment and devices) is used in the business to which Dynacs or any of its Subsidiaries is a party and with respect to which there are remaining payment obligations which exceed $50,000 in the aggregate,
(d) contracts or arrangements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements, (e) contracts, commitments or options relating to either (i) the acquisition by Dynacs or any of its Subsidiaries of any operating business or substantially all of the assets of a third party or (ii) the purchase or disposition of any tangible or intangible assets of Dynacs or any of its Subsidiaries other than in the ordinary and usual course of business, (f) contracts containing covenants or restrictions limiting in any way the freedom of Dynacs or any of its Subsidiaries to compete in any line of business or with any person or entity in any geographical area or for any period of time, (g) contracts or arrangements requiring the payment to any person of an override or similar commission or royalty or fee, (h) guarantees, performance bid or completion bonds, or other contracts of surety ship or indemnification other than in the ordinary course of business, (i) trade secret, confidentiality or similar agreements, (j) joint venture, operating, shareholder and partnership agreements, (k) loan agreements,
(l) notes, (m) security agreements, mortgages, debentures, indentures, factoring agreements or letters of credit, (n) sales representative, distribution, franchise, advertising and similar agreements, (o) license agreements, (p) contracts or arrangements pursuant to which any customer has made a deposit of funds in excess of $50,000 against the purchase price of goods or services to be delivered or performed at any time after the

Closing Date, and (q) service agreements affecting the assets used in the business of Dynacs or any of its Subsidiaries where the service charge is in excess of $25,000 in the aggregate.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means, with respect to any Person, an affiliate of such Person as determined under Section 414(b), (c), (m) or (o) of the Code.

            "Exhibit" means any exhibit hereto.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "Governmental Body" means any government or any political subdivision thereof, whether federal, state, local or foreign, or any agency, authority or instrumentality of any government or any political subdivision thereof, or any federal or state court or arbitrator.

            "Hazardous Substance" means those substances defined as hazardous substances in 42 U.S.C. ss.9601(14) and all other substances defined as hazardous under other applicable Laws.

            "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, (a) for borrowed money, capitalized lease obligations, purchase money obligations or other obligations relating to the deferred purchase price of assets or property or (b) evidenced by a note, bond, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property, assets, securities or otherwise, including indebtedness created or arising under conditional sale or other title retention agreements (even though the rights and remedies of the seller or lender under the agreements in the event of default are limited to repossession or sale of the property), (ii) any liability of others described in the preceding clause which such Person has guaranteed or which otherwise is its legal liability, (iii) any capitalized lease obligations,
(iv) all indebtedness referred to above secured by (or for which the holder of the indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien upon the property of such Person, whether or not the obligations secured thereby have been assumed, and (v) any amendment, renewal, extension or refunding of any liability referred to in clauses (i), (ii), (iii) and (iv) above; provided, however, that Indebtedness does not include any trade payables of any Person incurred in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum amount of any contingent obligations at the date.

            "Knowledge" means, with respect to any Person, the knowledge of any of its officers, directors, shareholders, managers or members after reasonable inquiry; and "knows" has a correlative meaning.

            "Law" means any law, statute, code, ordinance, regulation, rule or other requirement of any Governmental Body.

            "Lien" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, unsatisfied preemptive right, easement, transfer.

restriction under any shareholder or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

            "Membership Interests" means an ownership interest in Cerulean, which includes a Member's share of the profits and losses of Cerulean, a Member's right to receive distributions of Cerulean's assets, a Member's right to vote or participate in the management of Cerulean as permitted under Cerulean's operating agreement, and a Member's right to information concerning the business and affairs of Cerulean, as provided in Cerulean's operating agreement and under the provisions of the Delaware Limited Liability Company Act.

            "Order" means any order, judgment, injunction, award, decree, writ, or similar action of any Governmental Body.

            "Percentage Interests" means the percentage assigned to each Member as set forth in Cerulean's operating agreement, as amended.

            "Permit" means any license, authorization, permit, order or approval of, and any required registration with, any Governmental Body.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, incorporated organization or other entity.

            "Property" means real, personal or mixed property.

            "Qualified Public Offering" means the closing of (i) an underwritten public offering of Dynacs Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act, or (ii) the merger of Dynacs with and into another entity pursuant to which the shareholders of Dynacs immediately prior to the effective date of the merger receive, upon consummation of the merger, shares of voting securities of the surviving entity or its parent that are registered under the Securities Exchange Act of 1934, as amended, and trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

            "Representative" of any Person means any officer, director, member, principal, attorney, agent, employee or other representative of such Person.

            "Safety and Environmental Laws" means (i) the Occupational Safety and Health Act of 1970 and (ii) any Laws relating to pollution or protection of the environment, including, without limitation, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, including, without limitation, Laws under the Comprehensive Environmental Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.901 seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, the Clean

Water Act, 33 U.S.C. ss.251 et seq., the Clean Air Act, the Hazardous Materials Transportation Act, or any other similar statute or equivalent state statutes.

            "SBA" means the U.S. Small Business Administration.

            "Schedule" means any schedule hereto.

            "Subsidiary' or "Subsidiaries" means, with respect to any Person, any corporation or other business entity of which an aggregate of 50% or more of the outstanding stock or other equity or ownership interest is, at the time, directly or indirectly owned by the Person and/or one or more subsidiaries of the Person.

            "Tax" or "Taxes" mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

            "Tax Return" or "Tax Returns" mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

            10.2 Business Day. If the last day any action is required or permitted to be performed under this Agreement is not a Business Day, the action may be performed on the Business Day next succeeding the last day the action is required or permitted to be performed.

            10.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telexed, sent by facsimile transmission, Express Mail, Federal Express or other similar overnight courier or sent by certified, registered mail, postage prepaid, and shall be deemed given when so delivered personally, telexed or sent by facsimile transmission, or if mailed, two days after the date of mailing at the addresses specified below:

                  (a)   if to FX, Dynacs or Cerulean, to:

                        Dynacs Engineering Company, Inc.
                        35111 U.S. Highway 19 North, Suite 300
                        Palm Harbor, Florida 34684
                        Attention: Dr. Ramendra P. Singh, President
                        Tel: (813) 787-1245
                        Fax: (813) 787-2503
                        with a copy to:

                        Frankfurt, Garbus Klein & Selz
                        488 Madison Avenue, 9th Floor
                        New York, NY 10022
                        Attention: Gary A. Schonwald, Esq.
                        Tel: (212) 980-0120
                        Fax: (212) 593-9175

                        and

                  (b)   if to the Members, to:

                        c/o Michael Burns, Member Representative
                        Prudential Securities
                        2049 Century Park East, Suite 1200
                        Los Angeles, California 90067
                        Tel: (310) 996-2929
                        Fax: (310) 458-7595

                        with a copy to:

                        Troop Steuber Pasich Reddick & Tobey, LLP
                        2029 Century Park East
                        Twenty-Fourth Floor
                        Los Angeles, CA 90067
                        Attention: Richard E. Troop, Esq.
                        Tel: (310) 728-3000
                        Fax: (310) 728-2200

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

            10.4 Entire Agreement. This Agreement (including the Exhibits and Schedules) and any collateral Agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the Contemplated Transactions and supersedes all prior Agreements, proposals or representations, arrangements or understandings, written or oral, with respect to the Contemplated Transactions.

            10.5 Waivers and Amendments; Remedies. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties hereto or, in the case of a waiver, by the party or parties, as the case may be, waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any right, power or privilege under this Agreement, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, shall preclude any other or further exercise of any right, power or privilege under this Agreement or the exercise of any other right, power or privilege under this Agreement. The rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party or parties, as the case may be, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or stated facts upon which any claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            10.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to Agreements made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

            10.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and its successors and legal representatives. This Agreement is not assignable except by operation of law.

            10.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            10.9 Counterparts. This Agreement maybe executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties may transmit by facsimile executed copies of the signature pages to this Agreement to all other parties. Each party transmitting a signature page by facsimile shall promptly forward signed original counterparts to the other parties to this Agreement.

            10.10 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are a part of this Agreement as if set forth in full in this Agreement. All references to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

            10.11 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            10.12 Severability. If any provision or any portion of any provision of this Agreement, or the application of any provision or any portion of any provision to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of the provision and the remaining provisions of this Agreement, and the application of the provision or portion of the provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

            10.13 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of the prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit, or other proceedings, including any and all appeals or petitions therefrom.

            10.14 No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

                           [SIGNATURES FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CERULEAN FXS, INC.,
                                       a Florida Corporation


                                       By:  /s/ R P Singh
                                            ------------------------------------
                                            Name:

                                       Its: ____________________________________


                                       DYNACS ENGINEERING COMPANY, INC.,
                                       a Florida Corporation


                                       By:  /s/ R P Singh
                                            ------------------------------------
                                            Dr. Ramendra P. Singh
                                       Its: President


                                       MEMBERS


                                       _________________________________________
                                       Michael Burns


                                       _________________________________________
                                       William Dallas


                                       _________________________________________
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP


                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  _______________________________

                                            Its: _______________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CERULEAN FXS, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Name:

                                       Its: ____________________________________


                                       DYNACS ENGINEERING COMPANY, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Dr. Ramendra P. Singh
                                       Its: President


                                       MEMBERS


                                       /s/ Michael Burns
                                       -----------------------------------------
                                       Michael Burns


                                       _________________________________________
                                       William Dallas


                                       _________________________________________
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP


                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  _______________________________

                                            Its: _______________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CERULEAN FXS, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Name:

                                       Its: ____________________________________


                                       DYNACS ENGINEERING COMPANY, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Dr. Ramendra P. Singh
                                       Its: President


                                       MEMBERS


                                       _________________________________________
                                       Michael Burns


                                       /s/ William Dallas
                                       -----------------------------------------
                                       William Dallas


                                       _________________________________________
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP


                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  _______________________________

                                            Its: _______________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CERULEAN FXS, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Name:

                                       Its: ____________________________________


                                       DYNACS ENGINEERING COMPANY, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Dr. Ramendra P. Singh
                                       Its: President


                                       MEMBERS


                                       _________________________________________
                                       Michael Burns


                                       _________________________________________
                                       William Dallas


                                       /s/ Jon Feltheimer
                                       -----------------------------------------
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP


                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  _______________________________

                                            Its: _______________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CERULEAN FXS, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Name:

                                       Its: ____________________________________


                                       DYNACS ENGINEERING COMPANY, INC.,
                                       a Florida Corporation


                                       By:  ____________________________________
                                            Dr. Ramendra P. Singh
                                       Its: President


                                       MEMBERS


                                       _________________________________________
                                       Michael Burns


                                       _________________________________________
                                       William Dallas


                                       _________________________________________
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP


                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  /s/
                                                 -------------------------------

                                            Its: _______________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                             [SIGNATURES CONTINUED]


                                       CERULEAN COLORIZATION, L.L.C..
                                       a Delaware Limited Liability Company


                                       By:  /s/ Michael Burns
                                            ------------------------------------
                                            Michael Bums
                                       Its: Manager

                                CONSENT OF SPOUSE

      The undersigned is the spouse of Jon Feltheimer and hereby acknowledges that she has read the Contribution and Exchange Agreement, dated as of August 12, 1999, among Dynacs Engineering Company, Inc., Cerulean FXs, Inc., ("FX"), Cerulean Colorization, L.L.C. ("Cerulean") and those persons whose names appear on Exhibit A attached thereto (the "Agreement"), and knows its contents. The undersigned is aware that by the terms of the Agreement, Jon Feltheimer agrees to sell all of his Membership Interests in Cerulean to FX, including the undersigned's martial property interest therein, if any, on the Closing Date. The undersigned hereby consents to the sale, approves the provisions of the Agreement and agrees that the Membership Interests and her interest therein, if any, are subject to the provisions of the Agreement and that she will take no action at any time to hinder the operation of the Agreement with respect to the Membership Interests or her interest, if any, in the Membership Interests.

      All capitalized terms used in this Consent and not defined in this Consent shall have the respective meanings given those terms in the Agreement.


                                       /s/ Laurie Demarest
                                       -------------------------------
                                       Name:

                                CONSENT OF SPOUSE

      The undersigned is the spouse of William Dallas and hereby acknowledges that she has read the Contribution and Exchange Agreement, dated as of August 12, 1999, among Dynacs Engineering Company, Inc., Cerulean FXs, Inc., ("FX"), Cerulean Colorization, L.L.C. ("Cerulean") and those persons whose names appear on Exhibit A attached thereto (the "Agreement"), and knows its contents. The undersigned is aware that by the terms of the Agreement, William Dallas agrees to sell all of his Membership Interests in Cerulean to FX, including the undersigned's martial property interest therein, if any, on the Closing Date. The undersigned hereby consents to the sale, approves the provisions of the Agreement and agrees that the Membership Interests and her interest therein, if any, are subject to the provisions of the Agreement and that she will take no action at any time to hinder the operation of the Agreement with respect to the Membership Interests or her interest, if any, in the Membership Interests.

      All capitalized terms used in this Consent and not defined in this Consent shall have the respective meanings given those terms in the Agreement.


                                       /s/ Beverly J. Dallas
                                       -------------------------------
                                       Name:

                                    EXHIBIT A
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                        MEMBERS AND MEMBERSHIP INTERESTS;
                                    FX SHARES

      ---------------------------------------------------------------------
                                         Percentage                 FX
              Member                      Interest                Shares
      ---------------------------------------------------------------------
         Michael Bums                      61.905%                12,381
      ---------------------------------------------------------------------
         William Dallas                    15.238%                 3,048
      ---------------------------------------------------------------------
         Jon Feltheimer                    15.238%                 3,048
      ---------------------------------------------------------------------
         Offense Group                      7.619%                 1,523
         Associates, LP
      ---------------------------------------------------------------------
              Total                           100%                20,000
      ---------------------------------------------------------------------

                                    EXHIBIT B
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                         FORM OF SHAREHOLDERS AGREEMENT

================================================================================

                             SHAREHOLDERS AGREEMENT

                          Dated as of           , 1999

                                  By and Among

                        DYNACS ENGINEERING COMPANY, INC.
                                  ("COMPANY"),

                                RAMENDRA P. SINGH
                                  PETER LIKINS
                                 ROBERT SKELTON
                               JAVIER E. BENAVENTE
                               JAYANT RAMAKRISHNAN
                                HARRY W. SCHUBELE
                                 RAVI VENUGOPAL
                                RAMESH VENUGOPAL
                           ("EXISTING SHAREHOLDERS"),

                                       And

                                  MICHAEL BURNS
                                 WILLIAM DALLAS
                                 JON FELTHEIMER
                          OFFENSE GROUP ASSOCIATES, LP
                                  ("INVESTORS")

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

1.    Definitions .............................................................2

2.    Restrictions on Transfer ................................................4
      (a)   General Restrictions ..............................................4
      (b)   Closing of Permitted Transfers ....................................4

3.    Permitted Transfers of Shares ...........................................5
      (a)   Shareholder Transfers .............................................5
      (b)   Transfers to Family Members, Trusts
            or Other Legal Entities ...........................................5
      (c)   Qualified Transferees .............................................5

4.    Right of First Refusal ..................................................6
      (a)   Transfer Notice ...................................................6
      (b)   Acceptance ........................................................7
      (c)   Allocation of Offered Shares ......................................7
      (d)   Transfer to Subscribing Shareholders ..............................7
      (e)   Transfer to Transferee ............................................7

5.    CoSale Right in Sale of Voting Control ..................................8
      (a)   Rights of CoSale ..................................................8
      (b)   Exercise of CoSale Right ..........................................8

6.    Other Transfers of Shares . .............................................9
      (a)   Involuntary Transfers .............................................9
      (b)   Purchase Rights .... .............................................10
      (c)   Purchase Procedures ..............................................10
      (c)   Determination of Fair Market Value of
            Shares Procedures ................................................10

7.    Restrictive Endorsement on Share Certificates ..........................11

8.    Agreements of Certain Spouses ..........................................11

9.    Termination of Existing Agreements... ..................................11

10.   Board of Directors .....................................................11

11.   Miscellaneous ..........................................................12
      (a)   Notices ..........................................................12
      (b)   Amendment ........................................................12
      (c)   Termination ......................................................12
      (d)   Waiver ...........................................................12

      (e)   Equitable Relief .................................................13
      (f)   Counterparts .....................................................13
      (g)   Construction .....................................................13
      (h)   Governing Law ....................................................13
      (i)   Benefit and Binding Effect .......................................13
      (j)   Future Spousal Consents ..........................................13
      (k)   Further Assurances ...............................................13

Exhibits:

Exhibit A   --   Existing Shareholders and Outstanding Shares
Exhibit B   --   Investors
Exhibit C   --   Spousal Consent

                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT (this "Agreement"), is made and entered into as of __________, 1999, by and among DYNACS ENGINEERING COMPANY, INC., a Florida corporation (the "Company'), the shareholders of the Company whose names appear on Exhibit A to this Agreement (collectively referred to in this Agreement as the "Existing Shareholders" and each as an "Existing Shareholder"), and those persons whose names appear on Exhibit B to this Agreement (collectively referred to in this Agreement as the "Investors" and each as an "Investor"). The Existing Shareholders and the Investors are collectively referred to in this Agreement, together with all other persons who may hereafter become parties to this Agreement, as the "Shareholders".

                                    RECITALS

      A. As of the date of this Agreement, the Existing Shareholders own of record and beneficially the number of shares of common stock, par value $.001 per share, of the Company (the "Common Stock") set forth opposite their respective names on Exhibit A, constituting 100% of the outstanding equity securities of the Company.

      B. Upon consummation of the transactions contemplated by that certain Contribution and Exchange Agreement, dated as of August 12, 1999, by and among the Company, Cerulean FXs, Inc., a Florida corporation ("FX"), Cerulean Colorization, L.L.C., a Delaware limited liability company ("Cerulean"), and the Investors (the "Contribution Agreement"), Cerulean will become a wholly-owned subsidiary of FX, the Company will acquire 80,000 shares of common stock, par value $0.01 per share, of FX (the "FX Common Stock"), and the Investors will acquire an aggregate of 20,000 shares of FX Common Stock.

      C. Concurrently with or prior to the execution of this Agreement, the Company, Ramendra P. Singh and the Investors have executed that certain Exchange Agreement (the "Exchange Agreement") which provides, among other things, for the issuance to the Investors of shares of Common Stock in exchange for the shares of FX Common Stock held by the Investors upon the occurrence of certain events.

      D. It is a condition to the consummation of the transactions contemplated by the Contribution Agreement that this Agreement be entered into by the Company, the Existing Shareholders and the Investors.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, on the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement agree as follows:

      1. Definitions. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings given those terms in the Contribution Agreement. Otherwise, the following terms have the following meanings, unless the context otherwise requires:

            "1998 Shareholders' Agreement" means that certain Shareholders' Agreement, dated October 21, 1998, among the Company, Ramendra P. Singh, Robert
E. Skelton, Peter Likins, Javier E. Benavente, Jayant Ramakrishnan, Harry W. Schubele III and Ravi Venugopal.

            "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person.

            "business day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

            "Buy-Sell Agreement" means that certain Buy-Sell Agreement, dated March, 1996, among the Company Ramendra P Singh, Robert E. Skelton and Peter Likins.

            "CoSale Period" and "CoSale Right" have the respective meanings set forth in Section 6 of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Shares" means the shares of Common Stock that may be issued by the Company to the Investors pursuant to the terms of the Exchange Agreement.

            "Fair Market Value" means (i) with respect to the Shares, the price determined pursuant to Section 6(d) of this Agreement; and (ii) with respect to any property other than the Shares with respect to which the fair market value is to be determined, the price of the property that a willing buyer would pay in an all-cash transaction with an equally willing seller. In the event of a disagreement regarding the Fair Market Value of property other than the Shares, the resolution procedures of Section 6(d) shall apply.

            "Family Member" means, with respect to any Person, any descendant of the grandfather of the Person, the Person's spouse or any descendant of the grandfather of the Person's spouse.

            "FGCA" means the Florida General Corporation Act.

            "Involuntary Transfer" and "Involuntary Transfer Event" shall have the respective meanings set forth in Section 6 of this Agreement.

            "Member Representative" shall have the meaning given such term in
Section 2.2 of the Contribution Agreement.

            "Offered Price", "Offered Shares", "Offered Terms and Conditions" and "Other Shareholders" have the respective meanings set forth in Section 4 of this Agreement.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company trust, incorporated organization or other entity.

            "Pro rata" means, with respect to any determination, that the determination is based on the relative percentages of Shares then held by all of the Shareholders after giving pro forma effect to the issuance by the Company and the ownership by the Investors, of all of the Exchange Shares at the time the determination is made, as if all of the Exchange Shares had been then issued.

            "Proposed Transferee" has the meaning set forth in Section 3(c) of this Agreement.

            "Qualified Public Offering" means the closing of (i) an underwritten public offering of the Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act, or (ii) a merger of the Company with and into another entity pursuant to which the shareholders of the Company immediately prior to the effective date of the merger receive, upon consummation of the merger, shares of voting securities of the surviving entity or its parent that are registered under Section 12 of the Exchange Act and trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

            "Sale of Voting Control" means any transfer, or series of related transfers, of Shares to any Person who, in the aggregate with all Family Members and Affiliates of such Person, and any other Persons who are part of a syndicate or group (as defined in Section 13(d)(3) of the Exchange Act) with such Person, would (after giving effect to the transfer but disregarding any Shares held by the Person, his or her Family Members and Affiliates, and syndicate or group prior to the transfer) own Shares constituting more than 50% of the voting power of the then issued and outstanding Shares (after giving pro forma effect to the issuance by the Company, and the ownership by the Investors, of all of the Exchange Shares at the time the determination is made, as if all of the Exchange Shares had been then issued).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means any shares of Common Sock subject to this Agreement.

            "Stock Subscription Agreements" means, collectively, (i) that certain Stock Subscription Agreement, dated February 3, 1996, between the Company and Ravi Venugopal, (ii) that certain Stock Subscription Agreement, dated February 3, 1996, between the

Company and Jayant Ramakrishnan, (iii) that certain Stock Subscription Agreement, dated February 3, 1996, between the Company and Harry W. Schubele, and (iv) that certain Stock Subscription Agreement, dated February 3, 1996, between the Company and Javier Benavente.

            "transfer" means any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of Shares.

            "Transferee", "Transferor" and "Transfer Notice" have the respective meanings set forth in Section 4 of this Agreement.

      2. Restrictions on Transfer.

            (a) General Restrictions. During the term of this Agreement, none of the Shares now owned or acquired after the date of this Agreement by any of the Shareholders may be transferred unless and until:

                  (i) the transfer of Shares shall be made in accordance with the provisions of this Agreement;

                  (ii) the proposed recipient of the Shares shall have delivered to the Company a signed counterpart of this Agreement or a written acknowledgment for the benefit of the parties to this Agreement, that the Shares to be received in the proposed transfer are subject to this Agreement and that the proposed recipient and his successors in interest are and will be bound by this Agreement and agree to comply with the provisions of this Agreement relating to the transferred Shares; and

                  (iii) the transfer shall have been made pursuant to an effective registration under the Securities Act and any applicable state securities laws, or an exemption from registration, and prior to any transfer the Shareholder proposing to transfer Shares shall have delivered to the Company
(A) notice describing the manner and circumstances of the proposed transfer (copies of which the Company shall furnish to each Shareholder following receipt of the notice by the Company) and (B) if requested by the Company, a written opinion of legal counsel, which shall be reasonably satisfactory to the Company and its counsel, to the effect that the proposed transfer of Shares may be effected without registration under the Securities Act and any applicable state securities laws.

ANY ATTEMPTED TRANSFER OF SHARES OTHER THAN IN ACCORDANCE WITH THIS AGREEMENT SHALL BE NULL AND VOID AND THE COMPANY MAY REFUSE TO (i) RECOGNIZE THE TRANSFER AND NOT REFLECT IN ITS RECORDS ANY CHANGE IN RECORD OWNERSHIP OF SHARES PURSUANT TO THE TRANSFER AND (ii) TREAT AS OWNER OF THE SHARES OR TO ACCORD THE RIGHT TO VOTE AS THE OWNER OF THE SHARES OR TO PAY DIVIDENDS TO ANY TRANSFEREE TO WHOM THE SHARES SHALL HAVE BEEN TRANSFERRED.

            (b) Closing of Permitted Transfers. The closing of any transfer of Shares permitted pursuant to this Agreement shall take place at the principal executive offices of the Company unless otherwise agreed by the parties involved in the transfer. Any Shareholder which transfers Shares shall (i) do all things and execute and deliver all papers as may be necessary or reasonably requested by the Company in order to consummate the transfer of the Shares, (ii) pay all amounts as may be required for any applicable stock transfer taxes, and (iii) pay to the Company any expenses reasonably incurred by the Company in connection with the transfer (including reasonable attorneys' fees).

      3. Permitted Transfers of Shares. Subject to Section 2 of this Agreement, any Shareholder may transfer Shares in accordance with the terms and conditions of this Section 3.

            (a) Shareholder Transfers. Any Shareholder may transfer any or all of his Shares as follows:

                  (i) to any third party, provided, that (A) the transferee satisfies the requirements of Section 3(c) of this Agreement, (B) the Shares are first offered for sale to the Company and all other Shareholders in accordance with the procedures in Section 4 of this Agreement, and (C) if the transfer involves a Sale of Voting Control, it shall be made subject to the provisions of
Section 5 of this Agreement; except that the foregoing provisos shall not apply to a transfer to the Family Members of a Shareholder or a trust, investment fund or other legal entity pursuant to Section 3(b); or

                  (ii) to the Company.

            (b) Transfers to Family Members, Trusts or Other Legal Entities. Any Shareholder may transfer all or a portion of their respective Shares, by death or inter vivos, (i) to any of the Shareholder's Family Members, (ii) to any trust established solely for the benefit of the Shareholder or one or more of the Shareholder's Family Members, or to any legal entity in which the Shareholder or any of these Persons are the sole beneficial owners, or (iii) if the Shareholder is an investment fund, to any other investment fund in which the general partner or investment advisor of the Shareholder is the general partner or investment advisor of the other investment fund. Any Shares transferred to the executor of an estate, in the case of death, to any Family Member, or to any trust, investment fund or other legal entity described above in subsection
(ii) or (iii) of this paragraph, shall be subject to the provisions of this Agreement. No transfer of Shares may be made to any of the foregoing Persons unless and until the Person delivers to the Company a signed counterpart of this Agreement or a written acknowledgment that the Shares to be received in the proposed transfer are subject to this Agreement and that the Person and his successors in interest are bound by this Agreement and agree to comply with its terms. Any attempted transfer of Shares to any of the foregoing Persons other than in accordance with this Section 3(b) shall be null and void and the Company will refuse to recognize the transfer and not reflect in its records any change in record ownership of Shares pursuant to the transfer, and the Company will refuse to treat as owner of the Shares or to accord the right to vote as the owner or to pay dividends to any transferee to whom the shares shall have been transferred.

            (c) Qualified Transferees. Except as provided in Section 3(a)(ii) and/or Section 3(b), no Shareholder shall transfer any Shares pursuant to the provisions of this Agreement unless the person or group of related persons who collectively are the proposed transferee (the "Proposed

Transferee") meets each of the following criteria and delivers a certificate executed by the Proposed Transferee and addressed to the Company and each of the Shareholders certifying that:

                  (i) the Proposed Transferee is not acting in concert with or on behalf of the transferor or any affiliate of the transferor with the purpose of evading, avoiding or impairing any of the Shareholders' rights of first refusal under Section 4 of this Agreement, co-sale rights under Section 5 of this Agreement or purchase rights under Section 6 of this Agreement.

                  (ii) the Proposed Transferee is acquiring the Shares for his own account and not as an agent, bailee or nominee or on behalf of any person or with a view toward resale of the Shares;

                  (iii) the Proposed Transferee is not engaged in a business substantially similar to or which is otherwise in competition with the then-existing businesses of the Company, nor serving as an employee, officer, director or stockholder, directly or indirectly and whether as principal, agent or employee or otherwise, of any entity engaged in such business, or acting alone or in association with any individual or any other entity carrying on, engaging in, employed by or taking part in, consulting or advising or owning, sharing in the earnings of, or financing, whether as lender, investor or otherwise, any entity engaged in such business; provided, that it shall be permissible for the Proposed Transferee to invest in stock, bonds or other securities of an entity competing with the Company if (A) the stock, bonds or other securities are listed on any national securities exchange or have been registered under Section 12(g) of the Exchange Act, and (B) the investment does not equal or exceed, in the case of any class of capital stock of any one issuer, 1% of the issued and outstanding shares of the capital stock, or, in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding; and

                  (iv) the Proposed Transferee has reviewed the Transfer Notice delivered to the Shareholders pursuant to Section 4(a) of this Agreement and represents that (A) the Transaction Notice is true and correct, (B) the offer referred to in the Transaction Notice constitutes a bona-fide offer to purchase the referenced shares, (C) the Proposed Transferee is ready, willing and able to consummate the transaction described in the Transaction Notice; and (D) the Transfer Notice contains a true and complete description of the material terms of all material contracts, agreements, understandings and other arrangements, oral or written, relating to the purchase of securities.

      4. Right of First Refusal. Other than (i) a transfer under Section 3(a)(ii) to the Company, or (ii) a transfer under Section 3(b) to the Family Members of a Shareholder or a trust, investment fund or other legal entity described in Section 3(b), Shares may be sold to any person or group of related persons (collectively, the "Transferee") only after compliance with the provisions of this Section 4 and in accordance with the other provisions of this Agreement.

            (a) Transfer Notice. Any Shareholder proposing to make a transfer of Shares (the "Transferor") shall deliver a written notice of the proposed transfer (the "Transfer Notice") to the Company and to each of the other Shareholders entitled to receive an offer to purchase under the provisions of this Agreement (the "Other Shareholders"). The Transfer Notice shall contain a description of the proposed transaction and the terms of the proposed transaction, including (i) the number of Shares to be transferred (the "Offered Shares"), (ii) the name of the Transferee, including, specifically the name of each person to whom or in favor of whom the proposed transfer is to be made, (iii) the per share price at which the Offered Shares are proposed to be sold to the Transferee (the "Offered Price"), (iv) the terms of payment of the Offered Price and the other terms and conditions to the proposed sale to the Transferee (the "Offered Terms and Conditions"), and (iv) an offer to the Company and the Other Shareholders to sell to them the Offered Shares on the same terms and conditions as contained in the Transfer Notice. Notwithstanding the foregoing, if the proposed sale of the Offered Shares to the Transferee provides for consideration other than solely cash and/or promissory notes, the Company and the Other Shareholders shall have the right to purchase the Shares for, in lieu of the consideration, cash in an amount equal to the Fair Market Value of the consideration and in such case, the Transfer Notice shall state the Transferor's estimate of the Fair Market Value of the consideration, which shall be binding upon the Transferee (but not the Company or the Other Shareholders).

            (b) Acceptance. The offer may be accepted only by giving written notice of acceptance to the Transferor within 30 days of receipt of the Transfer Notice. Each of the Other Shareholders who accept the offer (the "Subscribing Shareholders") shall also deliver a copy of their notice of acceptance to the Company. A Subscribing Shareholder may subscribe in its acceptance for any portion or all of the Offered Shares.

            (c) Allocation of Offered Shares. The number of Offered Shares purchased by the Company and each Subscribing Shareholder shall be determined as follows:

                  (i) the Company shall have the right to purchase all or any portion of the Offered Shares;

                  (ii) each Other Shareholder shall have the right to purchase his pro rata share of an amount of Shares equal to the Offered Shares minus the number of Shares purchased by the Company;

                  (iii) if any Offered Shares remain unallocated and all subscriptions from Subscribing Shareholders have not been filled, the balance of the unallocated Offered Shares shall be iteratively offered and allocated pro rata by the Company among the Subscribing Shareholders whose subscriptions have not been filled until either all the Offered Shares have been allocated or all subscriptions have been filled.

            (d) Transfer to Subscribing Shareholders. If the Offered Shares have been fully subscribed for, the Company shall give written notice to that effect to the Transferor and all Subscribing Shareholders, stating the number of Offered Shares allocated to the Company and each Subscribing Shareholder, and the transfer of the Offered Shares shall thereafter be effected between the Transferor, the Company and the Subscribing Shareholders upon all of the applicable terms and conditions set forth in the Transfer Notice.

            (e) Transfer to Transferee. If the Company and the Subscribing Shareholders, in the aggregate, have not elected to purchase all of the Offered Shares, the Company shall give written notice to that effect to the Transferor and all Subscribing Shareholders, the subscriptions of the Company and each of the Subscribing Shareholders shall automatically be void, and, subject to the provisions of Section 5 of this Agreement, the Transferor may sell the Offered Shares to the Transferee, provided, that the sale is consummated within 60 days of the date the Transfer Notice was received by the Company, and provided, further, that the sale is in accordance with all the Offered Terms and Conditions (or otherwise on terms and conditions of the transaction no more favorable to the Transferee than the terms and conditions on which the Offered Shares were proposed to be sold to the Company or the Other Shareholders, as set forth in the Transfer Notice) and upon the terms and conditions set forth in this Agreement. If the Transferor does not consummate the sale of the Offered Shares to the Transferee within said 60 day period, the Offered Shares will thereafter again be subject to this Section 4.

      5. CoSale Right in Sale of Voting Control.

            (a) Rights of CoSale. If at any time a Transferor, acting alone or with his Family Members or Affiliates, proposes to transfer Shares in a Sale of Voting Control to a Transferee, and the Company and the Other Shareholders are not purchasing the Shares pursuant to the provisions of Section 4 above, each Other Shareholder which notifies the Transferor in writing within 20 days (the "CoSale Period") after receipt of the notice from the Company described in
Section 4(e) above, shall have the right (the "CoSale Right") to sell to the Transferee at the Offered Price and upon the Offered Terms and Conditions a portion of the number of Shares the Transferor proposes to sell to the Transferee that is equal to (i) the number of Shares owned by the Other Shareholder and any of his or its Family Members and Affiliates, multiplied by
(ii) a fraction equal to (x) the number of Shares proposed to be sold to the Transferee by the Transferor and any of his Family Members and Affiliates, divided (y) the total number Shares owned by the Transferor and any of his Family Members and Affiliates; whereupon the Transferor will assign so much of its interest in the agreement of sale as each Other Shareholder shall be entitled to and shall request pursuant to this Section 5(a), the number of Shares to be sold by the Transferor will be reduced by the aggregate number of Shares to be sold by each Other Shareholder, each Other Shareholder will assume the part of the obligations of the Transferor under the agreement of sale as shall relate to the sale of securities by the Other Shareholder and the Transferor shall not sell any Shares to the Transferee unless the Transferee concurrently purchases the appropriate number of Shares from each Other Shareholder who has exercised his or its right to sell under this Section 5(a).

            (b) Exercise of CoSale Right. Each of the Other Shareholders who exercises his or its CoSale Right by delivering to the Transferor during the CoSale Period notice of intent to exercise shall include in the notice the number of Shares that the Other Shareholder elects to transfer, which number may not, without the consent of the Transferor, exceed the number of Shares the Other Shareholder is permitted to sell pursuant to the CoSale Right. At the closing of the transfer, each Other Shareholder must provide for sale to the Transferee, free and clear of all liens and rights of third parties, the one or more certificates, properly endorsed for transfer or accompanied by stock powers duly executed in blank, which represent the number of Shares which the Other Shareholder elects to transfer pursuant to the exercise of his or its CoSale Right. In the event the certificate or certificates representing the Shares evidences a greater number of Shares than that elected to be transferred, the Other Shareholder shall deliver the certificate or certificates to the Company prior to the closing of the transfer with instructions for the Company to promptly re-issue new certificates in proper denominations to effect the transfer. Each Other Shareholder agrees to make the representations and warranties regarding the Company and its Subsidiaries and his or its ownership of the Shares as the Transferor may be required to make to the Transferee, provided, such representations and warranties shall be reasonably acceptable to the Other Shareholder and provided, further, that the Other Shareholder's liabilities for breach of the representations and warranties shall be limited to the Other Shareholder's proceeds of the sale of his or its Shares pursuant to the exercise of the CoSale Right, and provided, further, that if any Other Shareholder is not involved in the business of the Company, any representations or warranties that the Other Shareholder is required to make to the Transferee with respect to the business of the Company shall be limited to the best knowledge of the Other Shareholder.

      6. Other Transfers of Shares.

            (a) Involuntary Transfers. Any one or more of the following events or conditions ("Involuntary Transfers") shall be deemed to constitute an offer to transfer Shares held by any Shareholder:

                  (i) the event that (A) the Shareholder is adjudicated a bankrupt, or (B) any action of any nature whatsoever (whether voluntary or involuntary) is taken for the Shareholder's relief under any bankruptcy, reorganization, receivership, liquidation, insolvency, compromise, arrangement or moratorium statute, law or regulation, whether now in force or hereafter enacted, or (C) any assignment is made for the benefit of the Shareholder's creditors, or (D) any petition (whether voluntary or involuntary) is made or filed for the appointment of a receiver, liquidator, trustee or custodian for any of the Shareholder's assets, or if any receiver, liquidator, trustee or custodian for any of the Shareholder's assets is appointed, and the petition or the receiver, liquidator, trustee or custodian is not withdrawn or discharged within 30 days from the date of filing, making or appointment, or (E) the Shareholder acknowledges in writing that he or it has become unable to pay its debts as they become due, or (F) the Shareholder is dissolved or its business is substantially terminated for any reason whatsoever;

                  (ii) a determination that the Shareholder is incompetent, and for this purpose an individual shall be deemed to be incompetent one year following the occurrence, without subsequent revocation or annulment within the one year period, of any of the following actions: (a) a conservator of the person or estate has been appointed for the individual, (b) a court with jurisdiction has determined that the individual is incompetent or lacks capacity, or (c) two licensed physicians have certified in writing that in their opinion the individual is substantially unable to manage his or her financial resources or resist fraud or undue influence; or

                  (iii) any other event which, were it not for the provisions of this Agreement, would cause any Shares, or any interest therein, to be transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily, or by operation of law under circumstances not constituting approved means of transfer under this Agreement.

Nothing in this Section 6(a) shall be deemed to authorize any transfer not expressly permitted under Section 3 of this Agreement. Any purported transfer of any Shares in violation of any of the provisions of this Agreement shall be void and shall not be recognized by the Company and the purported transferee shall not be entitled to vote or receive any dividends on or distributions or payments with respect to the Shares.

            (b) Purchase Rights. Upon the occurrence of any event specified in
Section 6(a) (an "Involuntary Transfer Event"), first the Company and then the other Shareholders pro rata shall have the right to purchase the Shares as if the Shareholder had made an offer to sell the Shares.

            (c) Purchase Procedures. Within 90 days after the occurrence of an Involuntary Transfer Event, the Shareholder or his trustee in bankruptcy, personal representative, conservator, or guardian (as appropriate) shall give notice to the Company of the Involuntary Transfer Event, specifying the date of the event and describing in reasonable detail the nature of the Involuntary Transfer Event and the number of Shares affected. The notice shall be deemed to be an offer to sell the Shares affected by the Involuntary Transfer Event first to the Company and then the Other Shareholders pro rata at a price, in cash, equal to the Fair Market Value of the Shares. If the Company has not received the notice required by this Section 6(c), upon the expiration of the 90-day period, any shareholder, director or officer of the Company who has knowledge of the event may give notice to the Company at anytime, and each Shareholder hereby agrees that any such notice shall be deemed to be an offer on behalf of the Shareholder or his estate to sell the Shares affected by the event delivered as required by the first sentence of this Section 6(c). The offer to sell the Shares affected by the event may be accepted by the Company at any time within 30 days after receipt of the offer by the Company. If the Company does not elect to purchase all of the Shares, any remaining Shares affected by the event shall be offered to the other Shareholders in accordance with the allocation procedures set forth in Section 4(c) of this Agreement. The Company and, if the Company declines to purchase all of the Shares, the other Shareholders shall have the right to purchase all or any portion of the Shares offered for sale pursuant to this Section 6(c).

            (d) Determination of Fair Market Value of Shares Procedures. At the time the Company or, if the Company declines to exercise the option for any reason, a Shareholder (in either case, a "Purchaser") first exercises its option to purchase Shares from a Shareholder under this Section 6, the Purchaser shall submit to the Shareholder or his estate a written estimate of the per share Fair Market Value of the Common Stock. The valuation shall be conclusive on the Shareholder unless the Shareholder responds in a like manner within 30 days following receipt of the Purchaser's estimate. If the Shareholder and the Purchaser do not reach agreement as to the per Share Fair Market Value within 45 days following the Purchaser's exercise of its option to purchase, the determination of the per share Fair Market Value shall be made by arbitration. Only one arbitration proceeding may be conducted pursuant to this Section 6(d) in connection with each sale of Shares upon an Involuntary Transfer Event. Once arbitration proceedings have been commenced under this Section 6(d), no other Purchaser may bring arbitration proceedings in connection with the same transaction unless the arbitration proceedings are terminated without a determination of Fair Market Value. To institute arbitration proceedings, the Purchaser shall appoint an independent qualified appraiser, and notify the Shareholder and the other Shareholders of his or its election. If the Shareholder does not deliver written notice of appointment of another independent qualified appraiser within 10 days after receipt of the Purchaser's notice, the Purchaser's appraiser shall determine Fair Market Value. If the Shareholder delivers the notice, the two appraisers shall appoint a third independent qualified appraiser who shall determine the Fair Market Value. The determination of the Fair Market Value completed in the manner provided in this
Section 6(d) shall be conclusive and binding upon the Shareholder and the Purchaser, and all other parties to this Agreement. In no event, however, shall the Fair Market Value determined by the arbitrator or arbitrators be outside of the range of estimates of the Fair Market Value submitted by the Purchaser and the Shareholder. The cost of the appraisal shall be paid by the party whose estimate of Fair Market Value most varies from the value determined by the arbitrator (or if the parties' estimates vary equally, the cost of the appraisal share be borne equally between them). In connection with these valuations, the Company will, on a confidential basis, deliver or provide access to each appraiser of all information reasonably requested by the appraiser in order to determine the Fair Market Value.

      7. Restrictive Endorsement on Share Certificates. The face of each certificate representing Shares now or hereafter held by a Shareholder shall be stamped with a legend in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF ________,1999, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. THE SHAREHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

      8. Agreements of Certain Spouses. This Agreement has been executed by the respective spouses (the "Spouses") of the married Shareholders who are residents of the State of California, each of whom may claim a community property or other interest in the Shares from time to time held by his spouse (the "Community Shares"). Each Spouse hereby represents and agrees that he or she has read and understands the provisions of this Agreement and the effect of the provisions on any community property or other interest he or she may have in the Community Shares, including, among other things, the options of the Company and the Shareholders other than his or her spouse to purchase the Shares pursuant to this Agreement and the restrictions on Transfer of the Shares pursuant to
Section 2 of this Agreement.

      9. Termination of Existing Agreements. Effective as of the date of this Agreement, each and every provision of the 1998 Shareholders' Agreement and the Buy-Sell Agreement, and Sections 6 through 19 of each of the Stock Subscription Agreements, shall terminate and be of no further force or effect.

      10. Board of Directors. The Company and the Existing Shareholders agree to use their best efforts to cause two nominees designated by the Member Representative to be elected and continued in office as directors of each of the Company and FX until a Qualified Public Offering and for so long as the Holders own in the aggregate at least 5% of the outstanding shares of Company Common Stock assuming (if the Exchange has not previously occurred) the issuance by the Company of the Exchange Shares to the Holders effective as of the record date established by the Board of Directors of the Company for determining the shares of Company Common Stock entitled to vote for the election of directors. The Company and the Existing Stockholder will use their best efforts to cause the two nominees to be elected or appointed to the Board of Directors of each of the Company and FX within 30 days following the date of this Agreement.

      11. Miscellaneous

            (a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement shall be given in writing by hand delivery or registered or certified mail which shall be addressed, (i) in the case of the Company, to 5111 U.S. Highway 19 North, Suite 300, Palm Harbor, Florida 34684, Attn: President, and (ii) in the case of any Shareholder, to the address of the party in records of the Company (or to such other addresses as may be designated by the party). Except as otherwise provided in this Agreement, each notice shall be deemed given at the time it is received.

            (b) Amendment. Except as hereinafter provided no change or modification of this Agreement shall be valid unless the same shall have been in writing and signed by (i) all of the Shareholders and (ii) the Company. This Agreement shall be automatically amended to include any additional Shareholders who execute a counterpart of this Agreement.

            (c) Termination. This Agreement shall terminate and expire on the earliest to occur of (i) a Qualified Public Offering, and (ii) January 15, 2029; provided, however, that this Agreement may be terminated at any time by an instrument in writing signed by (x) all of the Shareholders and (y) the Company; and provided, further, however, that the term of this Agreement may be extended beyond January 15, 2029 if, at any time prior to such date, all of the parties extend its duration for as many additional periods as they may desire. Whenever the restrictions imposed hereby shall terminate, as hereinabove provided, the holder of the Shares as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new stock certificate or certificates not bearing the restrictive legend set forth in this Agreement, and not containing any other reference to the restrictions imposed hereby

            (d) Waiver. No failure or delay on the part of the Shareholders or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Shareholders or any of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies in this Agreement expressly provided are cumulative and not exclusive of any rights or remedies which the Shareholders or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Shareholders or any of them to take any other or further action in any circumstances without notice or demand.

            (e) Equitable Relief. The parties to this Agreement agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

            (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (g) Construction. When necessary, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa.

            (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to conflicts of law principles thereof.

            (i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Shareholders and their respective executors, administrators and personal representatives and heirs and their successors and assigns. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. Except as expressly provided above, this Agreement does not create, and shall not be construed to create, any rights enforceable by any person not a party to this Agreement.

            (j) Future Spousal Consents. Each Shareholder who is a resident of the State of California and is not presently married agrees to use his best efforts to cause any future spouse to execute and deliver to the Company a signed counterpart of the spousal consent attached to this Agreement as Exhibit C.

            (k) Further Assurances. Each party to this Agreement agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement, including without limitation any voting trust agreement or irrevocable proxy, that may be required to secure performance of any Shareholder's duties under this Agreement or assure the legal, binding effect of the provisions of this Agreement under the Florida General Corporation Act in each case as the same may from time to time be amended.

      IN WITNESS WHEREOF, the parties to this Agreement have signed this Agreement as of the day and year first above written.

                                       DYNACS ENGINEERING COMPANY INC.,
                                       a Florida corporation


                                       By:  ____________________________________
                                            Ramendra P. Singh
                                       Its: President


                                       THE EXISTING SHAREHOLDERS:


                                       _________________________________________
                                       Ramendra P. Singh


                                       _________________________________________
                                       Peter Likins


                                       _________________________________________
                                       Robert Skelton


                                       _________________________________________
                                       Javier E. Benavente


                                       _________________________________________
                                       Jayant Ramakrishnan


                                       _________________________________________
                                       Harry W. Schubele


                                       _________________________________________
                                       Ravi Venugopal


                                       _________________________________________
                                       Ramesh Venugopal

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                             [SIGNATURES CONTINUED]


                                       INVESTORS:


                                       _________________________________________
                                       Michael Burns


                                       _________________________________________
                                       William Dallas


                                       _________________________________________
                                       Jon Feltheimer


                                       OFFENSE GROUP ASSOCIATES, LP

                                       By:  Kaim NT, LP
                                       Its: General Partner

                                            By:  _______________________________

                                            Its: _______________________________

                                    EXHIBIT A

                              EXISTING SHAREHOLDERS
                             AND OUTSTANDING SHARES

            ---------------------------------------------------------
                   Shareholder                   Number of Shares
            ---------------------------------------------------------
                Ramendra P Singh                     2,887,500
            ---------------------------------------------------------
                  Peter Likins                        350,000
            ---------------------------------------------------------
                 Robert Skelton                       437,500
            ---------------------------------------------------------
              Javier E. Benavente                     175,000
            ---------------------------------------------------------
              Jayant Ramakrishnan                     175,000
            ---------------------------------------------------------
               Harry W. Schubele                      175,000
            ---------------------------------------------------------
                 Ravi Venugopal                       175,000
            ---------------------------------------------------------
                Ramesh Venugopal                      78,750
            ---------------------------------------------------------
                      Total                          4,453,750
            ---------------------------------------------------------


                                    Exhibit A

                                    EXHIBIT B

                                    INVESTORS

                      ------------------------------------
                                  Michael Burns
                      ------------------------------------
                                 William Dallas
                      ------------------------------------
                                 Jon Feltheimer
                      ------------------------------------
                          Offense Group Associates, LP
                      ------------------------------------


                                    Exhibit B

                                    EXHIBIT C

                                 SPOUSAL CONSENT

      The undersigned, _________________________, acknowledges that she has read the foregoing Shareholders Agreement, dated as of ___________, 1999 (the "Agreement"), and she knows the contents thereof The undersigned is aware that by the provisions of the Agreement she agrees to sell a portion or all shares of Common Stock of Dynacs Engineering Company, Inc., a Florida corporation (referred to in the Agreement as the "Company"), including any interest she may have in such shares (marital or otherwise), if any, which would be equivalent to a spousal interest by virtue of her relationship with ________________________ upon the occurrence of certain events, and the undersigned hereby consents to such sale and agrees to be bound by each and every provision of the Agreement.


                                         _______________________________________
                                         Name:


                                    Exhibit C

                                    EXHIBIT C
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agent"), is made and entered into as of ____________, 1999, by and among DYNACS ENGINEERING COMPANY, INC., a Florida corporation (the "Corporation"), and those stockholders whose names appear on the signature page to this Agreement (collectively referred to in this Agreement as the "Stockholders" and each as a "Stockholder").

                                    RECITALS

      A. The Corporation and the Stockholders are parties to that certain Contribution and Exchange Agreement, dated as of August 12, 1999 (the "Contribution Agreement"), which agreement provides for, among other things, the issuance by Cerulean FXs, Inc., a Florida corporation ("FX") of shares of its common stock, par value $0.01 per share (the "FX Common Stock") to the Corporation and each of the Stockholders in exchange for the contribution by the Corporation and each of the Stockholders of their limited liability company interests in Cerulean Colorization, L.L.C., a Delaware limited liability company.

      B. Concurrent with the execution and delivery of this Agreement, the Corporation and the Stockholders are entering into that certain Exchange Agreement (the "Exchange Agreement"), which agreement grants to the Stockholders the right to exchange their shares of FX Common Stock for shares of common stock, par value $.00l per share, of the Corporation (the "Common Stock") upon the occurrence of certain events.

      C. In connection with the transactions contemplated by the Contribution Agreement and the Exchange Agreement, the parties to this Agreement have agreed that the Corporation will provide to each of the Stockholders certain registration rights, as set forth in this Agreement. The execution and delivery of this Agreement by each of the parties to this Agreement are conditions precedent to the closing of the Contribution Agreement.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of foregoing premises and of the mutual covenants and agreements contained in this Agreement, on the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement agree as follows:

      1. Definitions

            (a) Definitions. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings given those terms in the Exchange Agreement, Otherwise, the following terms have the following meanings, unless the context otherwise requires:

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Existing Stockholders" means Ramen Singh, Peter Likins, Robert Skelton, Javier Benavente, Jayant Ramakrishnan, Harry Schubele, Ravi Venugopal and Ramesh Venugopal.

                  "Other Holder" shall have the meaning given such term in
      Section 2 of this Agreement.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, incorporated organization or other entity.

                  "Prospective Seller" shall have the meaning given such term in
      Section 4(a) of this Agreement.

                  "Registrable Stock" means (a) any and all Securities acquired or to be acquired by any of the Stockholders under and pursuant to the Contribution Agreement and the Exchange Agreement, and any and all Securities issued under this clause (a) acquired by a Stockholder from any other Stockholder; (b) any Securities issued or issuable with respect to the securities described in clause (a) above by reason of a share dividend or share split or similar transaction, or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or other transaction, and (c) any other Securities now held or acquired after the date of this Agreement by Persons holding the Securities described in clauses (a) or (b) above. As to any particular Registrable Stock, such securities shall cease to be Registrable Stock when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been sold as permitted by Rule 144 or Rule 144A (or any successor provisions) promulgated under the Securities Act, (y) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (z) such securities are eligible for sale pursuant to Rule 144 promulgated under the Securities Act without limitation as to the amount of securities to be sold.

                  The terms "register", "registered" and "registration" each refer to a registration of securities effected by preparing and filing a Registration Statement as to the securities in compliance with the Securities Act, and the subsequent effectiveness of the Registration Statement.

                  "Registration Statement" means a registration statement filed by the Corporation with the Commission under the Securities Act (other than a registration statement on Form S-4 or S-8 or any successor or similar forms, or a registration statement on any form filed in connection with an exchange offer or an offering of securities solely to the Company's existing shareholders).

                  "Securities" means any equity securities of the Corporation. Any beneficial interests in the Securities are referred to in this Agreement as "shares" of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Registration" means any registration of shares of any Securities of any class of the Corporation, whether for its own account or the account of another, effected pursuant to a Registration Statement.

            (b) Rules of Construction. The following rules of construction shall apply in interpreting this Agreement:

                  (i) A Person shall be deemed to be a holder of Registrable Stock when such Person has, or will have on or prior to the date any Securities are registered, an exercisable right to acquire Registrable Stock. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder of the Registrable Stock; and for purposes of this Agreement, the term "Stockholders" shall be deemed to include each subsequent holder of Registrable Stock, and each of these holders shall have the right to exercise any and all rights granted under this Agreement to the Stockholders.

                  (ii) This Agreement has been entered into concurrently with the execution of the Exchange Agreement and the Contribution Agreement, and, unless the context otherwise clearly requires, this Agreement shall be construed in a manner consistent with the provisions of the Exchange Agreement and the Contribution Agreement.

      2. Registration. If the Corporation at any time proposes to register any securities pursuant to a Securities Registration, it shall each time give written notice of the proposed Securities Registration (the "Corporation's Notice"), at its expense, to each of the Stockholders and to all other holders of securities of the Corporation who have the contractual right to include all or any portion of their shares in the registration on a "piggyback" basis (the "Other Holders") at least 15 days prior to the filing of a Registration Statement with respect to the Securities Registration with the Commission. Upon written request of any of the Stockholders (each, a "Stockholder's Notice") or Other Holder (a "Holder's Notice") given within is days after receipt of the Corporation's Notice, stating the number of shares of Registrable Stock to be disposed of by the Stockholder delivering the Stockholder's Notice, or the number of shares of Securities to be disposed of by the Other Holder delivering the Holder's Notice, the Corporation shall use its best efforts to cause all shares of Registrable Stock specified in each Stockholder's Notice, or shares of Securities specified in each Holder's Notice, to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods as set forth in the Corporation's Notice) of the shares, subject, however, to the limitations set forth in Section 3 of this Agreement; provided, however, that the Corporation shall have the right in its sole and absolute discretion to elect not to file, postpone or withdraw any registration effected pursuant to this Section 2 without obligation to the Stockholders or Other Holders except as provided in this Section 2; and provided, further, that the Stockholders' and Other Holders' rights to include all or any portion of their shares in an underwritten offering shall be subject to the right of the managing underwriters in the offering to exclude such shares as provided in Section 3 of this Agreement.

      3. Limitations on Securities Registration

            (a) Underwritten Offerings. If any Securities Registration is for an underwritten offering, only securities of the class and series which are to be included in the underwriting may be included in the registration, the issuance and sale of securities by the Corporation shall have priority as to sales to and by the underwriters in the registration, and the Stockholders hereby agree that they shall withdraw their securities from the registration if and to the extent requested to do so in good faith by the managing underwriters of the offering to facilitate the complete sale of the securities being registered. In connection with an underwritten offering, the Corporation shall not be required to include any Registrable Stock in such offering unless the Stockholders accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation and execute an underwriting agreement reflecting such terms (provided that such terms are consistent with this Agreement), and then only in such quantity as will not, in the good faith opinion of the managing underwriter, jeopardize the success of the offering by the Corporation.

            (b) Scale-Back Procedures. Whenever the number of shares which may be registered pursuant to Section 2 of this Agreement is limited by the provisions of Section 3(a), above, the Corporation will include in the registration (i) first, the securities the Corporation proposes to sell, and
(ii) second, the securities requested to be sold pro rata among the Stockholders and all Other Holders, allocated on the basis of the number of shares owned by each; provided, that if any Stockholder or Other Holder would thus be entitled to include more shares than the Stockholder or Other Holder requested to be registered, the excess will be allocated to the other Stockholders and Other Holders, until the full amount of shares requested by any Stockholder or Other Holder has been registered for sale. The Corporation shall use its best efforts to cause any other affected holders to withdraw from the registration to the extent necessary to comply with the foregoing priority provisions.

      4. Registration Procedures.

            (a) Obligations of the Corporation. If and whenever the Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of shares (as used in this Section 4, the "Shares") of Registrable Stock held by any Person (each, a "Prospective Seller") under the Securities Act, the Corporation shall:

                  (i) prepare and file with the Commission a Registration Statement with respect to the Shares and use its best efforts to cause the Registration Statement to become and remain effective as provided in this Agreement;

                  (ii) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectuses used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and current, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Shares covered thereby or 90 days after the effective date of the Registration Statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by the Registration Statement;

                  (iii) furnish to each Prospective Seller the number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and all other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by the Prospective Seller;

                  (iv) use its best efforts to register or qualify the Shares covered by the Registration Statement under the other securities or blue sky or other applicable laws of the jurisdictions as each Prospective Seller shall reasonably request, to enable each Prospective Seller to consummate the sale or other disposition of the Shares owned by the Prospective Seller;

                  (v) furnish to each Prospective Seller a signed counterpart, addressed to the Prospective Seller and his or its underwriters, if any, of:

                        (A) an opinion of counsel for the Corporation, dated the effective date of the Registration Statement and, if requested, the date of each closing of sales pursuant to the registration, with respect to the effective registration of such Shares; and

                        (B) if and to the extent then available under FASB and related pronouncements, a "comfort" letter signed by the independent public accountants who have certified the Corporation's financial statements included in the Registration Statement, similarly dated; covering substantially the same matters with respect to the Registration Statement (and the prospectuses included in the Registration Statement) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of the registration) in the opinions of issuers' counsel and in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

                  (vi) cause all Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

                  (vii) provide a transfer agent and registrar for all Shares not later than the effective date of the Registration Statement;

                  (viii) enter into all customary agreements (including an underwriting agreement in customary form) and take all customary actions as the Member Representative may reasonably request in order to expedite or facilitate the disposition of the Shares;

                  (ix) use its best efforts to cause the Corporation's officers, directors and employees to supply all information reasonably requested in connection with the registration by any Prospective Seller, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any Prospective Seller or underwriter, including, without limitation, all financial and other records, pertinent corporate documents and properties of the Corporation;

                  (x) notify each Prospective Seller at any time when a prospectus relating to Shares covered by the Registration Statement is effective, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Corporation shall use its reasonable efforts promptly to amend or supplement the Registration Statement to correct any such untrue statement or omission; and

                  (xi) notify each Prospective Seller of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Corporation will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

            (b) Obligations of the Prospective Sellers. In connection with the registration of Shares held by a Prospective Seller, the Prospective Seller shall:

                  (i) furnish to the Corporation all information the Corporation may reasonably require from the Prospective Seller for inclusion in the Registration Statement (and the prospectus included in the Registration Statement); and

                  (ii) upon notification by the Corporation of a state of facts described in Section 4(a)(x) or of a stop order referenced in Section 4(a)(xi), cease making sales of Shares unless and until the Corporation shall notify the Prospective Seller that the state of facts has been corrected and/or the stop order has been lifted.

      5. Expenses of Registration. All expenses incurred in effecting any registration under this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Corporation, fees and disbursements of counsel for the Prospective Sellers (but not more than one counsel representing all of the Stockholders who are Prospective Sellers), and expenses of any audits incidental to or required by any registration ("Registration Expenses") shall be borne by the Corporation; provided, that all underwriting discounts or brokerage fees or commissions relating to the sale of the securities included in the registration shall be separately borne by the sellers of the securities.

      6. Indemnification

            (a) Indemnity In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each Prospective Seller, each underwriter (as defined in the Securities Act) and each controlling person (within the meaning of the Securities Act), if any, of any Prospective Seller or underwriter (collectively, "Indemnified Parties" or an "Indemnified party"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Indemnified Parties may be subject under the Securities Act or any other statute or at common law, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which the securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document used to sell the securities, or (ii) any omission (or alleged omission) to state in any Registration Statement under which the securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document or any other document used to sell the securities, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law, in connection with any registration, qualification or compliance, and shall reimburse the Indemnified Parties for any legal or other expenses incurred by the Indemnified Parties in connection with investigating or defending any loss, claim, damage, liability or action described above; provided, however, that the Corporation shall not be liable to any Indemnified Party (i) to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document used to sell the securities, in reliance upon and in conformity with information furnished to the Corporation by that Indemnified Party, or party controlling or controlled by that Indemnified Party within the meaning of the Securities Act specifically for use in the registration, or (ii) to the extent that any such loss, claim, damage, or liability does not arise out of or is not based upon any untrue statement or omission made in such Registration Statement, if any Indemnified Person who participates as an underwriter in the offering, or who controls an underwriter in the offering, failed to give or send a final prospectus at or prior to written confirmation of sale. The indemnity provided for in this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive transfer of the securities by the Indemnified Party.

            (b) Prospective Sellers. In the event of any registration of any of the Corporation's securities under the Securities Act in which a Prospective Seller participates pursuant to this Agreement, each participating Prospective Seller agrees to indemnify and hold harmless the Corporation, its directors, each underwriter (as defined in the Securities Act) and each controlling person (within the meaning of the Securities Act) of the Corporation or underwriter, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Corporation, director, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which the securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document used to sell the securities, or any omission (or alleged omission) to state in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document or any other document used to sell the securities, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Corporation, its directors, each underwriter, and each controlling person, for any legal or other expenses reasonably incurred by these persons in connection with investigating or defending any loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that the untrue statement or omission is contained in any information or affidavit furnished in writing to the Corporation by the Prospective Seller specifically for use in the registration. The indemnity provided for in this Section 6(b) shall survive transfer of the securities by the Prospective Seller.

            (c) Contribution. If the indemnification provided for in Section 6(a) or (b) is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred tom Section 6(a) or (b), then the indemnitor in lieu of indemnifying the indemnified party under Section 6(a) or (b) shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnitor on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in the losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnitor, or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.

                  The Corporation and the other parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by a mechanical pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by any indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending the action or claim. Notwithstanding the provisions of this Section 6(c), no holder of Registrable Stock, no underwriter of Registrable Stock, and no controlling party of any of them, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock was sold exceeds the amount of any damages which the Person has otherwise been required to pay and has actually paid by reason of the untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of the fraudulent misrepresentation.

            (d) Procedures. Promptly after receipt by any Indemnified Party of a complaint, claim or other written notice of any loss, claim, damage, liability or action giving rise to a claim for indemnification under this Section 6, the party claiming indemnification under this Section 6 shall notify the indemnifying party of the complaint, notice, claim or action, and the indemnifying party shall have the right to investigate and defend the loss, claim, damage, liability or action; provided, that the failure of the Indemnified Party to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the Indemnified Party otherwise than under Section 6, or under Section 6 to the extent that the indemnifying party has not been materially prejudiced as a proximate result of the failure to provide notice. The Indemnified Party shall have the right to employ separate counsel in the action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be at the expense of the indemnifying party. If the defendants in any action shall include more that one Indemnified Party, and any of these Indemnified Parties shall reasonably conclude that counsel selected by the Corporation has a conflict of interest which under the Rules of Professional Conduct of the Florida State Bar Association (or other body regulating the practice of law in the State of Florida) would prohibit the representation because of the availability of different or additional defenses to any of the Indemnified Parties, the indemnified Party shall have the right to select separate counsel reasonably acceptable to the Corporation to participate in the defense of the claim on its behalf, at the expense of the indemnifying party who would otherwise be liable for the losses under this Section 6, it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties; provided, however, that if the parties shall not agree that a conflict of interest between the Indemnified Parties exists, then the parties shall submit the issue to the State Bar Association of Florida to determine whether a conflict of interest exists, and the determination of the State Bar Association of Florida shall be binding on the parties. The Indemnified Parties shall cooperate fully in the defense of any claim under this Section 6 and each Indemnified Party shall make available to the Corporation pertinent information under the Indemnified Party's control relating to the claim. In no event shall the indemnifying party be obligated to indemnify any party for any settlement of any claim or action effected without the indemnifying party's consent.

      7. Rights Which May Be Granted to Other Persons. The Corporation shall not grant any Person registration rights with priority as to registration or sale to underwriters which are greater than or pari passu to the registration rights granted to the Stockholders in this Agreement; provided that the Company may grant registration rights to the Existing Stockholders, or any of them, with respect to the shares of Common Stock owned by them on the date of this Agreement, which are pari passu to the registration rights granted to the Stockholders in this Agreement.

      8. Rule 144 Requirements. At all times after the close of business on the earliest of the date (a) a Registration Statement filed by the Corporation under the Securities Act becomes effective,

(b) the Corporation registers a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended, or (c) the Corporation issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Corporation shall undertake to make publicly available, and available to the Stockholders, the information that is necessary to enable the Stockholders to make sales of Registrable Stock pursuant to Rule 144 of the Commission under the Securities Act. The Corporation shall from time to time furnish to each of the Stockholders, upon request, a written statement executed by the Corporation as to the steps it has taken to comply with the current public information requirements of Rule 144.

      9. Hold-Back Agreements.

            (a) By Michael Burns. Michael Burns, a Stockholder, agrees not to effect any public sale or distribution of Securities, or securities convertible into or exchangeable or exercisable for Securities, during the seven days prior to and the period of 180 days, or a longer period (which shall not, in any event, exceed 270 days) as may be requested by the underwriters, beginning on the effective date of any Securities Registration which includes a firmly underwritten offering, except, in each case, as part of the underwritten offering.

            (b) By Corporation and Other Stockholders. The Corporation agrees
(i) not to effect the public sale or distribution of Securities, or of any securities convertible into or exchangeable or exercisable for any Securities, during the seven days prior to and the period of 180 days, or a longer period (which shall not, in any event, exceed 270 days) as may be requested by the underwriters, beginning on the effective date of any Securities Registration which includes a firmly underwritten offering, and (ii) to use its best efforts to cause each holder of Securities, or of any securities convertible into or exchangeable or exercisable for Securities purchased from the Corporation at any time on or after the date of this Agreement (other than in a registered public offering) and who is an officer or director of the Corporation, or owns more than 5% of any class of its then outstanding Securities, to agree not to effect any public sale or distribution of any Securities during this period, except as part of the underwritten offering.

      10. Miscellaneous

            (a) Notices. All notices, demands or other communications under this Agreement shall be in writing and shall be deemed to have been truly given if delivered in person, or by United States mail, certified or registered, return receipt requested or otherwise actually delivered:

                  (i) if to any of the Stockholders, at the address set forth for the Stockholder on the Corporation's records; and

                  (ii) if to the Corporation, at the address of the Corporation as set forth in the Contribution Agreement, marked for attention as therein indicated;

or such other address as may have been furnished by the Person in writing to the other parties. Any notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

            (b) Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, the invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

            (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (d) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

            (e) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

            (f) Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof maybe waived, only by a written instrument signed by all the parties to this Agreement or, in the case of a waiver, by the party or parties, as the case may be, waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

            (g) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of the prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit, or other proceedings, including any and all appeals or petitions therefrom.

            (h) Successors and Assigns. Except as otherwise provided in this Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

            (i) Specific Performance. The parties hereto agree that the securities of the Corporation cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the securities which are the subject of this Agreement, or any right or obligation to register the securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 10(i) shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties to this Agreement may have under this Agreement, at law or in equity.

            (i) Entire Agreement. This Agreement, the Contribution Agreement, and the other agreements delivered in connection with the Contribution Agreement, collectively contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement unless expressly referred to in this Agreement.

            (k) Agreement to Perform Required Acts. Each party to this Agreement agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement, that may be required to secure performance of any party's duties under this Agreement or that may be required to assure the legal and binding effect of the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                   DYNACS ENGINEERING COMPANY, INC.,
                                   a Florida Corporation

                                   By:
                                        ------------------------
                                        Dr. Ramendra P. Singh
                                   Its: President

                                   STOCKHOLDERS:


                                   -----------------------------
                                   Michael Burns


                                   -----------------------------
                                   William Dallas


                                   -----------------------------
                                   Jon Feltheimer


                                   OFFENSE GROUP ASSOCIATES, LP

                                   By:  Kaim NT, LP
                                   Its: General Partner

                                        By:
                                            -------------------------------
                                        Its:
                                            -------------------------------

                                   EXHIBIT D
                                       to
                      CONTRIBUTION AND EXCHANGE AGREEMENT

                          Dated as of August 12, 1999

                           FORM OF EXCHANGE AGREEMENT

                               EXCHANGE AGREEMENT

      THIS EXCHANGE AGREEMENT (this "Agreement"), is made and entered into as of _______________, 1999, by and among DYNACS ENGINEERING COMPANY, INC., a Florida corporation (the "Company"), RAMENDRAP. SINGH, an existing stockholder of the Company (the "Existing Stockholder"), MICHAEL BURNS ("Burns"), WILLIAM DALLAS ("Dallas"), JON FELTHEIMER ("Feltheimer") and OFFENSE GROUP ASSOCIATES, LP ("OGA") (Burns, Dallas, Feltheimer and OGA are sometimes collectively referred to in this Agreement as the "Investors" and each as an "Investor").

                                    RECITALS

      A. The Company and the Investors are parties to that certain Contribution and Exchange Agreement, dated as of August 12, 1999 (the "Contribution Agreement"), which agreement provides for, among other things, the issuance by Cerulean FXs, Inc., a Florida corporation ("FX") of 80,000 shares of its common stock, par value $0.01 per share (the "FX Common Stock") to the Company and the issuance of an aggregate of 20,000 shares of FX Common Stock to the Investors in exchange for the contribution by the Company and each of the Investors of certain securities owned by them.

      B. In connection with the Contribution Agreement, the Company and the Investors have agreed to provide for the exchange of their shares of FX Common Stock for shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") upon the occurrence of certain events, all as set forth in this Agreement. The execution and delivery of this Agreement by each of the parties to this Agreement are conditions precedent to the closing of the Contribution Agreement.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of foregoing premises and of the mutual covenants and agreements contained in this Agreement, on the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement agree as follows:

      1. Definitions. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings given those terms in the Contribution Agreement. Otherwise, the following terms have the following meanings, unless the context otherwise requires:

            "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person.

            "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Exchange" means the issuance of the Exchange Shares in exchange for all of the FX Shares as provided in this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Shares" means the shares of Company Common Stock to be issued to the Holders at the closing of the Exchange.

            "Family Member" means, with respect to any Person, any descendant of the grandfather of the Person, the Person's spouse or any descendant of the grandfather of the Person's spouse.

            "Holder" or "Holders" means, prior to the Exchange, any holder of record of the FX Shares and, following the Exchange, any holder of record of the Exchange Shares.

            "Liquidation Event" means the occurrence of any of the following:
(i) the Company voluntarily or involuntarily dissolves, liquidates or winds up its affairs; (ii) the Company becomes insolvent or makes a general assignment for the benefit of creditors; (iii) a petition in bankruptcy is filed by the Company or against the Company and not opposed by the Company; (iv) the Company is adjudicated a bankrupt or insolvent; (v) a bill in equity or other proceeding for the appointment of a receiver of the Company or other custodian for the Company's business or assets is filed and consented to by the Company; (vi) a receiver or other custodian (permanent or temporary) of the Company's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or (vii) proceedings for a composition with creditors under any state or federal law is instituted by or against the Company.

            "Member Representative" shall have the meaning given such term in
Section 2.2 of the Contribution Agreement.

            "FX Shares" shall consist of the shares of FX Common Stock acquired by the Investors pursuant to the Contribution Agreement, and any securities issued by FX with respect to those shares by way of dividend or stock split or similar transaction, and any securities issued by FX or a successor to FX with respect to those shares in connection with any recapitalization, merger, consolidation or other reorganization.

            "Optional Exchange Event" means the occurrence of any of (i) a Qualified Private Placement, (ii) the second anniversary of the date of this Agreement, (iii) a Sale of Voting Control or (iv) a Liquidation Event.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, incorporated organization or other entity.

            "pro rata" means, with respect to any determination, that the determination is based on the relative percentages of shares of Company Common Stock then held by all of the stockholders of the Company after giving pro forma effect to the issuance by the Company, and the ownership by the Holders, of all of the Exchange Shares at the time the determination is made, as if all of the Exchange Shares had been then issued.

            "Qualified Private Placement" means the closing of a sale by the Company of any debt and/or equity securities of the Company that (i) does not constitute a Qualified Public Offering and (ii) raises gross proceeds (proceeds before discounts, commissions and offering expenses) of at least $5 million.

            "Qualified Public Offering" means the closing of (i) an underwritten public offering of Company Common Stock pursuant to an effective Registration Statement, or (ii) the merger of the Company with and into another entity pursuant to which the shareholders of the Company immediately prior to the effective date of the merger receive, upon consummation of the merger, shares of voting securities of the surviving entity or its parent that are registered under the Exchange Act and trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

            "Registration Statement" means a registration statement under the Securities Act.

            "Sale of Voting Control" means any transfer, or series of related transfers, of shares of Company Common Stock to any Person who, in the aggregate with all Family Members and Affiliates of such Person, and any other Persons who are part of a syndicate or group (as defined in Section 13(d)(3) of the Exchange
Act) with such Person, would (after giving effect to the transfer but disregarding any shares of Company Common Stock held by the Person, his or her Family Members and Affiliates, and syndicate or group prior to the transfer or series of related transfers) own shares of Company Common Stock constituting more than 50% of the voting power of the then issued and outstanding shares of Company Common Stock (after giving pro forma effect to the issuance by the Company, and the ownership by the Holders, of all of the Exchange Shares at the time the determination is made, as if all of the Exchange Shares had been then issued).

            "Securities Act" means the Securities Act of 1933, as amended.

            "transfer" means any direct or indirect sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of securities.

      2. Exchange.

            (a) Optional Exchange by the Holders. Each of the FX Shares may be exchanged, together with all other FX Shares and not in part, at the option of the Member Representative at any time on the date of or subsequent to an Optional Exchange Event, for that number of fully paid and non-assessable shares of Company Common Stock determined in accordance with the provisions of

Section 4 of this Agreement. If the Member Representative desires to exchange the FX Shares for Company Common Stock pursuant to this Section 2(a), the Member Representative shall give written notice to the Company pursuant to the provisions of Section 3 below. The closing of the Exchange will take place at the time and place and in the manner set forth in Section 5 below. Notwithstanding the later closing of the Exchange, the effective date of the Exchange will be the date notice is first given by the Member Representative to the Company in accordance with Section 3 below, and the Holders entitled to receive the Exchange Shares issuable upon the Exchange will be treated for all purposes as the record holders of the Exchange Shares on that date.

            (b) Optional Exchange by the Company. Each of the FX Shares may be exchanged, together with all other FX Shares and not in part, at the option of the Company at any time on or subsequent to the fifth anniversary of the date of this Agreement, for that number of fully paid and non-assessable shares of Company Common Stock determined in accordance with the provisions of Section 4 of this Agreement. If the Company desires to exchange Company Common Stock for the FX Shares pursuant to this Section 2(b), the Company shall give written notice to the Member Representative pursuant to the provisions of Section 3 below. The closing of the Exchange will take place at the time and place and in the manner set forth in Section 5 below. Notwithstanding the later closing of the Exchange, the effective date of the Exchange will be the date notice is first given by the Company to the Member Representative in accordance with
Section 3 below, and the Holders entitled to receive the Exchange Shares issuable upon the Exchange will be treated for all purposes as the record holders of the Exchange Shares on that date.

            (c) Automatic Exchange. Each of the FX Shares then outstanding will be automatically exchanged, without election or further action by the Company or the holders of the FX Shares, for the number of fully paid and non-assessable shares of Company Common Stock determined in accordance with the provisions of
Section 4 of this Agreement, upon the effective date of a Registration Statement filed by the Company with the Commission in connection with a Qualified Public Offering. The Company shall give notice of the Exchange under this Section 2(c) to the Member Representative in accordance with Section 3 below. The closing of the Exchange will take place at the time and place and in the manner set forth in Section 5 below. Notwithstanding the later closing of the Exchange, the effective date of the Exchange will be the date the Registration Statement for the Qualified Public Offering is declared effective by the Commission, and the Holders entitled to receive the Exchange Shares issuable upon the Exchange will be treated for all purposes as the record holders of the Exchange Shares on that date.

            (d) Fractional Shares. No fractional shares of Company Common Stock will be issued upon the exchange of the FX Shares. If any fractional shares of Company Common Stock would, except for the provisions of this Section 2(d), be deliverable upon the exchange of any FX Shares the Company will, in lieu of delivering the fractional share therefor, adjust the fractional interest by rounding up the number of Exchange Shares to be issued to the Holder to the nearest whole share.

            (e) Reservation of Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of effecting the Exchange, the number of shares of Company Common Stock as shall from time to time be sufficient to effect the Exchange, and if at any time the number of authorized but unissued shares of Company Common Stock shall not be sufficient to effect the Exchange, the Company will promptly seek what corporate action may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Company Common Stock to the number of shares as shall be sufficient for the purpose of effecting the Exchange. In the event of the consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, provision shall be made in the documents of merger or consolidation, or otherwise, of the surviving corporation so that the surviving corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the exchange of the FX Shares in accordance with the provisions of this Section 2.

            (f) Payment of Costs and Taxes. The Company shall pay all costs and expenses of the Exchange, including all taxes, fees and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of the Exchange Shares or other securities or property upon the Exchange, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Exchange Shares or other securities in a name other than that in which the FX Shares so exchanged were registered.

      3. Exchange Notice. Notice of the Exchange (the "Exchange Notice") shall be provided by the Company or the Member Representative as set forth in this
Section 3.

            (a) The Member Representative shall elect to consummate the Exchange pursuant to Section 2(a) of this Agreement by giving the Company written notice of the election. The notice shall specify the names in which the Holders desire the certificates for their respective Exchange Shares to be issued.

            (b) The Company shall elect to consummate the Exchange pursuant to
Section 2(b) of this Agreement by giving the Member Representative written notice of the election. Following receipt by the Member Representative of the notice and prior to the closing of the Exchange, the Member Representative will provide notice to the Company specifying the names in which the Holders desire the certificates for their respective Exchange Shares to be issued.

            (c) The Company shall provide notice to the Member Representative of a proposed Qualified Public Offering at least 30 days prior to the date the Registration Statement for the Qualified Public Offering is first filed by the Company with the Commission. The notice shall set forth the anticipated effective date of the Registration Statement. Following receipt by the Member Representative of the notice and prior to the closing of the Exchange, the Member Representative will provide notice to the Company specifying the names in which the Holders desire the certificates for their respective Exchange Shares to be issued.

      4. Exchange Rate.

            (a) Initial Exchange Rate. Each of the FX Shares shall be exchangeable into that number of fully paid and non-assessable shares of Company Common Stock as is determined by dividing 31.2375 by the "Exchange Rate" (as defined below) in effect at the time of the exchange.

The exchange rate (the "Exchange Rate") initially will be 1. The initial Exchange Rate will be subject to adjustment from time to time in certain instances, as provided in Section 4(b) below.

            (b) Adjustment to Exchange Rate. The Exchange Rate will be subject to adjustment from time to time as provided in this Section 4(b).

                  (i) Adjustment for Stock Splits and Stock Dividends. If at any time or from time to time the outstanding shares of Company Common Stock shall be subdivided into a greater number of shares, or a dividend in Company Common Stock or other securities of the Company convertible into or exchangeable for Company Common Stock(in which latter event the number of shares of Company Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Company Common Stock, the Exchange Rate in effect immediately prior to the subdivision or at the record date of the dividend will, simultaneously with the effectiveness of the subdivision or immediately after the record date of the dividend, be proportionately reduced, and conversely, if the outstanding shares of Company Common Stock shall be combined into a smaller number of shares, the Exchange Rate in effect immediately prior to the combination will, simultaneously with the effectiveness of the combination, be proportionately increased. Any adjustment to the Exchange Rate under this Section 4(b)(i) will become effective at the close of business on the date the subdivision or combination referred to in this Section 4(b)(i) becomes effective.

                  (ii) Adjustment for Recapitalizations and Reorganizations. If at any time or from time to time there shall be a recapitalization of the Company Common Stock (other than a subdivision or combination provided for in Section 4(b)(i) above) or a merger, consolidation or reorganization of the Company, provision shall be made in the transaction so that the Holders will thereafter be entitled to receive, upon the Exchange, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of that number of shares of Company Common Stock, deliverable upon exchange of the FX Shares, immediately prior to the transaction, would have been entitled in connection with the transaction. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4(b), with respect to the rights of the Holders after the transaction, to the end that the provisions of this Section 4(b) (including adjustment of the Exchange Rate then in effect and the number of shares issuable upon the Exchange) shall be applicable after that event as nearly equivalent as is possible, using reasonable efforts.

            (c) Notice of Adjustments. In each case of an adjustment or readjustment of the Exchange Rate or the number of shares of Company Common Stock or other securities issuable upon the Exchange, if the adjustment or readjustment results in a change of more than 1% from the previous rate or number of shares, the Company, or independent public accountants selected by the Company, shall compute the adjustment or readjustment in accordance with this Agreement and prepare a certificate showing the adjustment or readjustment, and the Company will deliver the certificate to each Holder. The certificate will set forth the adjustment or readjustment, showing in detail the facts upon which the adjustment or readjustment is based, including a statement of (i) the capital stock of the Company then outstanding, (ii) the Exchange Rate then in effect and (ii) the number of shares of Company Common Stock and the type and amount, if any, of other property which at the time would be received upon exchange of the FX Shares.

            (d) Disputes as to Calculation of Exchange Rate. In the event of a disagreement between the parties regarding the Exchange Rate, (i) each of the Member Representative and the Company will retain independent public accountants to determine the rate, and within 30 days thereafter, will deliver to the other the written report of its accountants calculating the rate; (ii) if the higher rate is less than 10% above the lower rate, the average will be the Exchange Rate; (iii) if the rates exceed this 10% difference, the Member Representative and the Company will instruct their accountants to forthwith select a third reputable accounting firm to determine the Exchange Rate, and (x) if the third accounting firm's rate is between the rates of the other accountants, the third accounting firm's rate will be the Exchange Rate, or (y) if the third accounting firm's rate is outside the range of the other accountants' rates, the other accountants will continue to select new third accounting firms, until a third accounting firm so selected provides a rate which is between the first two rates, and this rate will be the Exchange Rate. In connection with these valuations, the Company will, on a confidential basis, deliver or provide access to each accounting firm of all information reasonably requested by the accounting firm in order to determine the Exchange Rate. The entire cost of all valuations performed under this Section 4(d) shall be borne by the Company.

            (e) Notice of Events Pertinent to Exchange Rights. If (i) the Company shall set a record date for the purpose of entitling the holders of Company Common Stock to receive a dividend in Company Common Stock, or any other distribution of property or securities of the Company; or (ii) the Company shall set a record date for the purpose of entitling the holders of Company Common Stock, as a class, to subscribe for or purchase any shares of any class or securities convertible into or exchangeable for shares of any class, or any option, right or warrant, to subscribe for any of the foregoing; or (iii) there is a merger or consolidation of the Company with or into another corporation or corporations; or (iv) there is a reorganization of the Company (including any exchange reorganization or sale-of-assets reorganization) or a recapitalization or reclassification of the capital stock of the Company; or (v) there is a voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, and in any such case, the Company will cause to be mailed to the Holders, at least 30 days prior to the date specified below, a notice stating the date
(x) that has been set as the record date for the purpose of a dividend, distribution, or rights subscription as described in clauses (i) and (ii) of this subsection 4(e), or (y) on which the merger or consolidation, reorganization, liquidation, dissolution or winding up described in clauses
(iii) through (v) of this subsection 4(e) is to take place.

      5. Closing of Exchange. The closing of the Exchange will take place at the time and place as the Member Representative and the Company shall mutually agree upon; provided, that the date of closing will be within 10 days following the effective date of the Exchange as determined pursuant to Section 2 of this Agreement. At the closing, each of the Holders will deliver to the Company documents of transfer in form and substance reasonably acceptable to the Company and its counsel, necessary to vest in the Company good and marketable title to the FX Shares so exchanged by the Holder, free and clear of any and all liens and rights of third parties, other than those imposed under or pursuant to this Agreement, the Contribution Agreement, against delivery by the Company to the Holders of certificates representing the Exchange Shares in the names and denominations specified by the Holders prior to the closing.

      6. Preemptive Rights.

            (a) Grant of Rights. Until a Qualified Public Offering, and except as provided in this Section 6, the Holders shall have the right to purchase, during the period or periods, at the prices and on the other terms and conditions fixed by the Board of Directors of the Company, any shares of Company Common Stock, and any options or warrants or other instruments or securities exchangeable for or convertible into shares of Company Common Stock or evidencing any right to subscribe for, purchase or otherwise acquire shares of Company Common Stock, which may be issued from time to time by the Company.

            (b) Pro-Rata Purchase. Each of the Holders shall have the right to purchase his or its pro rata portion of the securities subject to this Section
6. After giving notice of any proposed issuance of securities subject to this
Section 6 and affording each Holder the opportunity to purchase his or its pro rata share of the securities during a period of not less than 15 days after the date notice is first given to the Holder, the Company may thereafter sell any of the pro rata share of the securities that are not purchased by the Holders without further offering them to the Holders. Failure by a Holder to purchase his or its pro rata share of securities by exercise of a preemptive right on one occasion shall not constitute a waiver of such right with respect to future offerings by the Company.

            (c) Limitations on Preemptive Rights. Notwithstanding the foregoing, the Company may issue shares of Company Common Stock, or any options or warrants or other instruments or securities exchangeable for or convertible into shares of Company Common Stock or evidencing any right to subscribe for, purchase or otherwise acquire shares of Company Common Stock, without first offering the same to the Holders in the following circumstances: (i) in exchange for capital stock of the Company; (ii) to fulfill or comply with any obligation of the Company to issue shares of Company Common Stock pursuant to any present or future stock option plan, stock purchase, bonus, savings investment, or other stock incentive programs for the benefit of the directors, officers, employees of or consultants to the Company; provided, that the maximum number of shares that may be issued pursuant to any of the foregoing in any five year period does not exceed 15% of the total shares of Company Common Stock outstanding immediately following the closing of the Contribution Agreement (subject to adjustment to prevent dilution); and provided, further, that the per share exercise or purchase price under any of the foregoing was determined by the Company's Board of Directors to be at least 85% of the fair market value of a share of Company Common Stock at the time of grant of the stock purchase right, stock option or other stock incentive; (iii) in connection with a Qualified Public Offering; (iv) in connection with a merger, consolidation or reorganization of the Company with a Person or Persons who are not Affiliates of the Company; (v) in connection with any acquisition of the assets of or an equity interest in any business entity which is, or is owned by, a Person not an Affiliate of the Company, the Investors or the Existing Stockholder; or (vi) in connection with any other transaction approved in writing by the Member Representative.

      7. Put Option.

            (a) Option. If a Qualified Public Offering has not occurred prior to the fifth anniversary of the date of this Agreement (the "Option Trigger
Date"), the Member Representative shall have the right and option (the "Put Option") at any time following the Exchange, to require the

Company to purchase for the "Put Option Price" (as defined below) up to an aggregate number of Exchange Shares owned by the Holders (the shares subject to the Put Option are referred to in this Agreement as the "Option Shares") equal to (i) $900,000 divided by (ii) the per share value (the "Per Share Value") determined pursuant to Section 7(c) below, by delivering written notice of election to exercise the Put Option to the Company. The effective date of the Put Option shall be the date the exercise notice is given by the Member Representative to the Company. The portion of the Option Shares to be purchased from each Holder shall be based on the relative percentages of Exchange Shares then held by all of the Holders on the effective date of the Put Option.

            (b) Put Option Price. The "Put Option Price" for the Option Shares shall mean an amount equal to the sum of (i) $900,000 plus (ii) an additional amount necessary for the Holders to realize, on an after-tax (state and Federal) basis (calculated at the then-highest marginal tax rates, but assuming a Federal deduction for state taxes paid), and including any and all taxes (at the same marginal rates) payable on the additional amounts paid pursuant to this subsection (ii), an amount equal to the after-tax amount (similarly calculated) which the Holders would have realized had the payment of the $900,000 amount been treated, for all tax purposes, as a long-term (and if there is then more than one long-term rate, the rate applicable to assets held for at least seven years at the time of sale) capital gain.

            (c) Per Share Value.

                  (i) Calculation of Per Share Value. The Per Share Value for purposes of calculating the number of Option Shares under the Put Option shall be an amount equal to the "Fair Market Value" (as defined below) of the Company on the effective date of the Put Option, divided by the number of shares of Company Common Stock issued and outstanding on the effective date of the Put Option (and if there is more than one class of common stock of the Company then outstanding, the denominator shall be adjusted to include on an equitable basis all then outstanding shares of all classes of common stock). For purposes of
Section 7(b), "Fair Market Value" means the value determined on the basis of the businesses, properties, historical financial performance and financial condition, projections and prospects for the further growth of the Company, including its Subsidiaries and other consolidated or owned operations, considered as a single entity. The parties will use reasonable efforts to reach agreement on the Fair Market Value. In the event of a disagreement between the parties regarding the Fair Market Value, (i) each of the Member Representative and the Company will retain a reputable investment bank to determine the value, and within 30 days thereafter, will deliver to the other the written report of its investment bank as to the value; (ii) if the higher valuation is less than 10% above the lower valuation, the average will be the Fair Market Value; (iii) if the valuations exceed this 10% difference, the Member Representative and the Company will instruct their investment banks to forthwith select a third reputable investment bank, and (x) if the third investment bank's valuation is between the valuations of the other banks, the third investment bank's valuation will be the Fair Market Value, or (y) if the third investment bank's valuation is outside the range of the other banks, the average of the two investment banks' valuations that are closest together will be the Fair Market Value unless the middle valuation is equally different from the high and low valuations, in which case the middle valuation will be the Fair Market Value. In connection with these valuations, the Company will, on a confidential basis, deliver or provide access to each investment bank of all information reasonably requested by the investment bank in order to determine the Fair Market Value. The entire cost of all appraisals performed under this Section 7(c)(i) shall be borne by the Company.

                  (ii) Payment of Put Option Price. The Put Option Price for the Option Shares under the Put Option shall be paid, at the election of the Member Representative, by either (x) bank cashiers' checks in immediately available funds payable to the order of the selling holders, or (y) wire transfer of immediately available funds to an account or accounts designated by the Member Representative. Notwithstanding the foregoing, if the funds of the Company legally available to be paid for redemption of the Option Shares under applicable corporate law are insufficient to redeem all of the Option Shares, those funds which are legally available will be used to redeem the maximum possible number of Option Shares ratably among the Holders based upon the number of Option Shares held by each Holder, and the remaining Option Shares will be redeemed from the Holders by payment of a secured promissory note to each Holder with a principal amount equal to the balance of the purchase price for the Holder's Option Shares (each a "Note" and collectively, the "Notes"). Each Note
(a) will bear interest at an annual rate equal to the lesser of (x) the highest interest rate permissible by law and (y) the rate announced from time to time by Bank America NT&SA as its reference rate plus 2%, adjusting quarterly, (b) shall provide for interest only to be payable quarterly and principal to be payable as provided below, (c) shall be secured by the number of Option Shares paid for using the Note, and (d) shall have a term of 2 years.

                  On the last day of each calendar quarter following the closing of the purchase and sale of the Option Shares (each, a "Payment Date"), the Company will determine the cash amount legally available to the Company on the Payment Date that may be used to redeem shares of the Company's capital stock, and the Company will apply that amount toward repayment of the Notes, which payment will be applied ratably among the Holders based upon the number of Option Shares underlying the Notes held by the Holders on the Payment Date.

            (d) Put Option Closing. The closing of the purchase and sale of the Option Shares pursuant to this Section 7 will take place at the time and place as the Member Representative and the Company shall mutually agree upon; provided, that the date of closing will be within 30 days following the date of final determination of the Fair Market Value. At the closing, each of the Holders of the Option Shares will deliver to the Company documents of transfer in form and substance reasonably acceptable to the Company and its counsel, necessary to vest in the Company good and marketable title to the Option Shares so sold by the Holder, free and clear of any and all liens and rights of third parties, other than those imposed under or pursuant to this Agreement, the Contribution Agreement or any other agreement delivered in connection with this Agreement or the Contribution Agreement, against delivery by the Company to the Holders of the Option Shares of the Put Option Price for the Option Shares, payable in the manner set forth in Section 7(c)(ii) above.

            (e) Right of Set Off. In addition to, and without limiting any other rights the Company may have under that certain Non-Recourse Secured Promissory Note, dated as of the date of this Agreement, in the principal amount of up to $600,000 delivered by Burns to the Company (the "Promissory Note"), Burns hereby grants to the Company a right to set off and apply any payments of the Put Option Price required to be made by the Company to Burns under this Section 7 against any amounts due (and not paid when due) by Burns to the Company under the Promissory Note, without presentment, demand, protest or other notice of any kind, all of which Burns hereby expressly waives.

      S. FX Stock. Until the Exchange, other than (i) as contemplated by this Agreement or the Contribution Agreement, or (ii) as consented to in writing by the Member Representative, the Company will not, and the Existing Stockholder will not permit or cause the Company to, (x) sell, transfer or otherwise dispose of any shares of capital stock of FX owned by the Company on the date of this Agreement, or cause or permit FX to issue, sell or otherwise dispose of, or purchase, redeem or otherwise acquire any shares of capital stock of FX, or (y) grant, or cause or permit FX to grant, any right (or the preemptive right) or any option to subscribe for or purchase, or enter into, or cause or permit FX to enter into, any agreement for the issuance (contingent or otherwise) of or create, or cause or permit FX to create, any call, commitment, stock appreciation right, claim or other right of any character relating to, any shares of capital stock of FX.

      9. Hold-Back Agreement.

            (a) By Burns. Except as otherwise provided in Section 9(c) below, and in addition to all other obligations of Burns regarding the transfer of shares of Company Common Stock, Burns agrees that, without the prior written consent of the Existing Stockholder, he will not, during the period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement, transfer (i) any of a number of Exchange Shares equal to 30% of the Exchange Shares received by Burns at the closing of the Exchange, (ii) any securities issued by the Company with respect to those Exchange Shares by way of dividend or stock split or similar transaction, and (iii) any securities issued by the Company or a successor to the Company with respect to those Exchange Shares in connection with any recapitalization, merger, consolidation or other reorganization.

            (b) By the Existing Stockholder. Except as otherwise provided in
Section 9(c) below, and in addition to all other obligations of the Existing Stockholder regarding the transfer of shares of Company Common Stock, the Existing Stockholder agrees that, without the prior written consent of Burns, he will not, during the period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement, transfer (i) any of 866,250 shares of Company Common Stock, (ii) any securities issued by the Company with respect to those shares of Company Common Stock by way of dividend or stock split or similar transaction, and (iii) any securities issued by the Company or a successor to the Company with respect to those shares of Company Common Stock in connection with any recapitalization, merger, consolidation or other reorganization.

            (c) Transfers to Family Members or Trusts. Nothing in Sections 9(a) and (b) shall require Burns or the Existing Stockholder to obtain the other's consent to a transfer of all or a portion of his respective shares of Company Common Stock subject to the restrictions on transfer set forth in Section 9(a) or Section 9(b), by death or inter vivos, (i) to any of his Family Members, or
(ii) to any trust established solely for his benefit or for the benefit of one or more of his Family Members, or to any legal entity in which he or any of these Persons are the sole beneficial owners. Any shares transferred to the executor of an estate, in the case of death, to any Family Member, or to any trust or other legal entity described above in subsection (ii) of this Section 9(c), shall be subject to the provisions of this Section 9. No transfer of shares may be made to any of the foregoing Persons pursuant to this Section 9(c) unless and until the Person delivers to Burns or the Existing Stockholder, as the case may be, a signed counterpart of this Agreement or a written acknowledgment that the shares to be received in the proposed transfer are subject to Section 9 of this Agreement and that the Person and his successors in interest are bound by this Section 9 and agree to comply with its terms. Any attempted transfer of shares under this
Section 9(c) to any of the foregoing Persons other than in accordance with this
Section 9(c) shall be null and void and the Company will refuse to recognize the transfer and not reflect in its records any change in record ownership of shares pursuant to the transfer, and the Company will refuse to treat as owner of the shares or to accord the right to vote as the owner or to pay dividends to any transferee to whom the shares shall have been transferred.

      10. Miscellaneous

            (a) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, return receipt requested or otherwise actually delivered:

                  (i) if to any of the Investors or Holders or to the Existing Stockholder, at the address set forth for each of these Persons on the Company's books; and

                  (ii) if to the Company, at the address of the Company as set forth in the Contribution Agreement, marked for attention as therein indicated;

or such other address as may have been furnished by such Person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

            (b) Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason the invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

            (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (d) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

            (e) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof

            (f) Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties to this Agreement or, in the case of a waiver, by the party or parties, as the case may be, waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

            (g) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of the prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit, or other proceedings, including any and all appeals or petitions therefrom.

            (h) Successors and Assigns. Except as otherwise provided in this Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

            (i) Specific Performance. The parties hereto agree that the securities of FX and the Company cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the securities which are the subject of this Agreement, or any right or obligation to with respect to such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 8(i) shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties to this Agreement may have under this Agreement, at law or in equity.

            (j) Entire Agreement. This Agreement, the Contribution Agreement, and the other agreements delivered in connection with this Agreement and the Contribution Agreement, collectively contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement unless expressly referred to in this Agreement.

            (k) Agreement to Perform Required Acts. Each party to this Agreement agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement, that may be required to secure performance of any party's duties under this Agreement or that may be required to assure the legal and binding effect of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                   DYNACS ENGINEERING COMPANY, INC.,
                                   a Florida Corporation

                                   By:
                                        ------------------------
                                        Dr. Ramendra P. Singh
                                   Its: President


                                   -----------------------------
                                   Dr. Ramendra P. Singh


                                   INVESTORS:


                                   -----------------------------
                                   Michael Burns


                                   -----------------------------
                                   William Dallas


                                   -----------------------------
                                   Jon Feltheimer


                                   OFFENSE GROUP ASSOCIATES, LP

                                   By:  Kaim NT, LP
                                   Its: General Partner

                                        By:
                                            -------------------------------
                                        Its:
                                            -------------------------------

                                    EXHIBIT E
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                         FORM OF FIRST REFUSAL AGREEMENT

                        RIGHT OF FIRST REFUSAL AGREEMENT

      THIS RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement"), is made and entered into as of ___________, 1999, by and between DYNACS ENGINEERING COMPANY, INC., a Florida corporation ("Dynacs"), and MICHAEL R. BURNS ("Burns").

                                    RECITALS

      A. Dynacs, Cerulean FXs, Inc., a Florida corporation ("FX"), and the members (the "Members") of Cerulean Colorization, L.L.C., a Delaware limited liability company ("Cerulean"), are parties to that certain Contribution and Exchange Agreement, dated as of August 12, 1999 (the "Contribution Agreement"), which agreement provides for, among other things, the issuance by FX of 80,000 shares of its common stock, par value $0.01 per share (the "FX Common Stock") to Dynacs in exchange for the contribution by Dynacs of securities of Dynacs Digital Services, Inc., a Delaware corporation, and the issuance of an aggregate of 20,000 shares of FX Common Stock to the Members in exchange for the contribution by each of the Members of their membership interests in Cerulean.

      B. The assets of Cerulean include, in part, those assets identified on Schedule A to this Agreement (the "Subject Assets").

      C. To induce Burns to enter into the Contribution Agreement, Dynacs desires to grant to Burns a right of first refusal to purchase the Subject Assets in accordance with the terms set forth below. The execution and delivery of this Agreement by each of the parties to this Agreement are conditions precedent to the closing of the transactions contemplated by the Contribution Agreement.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of foregoing premises and of the mutual covenants and agreements contained in this Agreement, on the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement agree as follows:

      1. Definitions The following terms have the following meanings, unless the context otherwise requires:

            "Dynacs Common Stock" means the Common Stock, par value $.001 per share, of Dynacs.

            "Exchange Agreement" means that certain Exchange Agreement, dated as of the date hereof among Dynacs, Ramendra P. Singh and the Members.

            "Fair Market Value of Dynacs" shall have the meaning given such term in Section 7(c)(i) of the Exchange Agreement, and shall be determined in accordance with and be subject to the terms of Section 7(c)(i) of the Exchange Agreement.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, incorporated organization or other entity.

            "Permitted Securities" means any Dynacs Common Stock or FX Common Stock held by Burns or any of the Members.

            "Qualified Public Offering" means the closing of (i) an underwritten public offering of Dynacs Common Stock pursuant to an effective Registration Statement, or (ii) the merger of Dynacs with and into another entity pursuant to which the shareholders of Dynacs immediately prior to the effective date of the merger receive, upon consummation of the merger, shares of voting securities of the surviving entity or its parent that are registered under the Exchange Act and trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

            "Qualified Sale of Dynacs" means the closing of (i) the sale of all or substantially all of the assets of Dynacs, (ii) the transfer of 50% or more of the outstanding voting stock of Dynacs, or (iii) the merger or reorganization of Dynacs in which the equity holder(s) of Dynacs immediately prior to such merger or reorganization control less than 50% of the equity or voting power of the surviving entity after such merger or reorganization.

            "Registration Statement" means a registration statement under the Securities Act of 1933, as amended.

            "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation or other business entity of which an aggregate of 50% or more of the outstanding stock or other equity or ownership interest is, at the time, directly or indirectly owned by the Person and/or one or more subsidiaries of the Person.

            "Transfer" means any sale, assignment, license, transfer or gift of the Subject Assets, either directly or indirectly through (i) the transfer of 50% or more of the outstanding stock or other equity or ownership interest of a Person that controls, directly or indirectly through one or more Subsidiaries, any of the Subject Assets or (ii) the merger or reorganization of a Person that controls, directly or indirectly through one or more Subsidiaries, any of the Subject Assets in which the equity holder(s) of such Person immediately prior to such merger or reorganization control less than 50% of the equity or voting power of the surviving entity after such merger or reorganization; provided, however, that a Qualified Sale of Dynacs shall not constitute a "Transfer" hereunder.

      2. Right of First Refusal. Dynacs may Transfer, or cause or permit a Subsidiary of Dynacs to Transfer, all or any part of the Subject Assets to any Person that is not a Subsidiary of Dynacs (collectively, a "Transferee") only after compliance with and in accordance with the provisions of this Section 2.

            (a) Transfer Notice. If Dynacs or any Subsidiary of Dynacs proposes to make a Transfer of all or any part of the Subject Assets, Dynacs shall deliver a written notice of the proposed Transfer (the "Transfer Notice") to Burns. The Transfer Notice shall contain a description of the proposed Transfer and the terms of the proposed Transfer, including (i) a description of the Subject Assets that are the subject of the proposed Transfer, (ii) a description of the type of proposed Transfer, including whether the Transfer will be made pursuant to a transfer of assets or equity interests, a license or a merger or other reorganization, (iii) the name of the proposed Transferee, including, specifically, the name of each person to whom or in favor of whom the proposed Transfer is to be made, (iv) the price (in dollars or, if other than cash, as determined pursuant to Subsection (d) of this Section 2) at which the Transfer is proposed to be made to the Transferee (the "Offered Price"), (v) the terms of payment of the Offered Price and the other terms and conditions to the proposed Transfer to the Transferee (the "Offered Terms and Conditions"), (vi) any written term sheet or offer letter with respect to the Transfer delivered by or to the Transferee, and (vii) an offer (the "Offer") to Burns to make the Transfer to Burns for a price (the "First Refusal Price") equal to 110% of the Offered Price, which First Refusal Price may be paid in accordance with Section 2(c).

            Burns acknowledges and agrees that if the Transfer is proposed to be made in a transaction or series of related transactions in which the Subject Assets comprise only a portion of the assets to be transferred, or in a transaction in which the Transfer will be made indirectly through the transfer of equity interests or pursuant to a merger or reorganization, Burns' right to acquire the Subject Assets pursuant to this Agreement is conditional upon Burns acquiring all, and not less than all, of the assets or equity interests that are the subject of the transaction or series of related transactions (which assets or equity interests are referred to herein as the "First Refusal Assets") for a price equal to 110% of the Offered Price for such First Refusal Assets, which price may be paid in accordance with Section 2(c).

            (b) Acceptance. Burns shall have the right to accept the Offer by written notice of acceptance (the "Acceptance Notice") from Burns to Dynacs within 15 days of receipt of the Transfer Notice. The failure by Burns to deliver an Acceptance Notice within 15 days of receipt of the Transfer Notice shall result in the waiver by Burns of his rights set forth in this Section 2 only with respect to the Subject Assets set forth in the Transfer Notice and only with respect to the specific Transfer described in the Transfer Notice, and shall not act as a waiver of any future application of this Section 2 to any other Subject Assets or the Subject Assets included in the Transfer Notice if the proposed Transfer is not consummated as set forth in the Transfer Notice.

            (c) Payment of the First Refusal Price. If Burns accepts the Offer in accordance with this Agreement, the First Refusal Price may be paid (A) in cash, (B) in Permitted Securities (the value of which shall be determined in accordance with Section 2(e) below), or (C) in a combination of cash and Permitted Securities.

            (d) Determination of the Offered Price. If any or all of the consideration comprising the Offered Price consists of property other than cash, the value of such property (the "Non-Cash Consideration") shall be its "fair market value" as determined in accordance with this Section 2(d). If the Non-Cash Consideration consists of securities listed for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("Marketable Securities"), the fair market value of such securities shall mean the average of the daily closing prices for the twenty days preceding the Transfer Notice, or, if no closing price is available for any such day or days, the average of the reported closing bid and ask prices for the day or days with respect to which no closing price is available. If the Non-Cash Consideration consists in part of property other than Marketable Securities, the parties will use reasonable efforts to reach agreement on the fair market value of such Non-Cash Consideration. If Burns and Dynacs do not reach agreement as to the fair market value of the Non-Cash Consideration within 15 days following the delivery by Burns of the Acceptance Notice, the determination of the fair market value of the Non-Cash Consideration shall be made by arbitration. To institute arbitration proceedings, Burns shall appoint an independent qualified appraiser, and notify Dynacs of its election. If Dynacs does not deliver written notice of appointment of another independent qualified appraiser within 10 days after receipt of the notice from Burns, Burns' appraiser shall determine the fair market value of the Non-Cash Consideration. If Dynacs delivers the notice, the two appraisers shall appoint a third independent qualified appraiser who shall determine the fair market value of the Non-Cash Consideration. The determination of the fair market value of the Non-Cash Consideration completed in the manner provided in this Section 2(d) shall be conclusive and binding upon the parties hereto. In no event, however, shall the fair market value of the Non-Cash Consideration determined by the arbitrator or arbitrators be outside of the range of estimates of the fair market value of the Non-Cash Consideration submitted by Burns and Dynacs. The cost of the appraisal shall be paid by the party whose estimate of the fair market value of the Non-Cash Consideration most varies from the value determined by the arbitrator (or if the parties' estimates vary equally, the cost of the appraisal share be borne equally between them). In connection with these valuations, Dynacs will, and will use its best efforts to cause the Transferee to, on a confidential basis, deliver or provide access to the appraiser of all information reasonably requested by the appraiser in order to determine the fair market value of the Non-Cash Consideration.

            (e) Valuation of Permitted Securities. If Burns elects to transfer Permitted Securities to Dynacs as payment, in whole or in part, of the First Refusal Price, the per share value of the Permitted Securities shall be an amount equal to (i) the Fair Market Value of Dynacs on the date the Acceptance Notice is received by Dynacs, divided by (ii) the number of shares of Dynacs Common Stock issued and outstanding on such date (and if there is more than one class of common stock of Dynacs then outstanding, the denominator shall be adjusted to include on an equitable basis all then outstanding shares of all classes of common stock); provided, that if any Permitted Securities to be transferred as payment of the First Refusal Price consist, in whole or in part, of shares of FX Common Stock, such shares of FX Common Stock shall be deemed to have been converted into shares of Dynacs Common Stock pursuant to the terms of the Exchange Agreement, and the per share value of the Permitted Securities shall be calculated as if such shares of Dynacs Common Stock are outstanding on the date the Acceptance Notice is received by Dynacs.

            (f) Closing. The closing of the transfer of the First Refusal Assets pursuant to this Section 2 will take place at the time and place as Burns and Dynacs shall mutually agree upon;

provided, that the date of closing will be within 30 days following the later of (A) the delivery of the Acceptance Notice or (B) the date of final determination of the First Refusal Price. At the closing, Dynacs will deliver or cause to be delivered to Burns possession of and title to the First Refusal Assets (or, if the proposed Transfer is to be made pursuant to a license, a license to the First Refusal Assets on the same terms and conditions as set forth in the Transfer Notice), and documents of transfer in form and substance reasonably acceptable to Burns with respect thereto, and Burns will deliver to Dynacs the First Refusal Price.

      3. Term. This Agreement shall commence upon execution hereof, and shall continue in full force and effect until the earlier of (i) a Qualified Public Offering, (ii) a Qualified Sale of Dynacs or (ii) the fifth anniversary of the date of this Agreement.

      4. Miscellaneous

            (a) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, return receipt requested or otherwise actually delivered:

                     (i) if to Dynacs, to:

                         Dynacs Engineering Company, Inc.
                         35111 U.S. Highway l9 North, Suite 300
                         Palm Harbor, Florida 34684
                         Attention: Dr. Ramendra P. Singh, President
                         Tel: (813) 787-1245
                         Fax: (813) 787-2503

                         with a copy to:

                         Frankfurt Garbus Klein & Selz
                         488 Madison Avenue, 9th Floor
                         New York, NY 10022
                         Attention: Gary A. Schonwald, Esq.
                         Tel: (212) 980-0120
                         Fax: (212) 593-9175

                         and

                    (ii) if to Burns, to:

                         Michael R. Burns
                         do Prudential Securities
                         2049 Century Park East, Suite 1200
                         Los Angeles, California 90067
                         Tel: (310) 996-2929
                         Fax: (310) 458-7595
                         with a copy to:

                         Troop Steuber Pasich Reddick & Tobey, LLP
                         2029 Century Park East
                         Twenty-Fourth Floor
                         Los Angeles, CA 90067
                         Attention: Richard E. Troop, Esq.
                         Tel: (310) 728-3000
                         Fax: (310) 728-2200

or such other address as may have been furnished by such Person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

            (b) Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, the invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

            (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (d) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

            (e) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof

            (f) Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties to this Agreement or, in the case of a waiver, by the party or parties, as the case may be, waiving compliance. Except as otherwise set forth herein, no delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

            (g) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of the prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit, or other proceedings, including any and all appeals or petitions therefrom.

            (h) Successors and Assigns. Except as otherwise provided in this Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

            (i) Specific Performance. The parties hereto agree that the Subject Assets are unique, that an adequate remedy at law will not be available in the event of a breach of this Agreement, and that the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the Subject Assets which are the subject of this Agreement, or any right or obligation to with respect to such Subject Assets, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 4(i) shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties to this Agreement may have under this Agreement, at law or in equity.

            (j) Entire Agreement. This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement unless expressly referred to in this Agreement.

            (k) Agreement to Perform Required Acts. Each party to this Agreement agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement, that may be required to secure performance of any party's duties under this Agreement or that may be required to assure the legal and binding effect of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        DYNACS ENGINEERING COMPANY, INC.,
                                        a Florida Corporation

                                        By:
                                             ------------------------------
                                             Dr. Ramendra P. Singh
                                        Its: President


                                        -----------------------------------
                                        Michael R. Burns

                                   SCHEDULE A
                                       to
                        RIGHT OF FIRST REFUSAL AGREEMENT
                               Dated as of , 1999

                                 SUBJECT ASSETS

A.    Patents and Patent Applications

      1.    United States Patent Number 4,149,185, dated April 10, 1979:
            Apparatus and Method For Animated Conversion of Black and White Video to Color.
      2.    United States Patent Number 4,642,676, dated February 10, 1987:
            Priority Masking Techniques for Video Special Effects.
      3.    Application for United States Patent, filed October 27, 1995:
            Filtering in Picture Colorization, and any United States Patent issued pursuant to such application.
      4. Application for United States Patent, filed October 27, 1995: Region Definition in Picture Colorization, and any United States Patent issued pursuant to such application.
      5.    Application for United States Patent, filed September 1, 1995:
            Picture Colonization, and any United States Patent issued pursuant to such application.
      6.    Application for United States Patent, filed September 8, 1995:
            Polygon Reshaping in Picture Colorization, and any United States Patent issued pursuant to such application.
      7. Canadian Patent Number 1,231,436, dated January 12, 1988: Priority Masking Techniques for Video Special Effects.
      8. Italian Patent Number 532,397, dated June 10, 1987: Classicolor (trademark).

B.    Copyrights

      1.    All copyrights in the C Track Colorization Software.
      2. All copyrights in the Computoons Software (Ink & Paint Utilized for Animation).
      3. All copyrights in the colorized version of the film "Night of the Living Dead."
      4. All copyrights in the colorized version of the film clip of the Hindenberg burning.
      5. All copyrights in the colorized version of certain Midway war footage.
      6. All copyrights and other rights (including, without limitation, rights to proceeds) in the colorized versions of episodes of the Adventures of Rin Tin Tin.
      7. All other copyrights owned by Cerulean Colorization L.L.C. upon consummation of the transactions contemplated by the Contribution Agreement.


                                   SCHEDULE A

                                    EXHIBIT F
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                             FORM OF PROMISSORY NOTE

                      NON-RECOURSE SECURED PROMISSORY NOTE

$600,000.00                                             Los Angeles, California
                                                        __________________, 1999

      IN CONSIDERATION of such advances ("Advances") as DYNACS ENGINEERING COMPANY, INC., a Florida corporation (the "Company") from time to time may make hereon to or for the benefit of MICHAEL BURNS ("Borrower") pursuant to the Schedule annexed hereto up to a maximum aggregate amount of $600,000, Borrower hereby promises to pay to the order of the Company or its assigns, on the "Repayment Date" (as defined below), the principal amount of all Advances, together with interest thereon from the date of such Advances, all on the terms and conditions set forth below.

      1. Contribution and Exchange Agreement. This Note is delivered pursuant to the terms of Section 6.9 of that certain Contribution and Exchange Agreement, dated as of August 12, 1999, among the Company, Cerulean FXs, Inc., a Florida corporation ("FX"). Cerulean Colonization, L.L.C., a Delaware limited liability company ("Cerulean"), Borrower and the other members of Cerulean whose names appear on Exhibit A thereto (the "Agreement"), and represents the maximum amount of loan advances to which Borrower is entitled under Section 6.9 of the Agreement.

      2. Interest. Interest on the unpaid principal amount of all Advances, and on accrued and unpaid interest thereon, shall accrue annually from the date of the Advance until the entire principal amount of the Advance is paid in full at a rate equal to five and seven-tenths percent (5.7%) per annum.

      a. Repayment Date. All outstanding and unpaid principal and interest on this Note shall be due and payable on ___________ 2004 (the "Repayment Date"). All payments on this Note shall be made at such address as the holder of this Note may from time to time advise Borrower in writing, in lawful money of the United States of America.

      4. Optional Prepayment. The Borrower may, at any time and from time to time and without penalty, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principal amount of this Note. All prepayments under this Note shall be credited first to accrued and unpaid interest and second to the unpaid principal amount of this Note.

      5. Security. As collateral security for the full and prompt payment when due (whether by stated maturity, by acceleration or otherwise) of all amounts payable under this Note, Borrower is creating and assigning to the Company, a security interest in all of Borrower's right, title and interest in and to 12,381 shares of common stock, par value $0.01 per share, of FX owned by

Borrower, pursuant to that certain Pledge and Security Agreement, dated the date of this Note, between Borrower and the Company (the "Pledge Agreement"). This
Note is non-recourse to Borrower, and upon the occurrence of an Event of Default, the Company's sole recourse and remedy shall be the exercise of the rights and remedies with respect to the collateral granted the Company in the Pledge Agreement.

      6. Events of Default. If any one or more of the following events (each an "Event of Default") shall occur:

            (a) Borrower shall fail to make any required payment of principal of or interest on this Note when due and payable (whether at stated maturity, acceleration or otherwise), and such failure continues for a period of ten (10) days after written notice thereof and demand for payment from the Company to Borrower; or

            (b) (i) any order, judgment or decree shall be entered under any bankruptcy or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating Borrower bankrupt or insolvent, (ii) any proceeding, whether voluntary or involuntary, shall be commenced by or against Borrower under any Bankruptcy Law of any jurisdiction, which proceeding shall remain undismissed or unstayed for a period of 30 days, (iii) a general assignment for the benefit of his creditors shall be made by Borrower, or (iv) the Borrower admits in writing his inability to pay his debts as they mature;

then the entire outstanding and unpaid principal under this Note, together with all accrued and unpaid interest under this Note, shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

      7. Waiver. No failure or delay on the part of the Company or any other holder of this Note in exercising any right, power or privilege under this Note and no course of dealing between Borrower, the Company or any other holder shall operate as a waiver of any right, power or privilege under this Note, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other exercise of any right, power or privilege under this Note or the exercise of any other right, power or privilege.

      8. Presentment and Demand. Borrower hereby waives presentment, demand and notice of nonpayment, dishonor and protest.

      9. Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, shall refer to this Note and may be delivered in person, or by United States mail, certified or registered, return receipt requested, or by facsimile, receipt confirmed, or otherwise actually delivered to the parties at their addresses set forth below, or such other addresses as the parties may designate by like notice:

            (a)   If to the Company, to:

                  Dynacs Engineering Company, Inc.
                  35111 U.S. Highway 19 North, Suite 300

                  Palm Harbor, Florida 34684
                  Attn: President
                  Fax: (813) 787-2503

                  (b) If to the Borrower, to:

                  Mr. Michael Burns
                  c/o Prudential Securities
                  2049 Century Park East, Suite 1200
                  Los Angeles, California 90067
                  Fax: (310) 458-7595

                  with a copy to:

                  Richard E. Troop, Esq.
                  Troop Steuber Pasich Reddick & Tobey, LLP
                  2029 Century Park East, 24th Floor
                  Los Angeles, CA 90067
                  Fax: (310) 728-2201

Any such notice shall be deemed given, if delivered personally, upon receipt, if sent by certified or registered mail 3 days after deposit (postage prepaid) with the U.S. mail service, and if sent by facsimile, one business day following the date receipt is confirmed.

      10. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Secured Promissory Note as of the date first above written.


                                             ------------------------------
                                             Michael Burns

                                    SCHEDULE
                                       TO
                                 PROMISSORY NOTE

                            Dated as of July ___ 1999

                                    ADVANCES

           No advances have been made as of the date of this Schedule.


BORROWER:                            COMPANY:


------------------------             DYNACS ENGINEERING COMPANY, INC.,
Michael Burns                        a Florida Corporation


                                     By:
                                          --------------------------------
                                          Dr. Ramendra P. Singh
                                     Its: President

                                    EXHIBIT G
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                           FORM OF SECURITY AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), is made and entered into as of ________ 1999, by and between DYNACS ENGINEERING COMPANY, INC., a Florida corporation (the "Company"), and MICHAEL BURNS ("Borrower").

                                    RECITALS

      A. Pursuant to that certain Non-Recourse Secured Promissory Note, dated the date of this Agreement, between Borrower and the Company (the "Note"), Borrower from time to time may become indebted to the Company in the aggregate principal amount of up to $600,000.00 (the "Loan").

      B. Pursuant to that certain Contribution and Exchange Agreement, dated as of August 12, 1999, among the Company, Cerulean Colonization L.L.C. ("Cerulean"), Cerulean FXs, Inc. ("FX"), and the members of Cerulean (including Borrower) whose names appear on Exhibit A to the agreement (the "Contribution Agreement"), Borrower will acquire on the closing of the Contribution Agreement 12,381 shares (the "Shares") of common stock, par value $0.01 per share, of FX in exchange for the contribution by Borrower of certain securities owned by him.

      C. At the closing of the Contribution Agreement, the members of Cerulean (including Borrower), the Company and an existing stockholder of the Company are entering into that certain Exchange Agreement (the "Exchange Agreement") providing for, among other things, the exchange by the members of their FX Shares for shares (the "Exchange Shares") of common stock, par value $0.01 per share, of the Company upon the occurrence of certain events.

      D. As a material inducement to the Company to make the Loan to Borrower, and to secure the performance by Borrower of his obligations under the Note, Borrower has agreed to enter into this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of foregoing premises and in order to induce the Company to make the Loan, Borrower hereby agrees as follows:

      1. Pledge. As security for Borrower's full and faithful performance of each and all of his obligations and liabilities under the Note and this Agreement, and any and all modifications, extensions or renewals of the Note and this Agreement, Borrower hereby creates and grants to the Company a security interest in and to: (a) the Shares, and, other than as set forth in Section 7(a)(ii) below, any monies, securities, rights and property issued or received in exchange for the Shares or with respect to the Shares, including, without limitation, any cash dividends or distributions, any securities that may be issued to Borrower as a stock dividend and any securities, rights or other property which Borrower may receive after the date of this Agreement or be entitled to receive in exchange for the Shares, whether upon a merger, reorganization, consolidation, stock split or reclassification, or otherwise, including the Exchange Shares; and (b) any and all additions and substitutions to and for the foregoing and the proceeds of any of the foregoing (collectively, the "Collateral").

      2. Security for Obligations. This Agreement secures and the Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all amounts payable by Borrower to the Company under the Note, whether for principal, interest, fees, costs or expenses now or hereafter existing under the Note or this Agreement (the "Secured Obligations").

      3. Delivery. In furtherance of the grant of the security interest referred to in Section 1 of this Agreement, (a) Borrower has delivered to the Company, concurrently with the execution and delivery of this Agreement, all certificates representing the Collateral, together with instruments of transfer or assignment duly executed in blank, and (b) Borrower shall deliver to the Company, promptly after they are received by Borrower, certificates and other indicia of ownership representing any securities or other instruments referred to in Sections 1(a) and 4 of this Agreement which are not currently held by Borrower, including, without limitation, certificates representing the Exchange Shares, together with instruments of transfer or assignment duly executed in blank.

      4. Additional Collateral Received by Borrower Except as set forth in
Section 7(a)(ii) below, any money, securities or other property received by Borrower after the date of this Agreement in respect of or in exchange or substitution for any of the Collateral shall be, and shall be deemed to have been, received by Borrower as trustee for the Company, and Borrower shall forthwith, without any notice or demand whatsoever (all notices, demands and other actions on the part of the Company being hereby expressly waived) endorse, transfer and deliver any and all such sums, securities and other property to the Company to be held by the Company as Collateral for the Secured Obligations.

      5. Representations and Warranties. Borrower hereby represents and warrants to the Company as follows:

            (a) Borrower is the sole record and beneficial owner of the Shares free and clear of any "Lien" (as defined in the Contribution Agreement) on or affecting title to the Shares, except for the Liens created by this Agreement and Liens created or existing under the Exchange Agreement and the "Shareholders Agreement" (as defined in the Contribution Agreement).

            (b) Under the California Uniform Commercial Code, the pledge of the Collateral pursuant to this Agreement will create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

            (c) No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge of the Collateral by Borrower pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by Borrower, or (ii) for the exercise by the Company of the rights provided for in this Agreement or of the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

      6. Further Assurances. Borrower agrees that at any time and from time to time, at the cost and expense of Borrower, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, and that the Company may reasonably request, in order to perfect and protect the lien and security interest granted by this Agreement or to enable the Company to enforce its rights and remedies under this Agreement with respect to the Collateral.

      7. Voting Rights: Dividends. Etc

            (a) As long as no "Event of Default" (as defined in the Note) shall have occurred and be continuing:

                  (i) Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

                  (ii) Borrower shall be entitled to receive and retain any and all dividends and distributions paid or made in respect of the Collateral.

            (b) Upon the occurrence and during the continuance of an Event of
Default:

                  (i) Upon notice by the Company to Borrower, all rights of Borrower to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 7(a) (i) above shall cease, and all such rights shall at that time become vested in the Company who shall have the sole right to exercise the voting and other consensual rights pertaining to the Collateral.

                  (ii) All rights of Borrower to receive the dividends and/or distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) above shall cease, and all of these rights shall at that time become vested in the Company who shall have the sole right to receive and hold as collateral those dividends and/or distributions.

                  (iii) Borrower shall, if necessary to permit the Company to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 7(b)(ii)above, execute and deliver to the Company, from time to time and upon written notice of the Company, appropriate proxies, dividend and distribution payment orders and other instruments as the Company may request.

      8. Transfers and Other Liens. Borrower agrees that he will not (i) sell, assign, transfer, pledge or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, except as otherwise required and/or permitted under the Contribution Agreement, the Exchange Agreement or the Shareholders Agreement, provided that prior to any transfer to a family member of Borrower or a trust or other legal entity pursuant to Section 3(b) of the Shareholders Agreement, the Family Member, trust or other legal entity shall execute and deliver to the Company an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such family member, trust or other entity assumes all obligations of Borrower under, and agrees to become bound by all of the terms and provisions of, this Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral except for the Liens created by this Agreement and Liens created or existing under the Exchange Agreement and the Shareholders Agreement. Notwithstanding the immediately preceding sentence, Borrower may, subject to the terms of the Shareholders Agreement, enter into a contract for the sale or other disposition of all or any portion of the Collateral, provided that Borrower's obligations under the Note will be paid in full concurrently with the sale of the Shares.

      9. Reasonable Care. The Company shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Company accords its own property.

      10. Remedies upon Default. If any Event of Default shall have occurred and be continuing, the Company may exercise in respect of the Collateral, but subject to the applicable terms of the Shareholders Agreement, all the rights and remedies of a secured party after default under the California Uniform Commercial Code as in effect from time to time at law, in equity or otherwise with respect to the Collateral, all such rights and remedies being cumulative, not exclusive, and enforceable intermittently, successively or concurrently; provided, however, that the Company shall not make any disposition of the Collateral unless the Company shall first have given to Borrower such prior notice in writing of the time on or after which the intended disposition is to be made and the manner of the disposition as may be required under the California Uniform Commercial Code as then in effect. The right of Borrower to redeem the Collateral after an Event of Default shall require tender to the Company of the fulfillment of all of the Secured Obligations, as well as the expenses reasonably incurred by the Company in preparing the Collateral for disposition in arranging for the sale of the Collateral, and the reasonable attorneys' fees and legal expenses incurred in connection with the foregoing. Upon disposition of the Collateral after default, the proceeds from the disposition shall be applied first to the reasonable expenses of holding, preparing for sale and selling the Collateral, and the reasonable attorneys' fees and legal expenses incurred by the Company in connection with the foregoing, and then to satisfaction of the Note; any and all amounts remaining shall be promptly paid, without offset, to Borrower. The Company acknowledges and agrees that the Note is nonrecourse to Borrower and that the Company's sole recourse and remedy upon an Event of

Default shall be the exercise of its rights with respect to the Collateral as provided in this Agreement.

      11. Term; Return of Collateral. This Agreement commenced on the date first set forth above and shall terminate upon payment and performance in full by Borrower of the Secured Obligations. Upon or concurrently with payment and performance in full by Borrower of the Secured Obligations, the Company shall immediately deliver to Borrower the Collateral, together will the executed instruments of transfer or assignment, held by the Company under this Agreement, and this Agreement shall terminate.

      12. Miscellaneous

            (a) Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, shall refer to this Agreement and may be delivered in person, or by United States mail, certified or registered, return receipt requested, or by facsimile, receipt confirmed, or otherwise actually delivered to the parties at their addresses set forth below, or such other addresses as the parties may designate by like notice:

            (i)   If to the Company, to:

                  Dynacs Engineering Company, Inc.
                  35111 U.S. Highway 19 North, Suite 300
                  Palm Harbor, Florida 34684
                  Attn: President
                  Fax: (727) 787-2503

            (ii)  If to the Borrower, to:

                  Mr. Michael Burns
                  c/o Prudential Securities
                  2049 Century Park East, Suite 1200
                  Los Angeles, California 90067
                  Fax: (310) 458-7595

                  with a copy to:

                  Richard E. Troop, Esq.
                  Troop Steuber Pasich Reddick & Tobey, LLP
                  2029 Century Park East, 24th Floor
                  Los Angeles, CA 90067
                  Fax: (310) 728-2201

Any such notice shall be deemed given, if delivered personally, upon receipt; if sent by certified or registered mail 3 days after deposit (postage prepaid) with the U.S. mail service; and if sent by facsimile, one business day following the date receipt is confirmed.

            (b) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of the prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit, or other proceedings, including any and all appeals or petitions therefrom.

            (c) Amendments. Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower from the terms of this Agreement shall in any event be effective unless the same shall be in writing, signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (d) Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full of all of the Secured Obligations, (b) be binding upon Borrower and his assigns, and (c) inure, together with the rights and remedies of the Company under this Agreement, to the benefit of and be enforceable by the Company and its successors, transferees and assigns.

            (e) Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, the invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed and construed in accordance with the law's of the State of California applicable to contracts made and to be performed entirely within the State of California, without regard to principles of conflicts of law.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (g) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

            (h) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        DYNACS ENGINEERING COMPANY, INC.,
                                        a Florida Corporation

                                        By:
                                             ------------------------------
                                             Dr. Ramendra P. Singh
                                        Its: President


                                        -----------------------------------
                                        Michael R. Burns

                                    EXHIBIT H
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                      FORM OF AMENDED AND RESTATED ARTICLES
                           OF INCORPORATION OF DYNACS

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                        DYNACS ENGINEERING COMPANY, INC.

      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

      The name of the corporation shall be:

                        DYNACS ENGINEERING COMPANY, INC.

The principal place of business of this corporation shall be 35111 U.S. Highway 19 North, Suite 300, Palm Harbor, Florida 34684.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the Laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have issued and outstanding at any one time is 10,000,000 shares of common stock having $.00l par value per share.

                               ARTICLE IV. ADDRESS

      The street address of the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc. - Gail Shelby.

                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

      This corporation shall have one director, initially. The name and Street address of the initial director who shall hold office for the first year of the corporation, or until his successor is elected or appointed is:

           Ramanendra Singh                  118 Harbor Drive
           Dir.                              Palm Harbor, Florida 34683

                             ARTICLE VII. SUBSCRIBER

      The name and street address of the subscriber to these Articles of Incorporation is:

           Gail Shelby                       502 East Park Avenue
                                             Tallahassee, Florida 32301

      IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal on this _____ day of ,1999.

                                                                 (SEAL)
                                       --------------------------------
                                       Gail Shelby

STATE OF FLORIDA

COUNTY OF LEON

      The foregoing instrument was acknowledged before me this ______ day of___________ 1999, by Gail Shelby.


----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires: ___________

                                    EXHIBIT I
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                     FORM OF OPINION OF COUNSEL TO CERULEAN

[LETTERHEAD OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP]

__________ 1999

Dynacs Engineering Company, Inc.
35111 U.S. Highway 19 North, Suite 300
Palm Harbor, Florida 34684

            Re: Cerulean Colorization, LLC

Ladies/Gentlemen:

      We have acted as special counsel to Cerulean Colorization, LLC, a Delaware limited liability company (the "Company"), in connection with the contribution to Cerulean FXs, Inc., a Florida corporation ("FXs") by Dynacs Engineering Company, a Florida corporation ("Dynacs"), of all the outstanding shares of capital stock of Dynacs Digital Services, Inc., a Delaware corporation ("Digital"), and a wholly-owned subsidiary of Dynacs, and the contribution to FXs by the several members of the Company (the "Cerulean Members") of all their membership interests in the Company (the "Cerulean Membership Interests"), pursuant to that certain Contribution and Exchange Agreement (the "Agreement"), dated as of August 12, 1999, by and among Dynacs, FXs, the Company and the Cerulean Members.

      All capitalized terms not otherwise defined herein shall have the same meaning herein as in the Agreement.

      We are delivering this opinion at the request of the Company to you pursuant to the provisions of Section 7.12 of the Agreement.

      For purposes of rendering the opinions set forth in this letter (the "Opinion"), we have reviewed originals or copies of the following documents:

      (i) The Certificate of Formation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Formation");

      (ii) That certain Operating Agreement of the Company, dated as of December 23, 1996, by and among the Cerulean Members;

      (iii) The Agreement;

Dynacs Engineering Company, Inc.
____________,  1999
Page 2

      (iv) That certain Exchange Agreement, dated as of even date herewith, by and between Dynacs, Dr. Ramendra Singh and the Cerulean Members (the "Exchange Agreement");

      (v) That certain Shareholders Agreement, dated as of even date herewith, by and among the Cerulean Members, Dynacs, and the several capital stockholders of Dynacs (the "Shareholders Agreement");

      (vi) That certain Registration Agreement, dated as of even date herewith, by and between Dynacs and the Cerulean Members (the "Registration Agreement");

      (vii) That certain Pledge and Security Agreement, dated as of even date herewith, by and between Dynacs and Michael Bums (the "Pledge");

     (viii) That certain Non-Recourse Secured Promissory Note, dated as of even date herewith, by Michael Burns in favor of Dynacs (the "Note");

      (ix) That certain Right of First Refusal Agreement, dated as of even date herewith, by and between Dynacs and Michael Bums;

      (x) Those agreements, indentures, mortgages, leases, notes or other obligations or instruments certified to us to be a complete list of all agreements, indentures, mortgages, leases, notes or other obligations or instruments material to the business of the Company (the "Material Contracts"); and

      (xi) Such other documents as we have deemed necessary or appropriate in order to render this Opinion.

      For purposes of this Opinion, the Exchange Agreement, the Shareholders Agreement, the Registration Agreement, the Pledge and the Note are collectively referred to herein as the "Ancillary Agreements."

      In connection with the examination we undertook for purposes of rendering this Opinion, we have assumed, without investigation or inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In addition, without any independent investigation or inquiry, we have assumed that (a) all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder (other than the power and authority as a limited liability company of the Company to enter into the Agreement), (b) such documents were duly authorized by all requisite action, corporate or other (other than due authorization of the Agreement by the Company) (c) all such documents were duly executed and delivered by all Persons which are a party thereto and are valid, binding and enforceable obligations

Dynacs Engineering Company, Inc.
___________, 1999
Page 3

of such Persons (other than the due execution of the Agreement by the Company and the validity, binding effect or enforceability of the Agreement and the Ancillary Agreements against the Company and the Cerulean Members), and (d) all statements, representations and warranties of all parties to each of such documents are true, correct and complete in all respects as of the date made and as of the Closing, or in the case of any representations and warranties which address matters only as of a particular date, as of such date.

      As to the truth and accuracy of all factual matters which are material to this Opinion, we have relied, without investigation or inquiry, solely upon certificates or other comparable documents of officers, stockholders or other representatives of the Company (the "Officer Certificates"), certificates of governmental agencies and upon the representations and warranties of each of the parties to the Agreement and upon the relevant facts stated therein, all of which we have assumed to be true and complete in the absence of actual knowledge to the contrary.

      Whenever the phrase "to our knowledge," "known to us" or words of similar import, appears in this Opinion, it means that, unless otherwise expressly stated herein, (a) we have relied exclusively on the review of the documents described in paragraphs (i) through (xi) above and the Officers' Certificates referred to above, (b) we have made no examination of public records (including, without limitation, the plaintiff or defendant indices of state and federal courts), whether or not examination or investigation might otherwise be reasonable or prudent and (c) no attorney (1) who has participated in representing the Company during the last twelve months and (2) who is currently employed by or is a member of this firm has any conscious awareness of facts which indicates that any of the opinions contained herein which are made to our knowledge are untrue. Unless otherwise expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts or other information and no inference as to the existence or absence of such facts should be drawn from our representation of the Company. Whenever the phrase "to our knowledge," "known to us" or words of similar import appears at the beginning of a sentence herein, it shall be construed to apply to and to modify every word, phrase and clause of that sentence.

      Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof we are of the opinion that:

1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority as a limited liability company to own, lease and operate its properties and to carry on its business as, to our knowledge, it is now being conducted.

2. The Company is duly qualified or licensed and in good standing as a foreign company under the laws of each jurisdiction in which the Company has certified to us that it owns or leases real property or permanently maintains offices or employees, except

Dynacs Engineering Company, Inc.
____________,  1999
Page 4

where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, taken as a whole.

3. The Company has the requisite power and authority as a limited liability company to enter into the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement has been duly authorized by the Company constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Agreement and the Ancillary Agreements to which they are parties constitute the legal, valid and binding obligation of the Cerulean Members, enforceable against the Cerulean Members in accordance with their terms.

5. No order, authorization, consent or approval of or registration, declaration or filing with any state or federal governmental authority or agency is required to be filed by the Company or the Cerulean Members in connection with the Agreement and the Ancillary Agreements to which they are a party, or the consummation by the Company or the Cerulean Members of the transactions contemplated thereby.

6. The execution, delivery and performance of the Agreement by the Company, compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not (a) result in any violation of the Certificate of Formation, or (b) result in a material breach or violation of any of the terms and provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, (i) any Material Contract, or (ii) to our knowledge, any material order, writ, decree or ruling of any court, government or governmental agency or body having jurisdiction over the Company which is applicable to the Company or any of its respective properties or operations.

      Our opinion set forth in Paragraph 1 above that the Company is validly existing and in good standing under the laws of the State of Delaware is given as of the dates set forth below and it is based solely upon:

      (a) the Certificate of Formation;

      (b) a letter of good standing with respect to the Company from the Secretary of State of the State of Delaware, dated July 15, 1999; and

      (c) an oral bringdown of good standing with respect to the Company from the Secretary of State of the State of Delaware, obtained ___________, 1999.

      With respect to our opinion set forth in Paragraph 1 above, that the Company has the "power and authority as a limited liability company" to take certain action, we interpret that phrase to mean that the action would not be ultra vires with respect to the Company. The opinions with respect to "power and authority as a limited liability

Dynacs Engineering Company, Inc.
____________,  1999
Page 5

company" of the Company do not, however, extend to any other federal, state or local authorizations or approvals.

      As to our opinion set forth in Paragraph 3 above, we do not opine as to, and we have not reviewed or examined:

      (a) any local, municipal, county, district or regional law, statute, order, decree, administrative record, policy, procedure, guideline, rule, requirement, regulation or notice; or

      (b) any policy, procedure, guideline, rule, requirement or regulation that is privileged, confidential, internal, unpublished, or not of public record or widely disseminated at the date of this opinion.

      Our opinions set forth in Paragraph 3 and 4 hereof are further subject to the following qualifications:

      (a) enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or the appointment of a receiver or conservator pursuant to state or federal laws;

      (b) the availability of equitable remedies, specific performance and injunctive relief is subject to the discretion of the court before which any proceeding therefor is brought;

      (c) the enforceability of certain covenants may be limited to the extent that the court before which any proceeding for the enforcement thereof is brought concludes that such enforcement would be unreasonable, unconscionable or unnecessary for the protection of the parties to such agreement under existing circumstances;

      (d) enforcement of certain rights may be unavailable if any of the parties seek to enforce their rights other than in good faith and in a manner in which it is commercially reasonable to do so;

      (e) rights to indemnity may be limited by applicable laws or the public policy underlying such laws;

      (f) waivers of statutes of limitations, notice, jury trial and due process may contravene public policy and statutory and case law, and therefore may be unenforceable;

      (g) contractual provisions waiving broadly or vaguely stated rights or unknown future rights, and/or provisions that rights or remedies are not

Dynacs Engineering Company, Inc.
____________,  1999
Page 6

            exclusive, that every right and remedy is cumulative and may be exercised in addition to or together with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others, may be unenforceable; and

      (h) enforceability may be subject to or limited by the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

      With your consent, we have not opined as to any issues other than those expressly set forth herein. In rendering this Opinion, we have reviewed the Report of the Committee on Corporations Regarding Legal Opinions in Business Transactions (1989), prepared by members of the Committee on Corporations of the Business Law Section of the State Bar of California (the "Report"), and intend that the terms used herein have the meaning ascribed to them in the Report. In rendering this Opinion, our review has been limited to laws, rules and regulations currently in effect which we believe (based on our experience with similar transactions) should be applicable to those transactions contemplated by the Agreement, and we have not made any special investigation concerning any other law, rule or regulation.

      We have not been requested to opine, and we have not opined, as to any matters other than those expressly set forth herein. This Opinion extends only to questions of the law of the State of California, the federal law of the United States of America, and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws or the law of any other jurisdiction. We are attorneys licensed to practice law in the State of California and we do not purport to be experts as to the law of any jurisdiction other than the State of California and the federal law of the United States of America. We note that the Agreement and certain of the Ancillary Agreements purport to be governed by the laws of the State of Florida. For purposes of this Opinion, we have assumed that the laws of the State of Florida are identical to the laws of the State of California.

      The opinions expressed herein are subject to statutory, regulatory and case law developments after the date hereof. With your consent and concurrence, this Opinion is limited to facts and applicable law in existence as of the date hereof and we do not undertake and expressly disavow any duty or obligation to advise you of any change in facts or applicable law after the date hereof, whether or not relating to the specific issues addressed in this Opinion, and you may not rely upon us in any respect with regard to continuing advice concerning changes in applicable law or facts after the date of this Opinion.

      This Opinion is solely for your benefit in connection with the Agreement and the transactions contemplated thereby, and this Opinion is not to be circulated or quoted or

Dynacs Engineering Company, Inc.
____________,  1999
Page 7

otherwise relied upon by you for any other purposes or by any other person without our prior written consent.

                                        Respectfully submitted,

                                        TROOP STEUBER PASICH
                                        REDDICK & TOBEY, LLP

                                    EXHIBIT J
                                       to
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                      FORM OF OPINION OF COUNSEL TO DYNACS

                                           August 13, 1999

Michael Burns
Wiliam Dallas
Jon Feltheimer
Offense Group Associates, L.P.
c/o Michael Burns, Member Representative
Prudential Securities
2049 Century Part East, Suite 1200
Los Angeles, California 90067

            Re: Dynacs Engineering Company/Acquisition of Cerulean (10871-0202)

Ladies and Gentlemen:

      We have acted as counsel for Dynacs Engineering Company, Inc., a Florida corporation ("Dynacs"), and Cerulean FXs, Inc., a Florida corporation ("FXS"), in connection with the contributon to FXS by Dynacs of all the outstanding shares of capital stock of Dynacs Digital Services, Inc., a Delaware corporation ("Digital"), and a wholly-owned subsidiary of Dynacs, and the contribution to FXS by the several members (the "Cerulean") of Cerulean Colorization, LLC, a Delaware limited liability company ("Cerulean Members") of all their membership interests in Cerulean (the "Cerulean Membership Interests"), pursuant to that certain Contribution and Exchange Agreement (the "Agreement"), dated as of August 12,1999, by and among Dynacs, FXS, Cerulean and the Cerulean Members. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. We are rendering this opinion to you pursuant to Section 8.11 of the Agreement.

      In connection herewith, in our capacity as counsel to Dynacs and EMS, we have examined, among other things, the originals or copies, certified or otherwise, and identified to our satisfaction as being true copies of the following:

      i. the Restated Articles of Incorporation of Dynacs, as filed with the Secretary of State of the State of Florida on August 11, 1999 (the "Dynacs Articles");

      ii. the Articles of Incorporation of FXS, as filed with the Secretary of State of the State of Florida on April 14, 1999 (the "FXS Articles");

      iii. the Bylaws of Dynacs, as in effect on the date hereof (the "Dynacs Bylaws");

      iv. the Bylaws of FXS, as in effect on the date hereof (the "Dynacs Bylaws");

      v. the Certificate of the Secretary of State of the State of Florida dated June 22, 1999 attesting to the good standing of Dynacs in the State of Florida;

      vi. the Certificate of the Secretary of State of the State of Florida dated June 22, 1999 attesting to the good standing of FXS in the State of Florida;

      vii.  the Agreement;

      viii. that certain Exchange Agreement, dated as of even date herewith, by and between Dynacs, Dr. Ramendra Singh and the Cerulean Members (the "Exchange Agreement")

      ix. that certain Shareholders Agreement, dated as of even date herewith, by and among the Cerulean Members, Dynacs and the several capital stockholders of Dynacs (the "Shareholder Agreement")

      x. that certain Registration Agreement dated as of even date herewith, by and between Dynacs and the Cerulean Members (the "Registration Agreement")

      xi. that certain Pledge and Security Agreement, dated as of even date herewith, by and between Dynacs and Michael Burns (the "Pledge");

      xii. that certain Right of First Refusal Agreement, dated as of even date herewith (the "Right of First Refusal Agreement"), by and between Dynacs and Burns;

      xiii. that certain Employment Agreement, dated as of even date herewith (the "Employment Agreement"), by and between Cerulean and Tracy Pearce;

      xiv. that certain Non-Recourse Secured Promissory Note, dated as of even date herewith, by Michael Burns in favor of Dynacs (the "Note");

      xv. those agreements, indentures, mortgages, leases, notes or other obligations or instruments certified to us to be a complete list of all agreement, indentures, mortgages, leases, notes or other obligations or instruments material to the business of Dynacs and/or FXs; and

      xvi. such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

For purposes of this opinion, the Agreement, the Shareholders Agreement, the Exchange

Agreement, the Registration Agreement, the Pledge, the Right of First Refusal Agreement and the Employment Agreement are collectively referred to herein as the "Transaction Documents".

      In our examination, we have assumed the genuineness of all signatures (except those of Dynacs and FXs), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of Dynacs contained in the Agreement, and upon a certificate of the President of Dynacs attached hereto as Annex A and a certificate of the President of FXS attached hereto as Annex B, but without any further independent investigation. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have assumed that such representations and warranties, and such certifications and assurances are true, correct and complete, and do not have any knowledge that such representations and warranties, and such certificates and assurances are not true, correct and complete. For purposes of our opinions in paragraph I below as to the good standing of Dynacs and FXS in the State of Florida, we have relied solely upon the certificates described in clauses (v) and (vi) above.

      As used in this opinion, the expression "to our knowledge" with reference to manners of fact means that, after an examination of documents made available to us by Dynacs and FXS and based on our knowledge, as qualified below, and further based on the representations and warranties of Dynacs in the Agreement, and upon a certificate of the President of Dynacs attached hereto as Annex A and a certificate of the President of FXS attached hereto as Annex B, but without any further independent factual investigation (it being understood that you and we have agreed that we have no express or implied obligation to conduct any such independent factual investigation), we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Dynacs and FSX Except to the extent expressly set forth hereinabove, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Dynacs and FXS or the rendering of the opinions set forth below.

      In rendering the opinions expressed herein, we have also assumed (i) the due authorization of the Transaction Documents by all parties thereto other than Dynacs and FXS, (ii) that all parties to the Transaction Documents other than Dynacs and FXS have the full power and legal right to enter into the Transaction Documents and to consummate the transactions contemplated thereby and the Transaction Documents are enforceable against such parties in accordance with their terms, (iii) that all parties to the Transaction Documents other than Dynacs and FXS have duly executed and delivered the Transaction Documents, and
(iv) that all parties to the Transaction Documents other than Dynacs or FXS will fully and completely perform their respective obligations under the Transaction Documents.

      We are members of the bar of the State of New York and we do not herein express any opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America. We recognize that the Transaction Documents are governed by the laws of the State of California;

therefor, insofar as our opinions in paragraph 2 below pertain to matters of the laws of the State of California (the "California Law"), we have assumed, with your consent, that the California Law is identical in all respects to the appropriate laws of the State of New York. Insofar as our opinions below pertain to matters of the laws of the State of Florida, we have relied solely on the opinions of Lentz & Fair, PA., Florida counsel to Dynacs and FXs, and our opinions expressed herein as to such laws are qualified by the exceptions and other qualifications stated in such opinions of Lentz & Fair, P.A.

      Certain of the opinions rendered herein are qualified by the discussion following the numbered paragraphs in our opinion.

      Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

      1. Each of Dynacs and FXS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of Dynacs and EMS has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Dynacs and its subsidiaries, taken as whole, or FXs.

      2. Each of Dynacs and FXS has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of Dynacs and FXS. The Transaction Documents to which each of Dynacs and FXS is a party have been duly executed and delivered by each of Dynacs and FXS, as the case may be, and constitute the valid and binding obligations of each of Dynacs and FXS, as the case may be, enforceable in accordance with their terms.

      3. No order, authorization, consent or approval of, or registration. declaration or filing with any state or federal governmental authority or agency is required in connection with the Transaction Documents or the consummation by Dynacs or FXS of the transactions contemplated thereby.

      4. The execution, delivery and performance of the Transaction Documents by Dynacs, compliance by Dynacs with all the provisions thereo, and the consummation of the transactions contemplated thereby will not (a) result in any violation of the Dynacs Articles or the Dynacs Bylaws, or (b) to our knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, (i) any of the Material Contacts of Dynacs or any of its Subsidiaries or (ii) any material order, writ, decree or ruling of any court, government or governmental agency or body having jurisdiction over Dynacs or any of its Subsidiaries which is applicable to Dynacs or any of its Subsidiaries or any of their respective properties or operations.

      5. The 100,000 shares of FXS Common Stock issued pursuant to the Agreement (the "FXS Shares") have been duly and validly authorized and, upon issuance in accordance with the

Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability to third parties solely by reason of being holders thereof. The FXS Shares are not subject to any statutory preemptive right under the laws of the State of California or, to our knowledge, any contractual preemptive right.

      6. Those shares of Dynacs Common Stock, which are to be issued to the Cerulean Members pursuant to the Exchange Agreement (the "Dynacs Shares"), have been duly and validly authorized and, upon issuance in accordance with the Exchange Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability to third parties solely by reason of being holders thereof. The Dynacs Shares are not, and when issued in accordance with the Exchange Agreement, will not be, subject to any statutory preemptive right under the laws of the State of California or, to our knowledge, any contractual preemptive right.

      7. The authorized capital stock of Dynacs consists of 10,000,000 shares, all of which have been designated common stock, par value 3.001 per share. There are 4,453,750 shares of common stock of Dynacs issued and outstanding. All of the outstanding shares of common stock of Dynacs are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any statutory preemptive right under the laws of the State of Florida or, to our knowledge, any contractual preemptive right.

      8. The authorized capital stock of FXS consists of 100,000 shares, all of which have been designated common stock, par value $.01 per share. Upon issuance of the FXS Shares in accordance with the Agreement, there will be 100,000 shares of common stock of FXS issued and outstanding.

      Our opinions set forth in paragraph 2 above, with respect to the enforceability of the Transaction Documents or provisions thereof, are limited by the following:

      a.    principles of public policy;

      b. the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

      c. the effect of procedural due process, general principles of equity including without limitation, principles of commercial reasonableness, good faith, and fair dealing, whether such enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, including the court's failure or refusal to enforce provisions of agreements or documents if enforcement thereof is based upon defaults or breaches which are immaterial to the ultimate performance contemplated thereby or for other reasons deemed equitable by the court;

      d. we express no opinion regarding the availability of the remedy of specific performance, injunctive relief or of any other equitable remedy or relief to enforce any right under any agreement or document; and

      e. we express no opinion as to the enforceability, in any particular circumstance, of any provision of the Transaction Documents which provides for the severability of illegal or unenforceable provisions.

      In addition, we express no opinion with respect to the applicability of Hart-Scott-Rodino to the transactions contemplated by the Transaction Documents or any filings required in connection therewith.

      This opinion is solely for your benefit and, without our prior written consent, shall not be quoted in whole or in part, summarized or otherwise referred to, relied upon or filed with or supplied to any other person or entity. We assume no obligation to supplement or update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in any laws or court decisions which may hereafter occur. We do not render any opinion by implication or any opinion with respect to matters other than those expressly set forth above.

                                        Sincerely yours,

                                        Frankfurt, Garbus, Klein & Selz, P.C.

                                        By:
                                           ----------------------------------
                                           Gary A. Schonwald

                       [LETTERHEAD OF LENTZ & FAIR, P.A.]

Frankfurt, Garbus, Klein & Selz
499 Madison Avenue
New York, NY 10022

RE: Dynacs Engineering Company/Acquisition of Cerulean

Dear Sirs:

      Lentz & Fair, P.A. ("Lentz") has been retained as counsel for Dynacs Engineering Company, Inc., a Florida corporation ("Dynacs"), and Cerulean FXs, Inc., a Florida corporation ("FXs"), for the sole purpose of rendering the opinions contained herein to Frankfurt, Garbus, Klein & Selz ("Frankfurt"), New York counsel to Dynacs and FXs, which opinions will be relied upon by Frankfurt in its rendering of opinions to Michael Bums, William Dallas, Jon Feitheimer and Offense Group Associates, L.P. (collectively, the "Cerulean Members") pursuant to Section 8.11 of that certain Contribution and Exchange Agreement, dated as of August 12, 1999, by and among Dynacs, FXs, Cerulean Colorization, L.L.C., a Delaware limited liability company ("Cerulean") and the Cerulean Members (the "Agreement"), Except for the sole purpose of rendering the opinions contained herein, Lentz did not represent any of the parties in the above-mentioned transaction or advise any of the parties as to their rights in or for this transaction, nor review any document not listed below.

      All capitalized terms used herein not defined herein shall have the meanings given such terms in the agreement.

      Lentz has neither addressed nor given any opinion as to any issue opined by Frankfurt unless expressly set forth herein. No opinion asserted by Lentz may be construed as broader in scope than the express language of said opinion whether or not said opinion is contended to be incomplete, inadequate, subject to interpretation, or part of a larger issue, circumstance, case or allegation.

      In connection herewith, in Lentz's capacity as counsel to Dynacs and FXs, we have examined the originals or copies of the following documents:

      (1) The Amended Articles of Incorporation of Dynacs as filed with the Secretary of State of the State of Florida on August 11,1999 ("Dynacs Articles");

Frankfurt, Garbus, Klein & Selz
Page 2


      (2) The Articles of Incorporation of FXs, as filed with the Secretary of State of the State of Florida on April l4, 1999 ("FXs Articles");

      (3)   The Bylaws of Dynacs in effect on the date hereof ("Dynacs Bylaws");

      (4)   The Bylaws of EXs in effect on the date hereof ("FXs Bylaws");

      (5) The Certificate of the Secretary of the State of Florida dated June 21, 1999 attesting to the good standing of Dynacs in the State of Florida;

      (6) The Certificate of the Secretary of the State of Florida dated July 28, 1999 attesting to the good standing of FXs in the State of Florida;

      (7) The Opinion Letter of Frankfurt dated as of the date hereof, with enclosures listed below and identified as (7) (i) through (7) (ii):

            (i)   Annex A to the opinion of Frankfurt;

            (ii)  Annex B to the opinion of Frankfurt;

      (8) Consent To Action In Lieu Of A Special Meeting Of The Board Of Directors of Dynacs;

      (9) Consent To Action In Lieu Of A Special Meeting Of The Board Of Directors of FXs;

      (10)  Consent To Action In Lieu Of A Meeting Of The Shareholders of
            Dynacs;

      (11)  Assignment and Transfer Agreement;

      (12)  The Certificate Representations and Warranties of Dynacs and FXs;

      (13)  Shareholders' Agreement;

      (14)  Registration Agreement;

      (15)  Exchange Agreement;

Frankfurt, Garbus, Klein & Selz
Page 3

      (16)  First Refusal Agreement; and

      (17)  Security Agreement.

      For the purpose of rendering this opinion, the Agreement, the Shareholders Agreement, the Registration Agreement, the Exchange Agreement, the First Refusal Agreement, and the Security Agreement are collectively referred to herein as the "Transaction Documents."

      As to the various questions of fact material to this opinion, Lentz has relied upon the representations and warranties of Dynacs contained in the documents listed above but without any further independent investigation. In addition, Lentz has obtained and relied upon such certificates and assurances from public officials as Lentz has deemed necessary.

      Lentz has assumed that such representations and warranties and such certifications and assurances are true, correct and complete and Lentz has no knowledge that such representations and warranties and such certificates and assurances are not true, correct and complete.

      As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of the documents listed above provided to us by Frankfurt on behalf of Dynacs and FXs, based on our knowledge, as qualified below, and based on the representations and warranties of Dynacs, a Certificate of the President of Dynacs listed as one of the documents we have reviewed above, and a Certificate of the President of FXs listed as one of the documents reviewed above, but without any further independent factual investigation (it being understood that Lentz and Frankfurt have agreed that Lentz has no express or implied obligations to conduct any such independent and factual investigation), we find no reason to believe that the opinions expressed herein are factually incorrect, Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of Lentz who have worked on matters for Dynacs and FXs. Except to the extent expressly set forth herein, Lentz has not undertaken any independent investigation to determine the existence or absence of any fact and no inference as to Lentz's knowledge of the existence or absence of any facts should be drawn from Lentz's representation of Dynacs and FXs or the rendering of the opinion set forth below.

      The attorneys of Lentz are members of the Bar of the State of Florida and do not herein express any opinion as to any matters governed by any laws other than the laws of the State of Florida.

      Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

      (1)   Each Dynacs and FXs have all requisite corporate power and

Frankfurt, Garbus, Klein & Selz
Page 4

            authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated therein. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action on the part of each of Dynacs and FXs.

      (2) On July 14, 1998, Lent was informed by the Deputy Director of the Small Business Administration ("S.B.A.") in Miami, Florida that Dynacs' application for approval of the transaction contemplated between Dynacs and Cerulean had been approved by the Administrator. Such notification was oral but Lentz was informed that written confirmation of the approval of this action will be forthcoming within a "reasonable amount of time." Neither Lentz nor, to our knowledge, Dynacs has received written authorization for the approval of this transaction as of the date of this opinion. Other than S.B.A. approval, there is, to our knowledge, no other order, authorization, consent, approval, registration, declaration or filing with any Florida authority or agency as required in connection with the Transaction Documents or the consummation by Dynacs or FXs of the transactions contemplated thereby.

      (3) One hundred thousand (100,000) shares of FXs common stock with a par value of 3.01 per share ("the FXs shares") have been duly and validly authorized and, upon issuance in accordance with the Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability to third parties solely by reason of being shareholders thereof. The FXs shares are not subject to any statutory preemptive right under the laws of the State of Florida.

      (4) The authorized capital stock of Dynacs consists of ten million (10,000,000) shares, all of which have been designated common stock, with a par value of $.001 per share. There are four million four hundred fifty three thousand seven hundred fifty (4,453,750) shares of common stock of Dynacs issued and outstanding. All of the outstanding shares of Dynacs are duly authorized, validly issued, fully paid, and non-assessable.

      (5) Those shares of Dynacs' common stock, which are to be issued to the Cerulean Members pursuant to the Exchange Agreement

Frankfurt, Garbus, Klein & Selz
Page 5

            (the "Dynacs Shares"), have been duly and validly authorized and, upon issuance in accordance with the Exchange Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability to third parties solely by reason of being shareholders thereof. The Dynacs Shares, when issued in accordance with the Exchange Agreement, are not subject to any statutory preemptive right under the laws of the State of Florida.

      This opinion is solely for your benefit and the benefit of the Cerulean Members, may be relied upon by you in rendering opinions to the Cerulean Members in connection with the Agreement, and may be incorporated by reference into the opinion letter rendered by you to the Cerulean Members. Except as set forth in the immediately preceding sentence, without Lent's prior written consent, this opinion letter shall not be quoted in whole or in part, summarized or otherwise referred to, relied upon, filed with or supplied to any other person or entity. We do not opine on the enforceability of the Transaction Documents or any other such documents, nor the consummation of the transaction contemplated by any such documents, as it is our understanding that such opinion will be furnished by Frankfurt. We assume no obligation to supplement or update this opinion to reflect any facts or circumstances which may hereafter come to Lentz's attention or any changes in any laws or court decisions which may hereafter occur.

Sincerely yours,

LENTZ & FAIR, P.A.

H.  James Lentz
Attorney at Law

HJL/psh

pc:  Ms. Judy Hess

                                   SCHEDULE I
                                       TO
                       CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of August 12, 1999

                           MEMBER DISCLOSURE SCHEDULE

                               NOTHING TO DISCLOSE